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EXHIBIT 10.21

MASTER SERVICES AGREEMENT

This Master Services Agreement (the “Agreement”) is made by and between T-MOBILE USA, INC., a Delaware corporation, (“T-Mobile”), and DANGER, INC., a Delaware corporation (“Danger”), and is effective as of June 1, 2005 (the “Effective Date”).

BACKGROUND

Danger and T-Mobile entered into an Operations and Marketing Agreement dated October 16, 2001 and amendments to that agreement (collectively, the “Original Agreement”);

Due to the evolution of the parties’ relationship, the parties agree that the Original Agreement needs to be terminated and a new agreement established to govern the parties relationship going forward;

AGREEMENT

1. DEFINITIONS

1.1 “Active Subscriber” means a Subscriber who is billed by T-Mobile (e.g., has a rate plan that allows for use of the Danger Services) to receive Danger Services through the T-Mobile Network, and who has not been suspended from using the T-Mobile Network by T-Mobile.

1.2 “Approved Premium Content” means Premium Content that have been approved for commercial distribution to Subscribers by both T-Mobile and Danger in accordance with the testing and acceptance procedures described in Exhibit D.

1.3 “Basic Services” means those Danger Services offered to Subscribers as specified in Exhibit A, in addition to (i) all Upgrades and Enhancements to those Danger Services, and (ii) future new services that Danger includes at Danger’s sole discretion, and that T-Mobile accepts, as included in the Service Fee set forth in Section 10.1.

1.4 “Content” means audio and visual data, text, information, graphics and other materials or information.

1.5 “Danger System Data” means metrics, load statistics, Danger bandwidth usage, and any other information or data generated by the Danger System that relates to the performance of the Danger Services, except for all Subscriber Data, which is expressly excluded from Danger System Data.

1.6 “Danger Device” means a wireless handheld device, including without limitation any included hardware, accessories, or embedded firmware, that interacts with the Danger Service and for which Danger has approved the Danger Software and Danger Service functionality.

1.7 “Danger Premium Content” means Premium Content that is either developed by Danger or independently licensed by Danger from a third party, and that Danger offers to T-Mobile for T-Mobile’s distribution to Subscribers. Danger Premium Content will also be considered to be Danger Premium Services.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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1.8 “Danger Premium Services” means those Danger Services that Danger independently creates or obtains at its own cost as a new service and offers to T-Mobile for T-Mobile’s distribution to Subscribers at additional fees beyond the fees for the Basic Services.

1.9 “Danger Services” means the Content and services made available by Danger to T-Mobile, for T-Mobile’s distribution to Subscribers via the T-Mobile Network from time to time during the Term. The term “Danger Services” includes Basic Services and Danger Premium Services.

1.10 “Danger Software” means the software owned or licensed by Danger that resides on a Danger Device and that allows a Subscriber to access the Danger Services, T-Mobile Premium Services, and the T-Mobile Network from a Danger Device. The Danger Software does not include any software embedded in a Danger Device radio module.

1.11 “Danger Support Tool” means the customer care support tool that allows T-Mobile to access Danger’s data center via the Internet to manage Subscriber accounts.

1.12 “Danger System” means the computers and computer servers on which Danger hosts and maintains the Danger Services.

1.13 “Intellectual Property Rights” means all intellectual property rights throughout the world, whether existing under intellectual property, unfair competition or trade secret laws, or under statute or at common law or equity, including but not limited to: (i) copyrights, trade secrets, trademarks, trade names, patents, inventions, designs, logos and trade dress, “moral rights,” mask works, rights of personality, publicity or privacy, and any other intellectual property and proprietary rights; and (ii) any application or right to apply for any of the rights referred to in this clause; and (iii) any and all renewals, extensions and restorations thereof, now or hereafter in force and effect.

1.14 “Manufacturer(s)” means the third-party manufacturer(s) of Danger Devices and its/their authorized distributors. For example, Sharp Corporation and its authorized distributor UTStarcom (formerly AudioVox) are the current Manufacturers of Danger Devices.

1.15 “Major Release” means a new major release of the Danger Software (i.e. a change from software version 2.3 to v3.0).

1.16 “Premium Download Manager” or “PDM” means the client and server application (which is part of the Basic Services and Danger Software) that enables Subscribers to download Content, including Premium Content, to Danger Devices, and which is available to Subscribers through the main chooser menu on the Danger Device.

1.17 “Premium Content” means Content (whether client-only or network-based) that is made available to Subscribers for download via the Premium Download Manager to their Danger Devices, including, without limitation, games, ringtones, utility applications (e.g., calculator, world time clock, currency converter, etc.). Throughout the Term, the parties will maintain a spreadsheet of the Premium Content offered to Subscribers. Premium Content is not included with Basic Services.

1.18 “Prepaid Subscriber” means a Subscriber that T-Mobile has designated as “prepaid” when provisioned for the Danger Service.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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1.19 “Prepaid Account” means a Prepaid Subscriber’s account with T-Mobile in which a credit balance is maintained for use of T-Mobile service and/or Danger Service. Service Fees are deducted from the Prepaid Account balance as charges are incurred by the Subscriber.

1.20 “Prepaid Danger Service” means the Danger Service as provisioned for Prepaid Subscribers.

1.21 “Service Level Agreement” or “SLA” means the agreement setting forth the minimum service levels for provision of the Danger Service and for processing the reporting of outages, bugs, and other events that affect customers as set forth in Exhibit B.

1.22 “Specification” means a specification developed by Danger for a particular Danger Service or Danger Software release. The Specification for Danger Software release 2.3 and the Basic Services for such release is attached hereto as Exhibit A and incorporated by reference herein.

1.23 “Source Code” means software in human-readable language format as prepared and written by the programmer(s) who developed the applicable software, together with any build tools (e.g. compilers, linkers and other related tools), compile/link scripts, program comments, installation scripts and other documentation necessary for an ordinarily skilled programmer to recompile the same into fully functioning object code of the applicable software.

1.24 “Subscriber” means a T-Mobile subscriber who subscribes to, or otherwise is a T-Mobile authorized user of, the Danger Services over the T-Mobile Network using a Danger Device, including without limitation Prepaid Subscribers.

1.25 “Subscriber Data” means Personally Identifiable Information and Aggregate Information. “Aggregate Information” means information communicated or generated in connection with a Subscriber’s use of the T-Mobile Network, a Danger Device, or the Danger Services about habits, usage patterns (except as such patterns are included in Danger System Data), and/or demographics of Subscribers but does not indicate or reveal the identity of any particular Subscriber or identify a group of Subscribers as users of the T-Mobile Network, including without limitation data transmitted to any third party via the T-Mobile Network, the Danger Device, or the Danger Services; such information includes, without limitation, Subscribers’ selection of services or Content, particular information fields, alerts, triggers, and the like with respect to such services or Content, and other transaction-related information. “Personally Identifiable Information” means information communicated or generated in connection with a Subscriber’s use of the T-Mobile Network, a Danger Device, or the Danger Services, including without limitation data transmitted to any third party via the T-Mobile Network, the Danger Device, or the Danger Services about a Subscriber or group of Subscribers that allows such Subscriber(s) to be personally identified or identified as users of the T-Mobile Network; such information includes, without limitation, Subscriber name, Subscriber addresses, PCS numbers, device identification numbers, Mobile Subscriber Integrated Service Digital Network numbers (“MSISDN”), and Subscriber’s personally identifying transaction-related information.

1.26 “T-Mobile Marks” means those service marks, trademarks, tradenames, and slogans specifically designated by T-Mobile in its sole discretion for Danger’s use in connection with the activities contemplated in this Agreement.

1.27 “T-Mobile Network” means the wireless network owned or operated by T-Mobile.

1.28 “T-Mobile Premium Content” means Premium Content that is either developed by T-Mobile or licensed by T-Mobile from a third party. T-Mobile Premium Content is not included as Danger Services.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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1.29 “T-Mobile-Related Company(ies)” are those companies that (a) T-Mobile has an ownership interest in, (b) T-Mobile operates such company’s wireless network, (c) have an ownership interest in T-Mobile of greater than fifteen percent (15%) (“Parent Company”), (d) a Parent Company has an ownership interest in of greater than fifteen percent (15%) (“Sister Company”), or (e) a Sister Company has an ownership interest in of greater than fifteen percent (15%) (“Cousin Company”).

1.30 “T-Mobile Trial Program” means the trial service operated by Danger and configured exclusively for T-Mobile’s use and that is available to those people authorized by T-Mobile.

1.31 “Upgrades or Enhancements” means new versions, improvements, upgrades, updates, and bug fixes of any Danger Software. Upgrades or Enhancements may be indicated as Major Releases, “minor releases” (i.e. a change from v2.1 to v2.2) or “maintenance releases” (i.e. a change from v2.1.1 to v2.1.2) of the Danger Software.

2. ORIGINAL AGREEMENT. The parties agree that the Original Agreement shall be terminated as of the Effective Date but shall survive to govern the parties’ obligations as they arose prior to the Effective Date; provided however, the parties’ obligations regarding the Danger Software and the Danger Services for Sidekick II Danger Devices shall be governed by the terms and conditions of this Agreement.

3. SOFTWARE AND SERVICES DEVELOPMENT AND TESTING

3.1 Basic Services. At Danger’s sole cost and expense, Danger will develop and provide the Basic Services, which will include those functions set forth in Exhibit A, and those Basic Services added pursuant to this Agreement. Any deletion or addition to the Basic Services shall require the mutual written consent of the parties. Danger will, in accordance with Section 7.6, support and maintain the Basic Services for all Danger Devices; provided however, that Basic Services may not be “backwards compatible” with Danger Devices launched before such Basic Services were available. The parties shall use the Roadmap process, described in Section 3.4 below, to mutually agree on which Basic Services will be supported for different Danger Device models. Danger will continue to support the Basic Services for all future Danger Devices, as provided for herein.

3.2 Upgrades and Enhancements. At Danger’s sole cost and expense, Danger will make reasonable commercial efforts to continue to develop and enhance the Danger Software and the Danger Services. Danger will make available to T-Mobile a minimum of one (1) Minor Release of the Danger Software each year in accordance with the development and launch schedule presented in the Roadmap (defined below). Danger will also make available to T-Mobile in 2006 at least one (1) Major Release of the Danger Software. Danger will from time to time solicit product suggestions from T-Mobile as part of this process. Danger will use commercially reasonable efforts to provide bug fixes for the most recent versions of the Danger Software and the Danger Service as quickly as practicable. Response times for errors with the Danger Service are governed by the SLA and therefore, for any conflict between this Section and the SLA, the terms of the SLA will prevail. Upgrades or Enhancements to the Danger Software, including updates and upgrades to the Danger operating system, will be made available to T-Mobile at the earliest commercial availability at no additional cost to T-Mobile. All Upgrades and Enhancements to Danger Software must be tested and accepted in accordance with the procedures set forth in Sections 3.5. Notwithstanding the foregoing, the parties may mutually agree in writing to implement Upgrades and Enhancements without utilizing such acceptance procedures on a case-by-case basis.

3.3 Branding of Services. The Danger Software will be T-Mobile-branded and will contain no marks (other than T-Mobile Marks) except as mutually agreed, and in any event won’t contain any marks

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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competitive to T-Mobile or its affiliates. The software on Danger Devices purchased by T-Mobile will be “white-labeled” and will not contain any Danger Marks or other marks without T-Mobile approval. Notwithstanding the foregoing, the boot up screen for the Danger Software on the “Sidekick III” and “Sidekick Style” Danger Devices will contain Danger “ingredient” branding (e.g. “Powered by Danger”) as designated by T-Mobile. The parties shall discuss Danger ingredient branding for boot up screens for the Danger Software on other Danger Devices, but have not yet agreed on this matter. Danger may include an “about” page, or similar page, which will contain only the trademarks, service marks, and copyright notices about Danger and its licensors. Such page will be subject to T-Mobile’s prior written approval.

3.4 Roadmap.

(a) On a rolling [ * ] basis, delivered every quarter during the Term, Danger will provide for T-Mobile’s approval, a roadmap for new features, upgrades, and evolution of the Danger Service and Danger Devices (the “Roadmap”). The Roadmap will be presented in two parts: (1) “Hardware Platform,” which shall outline Danger Devices models and the Device Software and Danger Service development for such models and (2) “Services and Features,” which shall outline the development of Danger Service and Device Software features that are independent of hardware platform development. The Roadmap will detail features and upgrades that Danger is committed to deliver to T-Mobile. The Roadmap will also detail features and upgrades that Danger is planning to provide, but for which schedules and specifications are not yet finalized. The Roadmap will also detail features that Danger is investigating, but which are only at a concept stage. If Danger requests NRE for development of a feature, then T-Mobile shall be entitled to a [ * ] for such feature. Any such feature and associated [ * ] shall be discussed by the parties in the Roadmap process and must be mutually agreed upon in writing by the parties. In addition, if there are known third party royalties associated with particular features, the parties shall disclose such costs, discuss, and mutually agree which party shall bear such royalties prior to agreeing to add such features to the Roadmap. Such roadmap will [ * ] vis-à-vis other wireless network operators. The Roadmap as of the Effective Date is attached hereto as Exhibit E.

(b) Upon agreement by T-Mobile of the Roadmap, and unless otherwise agreed upon by the parties in writing, new features on the agreed upon Roadmaps will be made available to T-Mobile as part of the Monthly Service Fee (as defined below), and Danger will not charge any additional fees unless expressly agreed upon in writing by T-Mobile.

(c) For Roadmap items that T-Mobile wishes to expedite, or for features T-Mobile would like developed that are not on the Roadmap, the parties may mutually agree to have Danger perform special development projects. Amounts charged to T-Mobile for such additional development shall be at [ * ].

(d) Once per quarter, appropriate executives from Danger and T-Mobile shall discuss the Roadmap, agree upon the commitments in the Roadmap and review the parties’ progress in developing and deploying new features for the Danger Service and the Danger Software (the “Quarterly Roadmap Meeting’). The parties currently plan that such discussions shall include Danger’s Chief Executive Officer, Henry R. Nothhaft, and T-Mobile’s Sr. Vice President and Chief Development Officer, Cole Brodman, as well as appropriate representatives from Danger’s product management group, T-Mobile’s product realization group and the parties’ respective engineering organizations. The timing for such discussions shall be mutually agreed upon by the parties.

(e) Once per quarter, at least thirty (30) days prior to the Quarterly Roadmap Meeting, T-Mobile will provide Danger with a ranked list of a reasonable number of Software and

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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Features Roadmap items that are T-Mobile’s highest priorities (each a “T-Mobile Priority Item”). At the Quarterly Roadmap Meeting, the parties shall mutually agree to a realistic “Target Date” for delivery of a release candidate of such T-Mobile Priority Item to T-Mobile for testing. Upon such agreement, the T-Mobile Priority Item shall be deemed “committed” on the Roadmap. At the time the Target Date is set for each T-Mobile Priority Item, the parties shall also mutually agree to an “Early Date” and associated “Early Bonus,” and a “Late Date” and associated “Late Fee.” The Early Bonus and the Late Fee will be the same amount. If Danger delivers the release candidate for a T-Mobile Priority Item on or before the applicable Early Date, and that release candidate is Accepted by T-Mobile after testing without making substantive exceptions to the specification for the Services or the T-Mobile testing process, then T-Mobile shall pay Danger the Early Bonus within thirty (30) days of the Acceptance of the T-Mobile Priority Item. If Danger delivers the release candidate for a T-Mobile Priority Item after the Late Date, Danger shall pay T-Mobile the Late Fee within thirty (30) days of the Late Date. All schedules and mutually agreed upon Roadmap dates will be equitably adjusted for material delays caused by T-Mobile. In addition, at the time a T-Mobile Priority Item is committed on the Roadmap, the parties shall mutually agree on schedule-impacting, development dependencies for which third parties are responsible (each a “3rd Party Dependency”). If, through no fault of Danger, material delays result from 3rd Party Dependencies, the parties shall adjust the Roadmap schedules appropriately. Delays that may result from third parties that are not listed as a 3rd Party Dependency are the responsibility of Danger and will not result in adjustments to the Roadmap schedules.

(f) Custom Development of Roadmap Items. During the period from [ * ] to [ * ] T-Mobile agrees to spend up to [ * ] dollars ($[ * ]) (the “Development Fund”) for the purpose of supplementing the non-recurring engineering (“NRE”) funding for development of T-Mobile-specific features or applications, or for the acceleration of Roadmap items. Danger will increase its development resources in order to complete projects funded by the Development Fund. At the Quarterly Roadmap Meetings, the parties shall discuss which Roadmap items will be funded with Development Funds, the amount of NRE payments and the scope and schedule for each such item. In T-Mobile’s discretion, T-Mobile will identify which projects, and the schedule priority for such projects, that will be funded by the Development Fund. The parties shall mutually agree in writing to statements of work (SOW) that detail the specifications and schedule for each Roadmap item covered by this Section 3.4(f). All development work to be funded by the Development Fund will be at costs verifiable by T-Mobile. If Danger fails to deliver an acceptable release candidate of the Roadmap item by the scheduled date for that item, then T-Mobile will be responsible for [ * ] for that project, and if Danger fails to deliver an acceptable release candidate within sixty (60) days of the scheduled delivery date for that item (or such other mutually agreed upon time period), then T-Mobile will not be responsible for [ * ] for that project. Schedules in any SOW shall be equitably extended for delays attributable to T-Mobile. In each SOW, the parties shall also agree to [ * ] for the Roadmap item paid for with Development Funds.

3.5 Danger Premium Services. Danger will identify in the Roadmap Danger Services for which it desire to charge additional service fees. Upon mutual agreement by each party, any new Danger Services for which T-Mobile agrees to pay an additional service fee will be a Danger Premium Service.

3.6 Testing Procedures and Acceptance Process for Danger Software. This Section 3.6 applies to the testing and acceptance of all Danger Software, and all Upgrades or Enhancements to the Danger Software, except for Danger Premium Content, which is subject to the testing and approval process set forth in Exhibit D.

(a) At Danger’s cost and expense and prior to delivery to T-Mobile for testing, Danger (or the Manufacturer) will test each new Danger Software Upgrade or Enhancement to ensure that

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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the Danger Software complies with the requirements of this Section 3.6. The Danger Software must comply with (i) all material elements of the applicable Specification, (ii) Danger’s written guarantees, representations, and warranties for the Danger Software and Danger Service, and (C) applicable regulatory rules and other federal, state, and local legal requirements. The Danger Software shall be PTCRB approved against 3GPP Specifications. Upon request, Danger will answer T-Mobile’s reasonable questions about results of testing and testing methodology used in Danger’s testing of the Danger Software. Danger will provide T-Mobile with copies of all release notes pertaining to Upgrades and Enhancements of Danger Software. All such testing results, release notes and Danger Software provided to T-Mobile for testing or the T-Mobile Trial Program shall be treated as Confidential Information.

(b) The parties acknowledge that Manufacturers shall be responsible for ensuring that Danger Devices comply with (i) all required federal, state and local laws, rules, regulations, and codes in existence during the Term (including without limitation, FCC rules, regulations and requirements), as required by T-Mobile, and (ii) all required Internet standards, EIA/TIA, GSM, GSM NA, and ETSI standards and all other relevant industry specifications and standards, that are required because of the features provided for in the Service Specification.

(c) T-Mobile will use commercially reasonable efforts to promptly test each Danger Software Upgrade or Enhancement for compliance with the applicable Services Specifications, security, PTCRB requirements, market needs, and compatibility with the T-Mobile Network. Danger shall provide T-Mobile with reasonable assistance, including as appropriate, access to Danger’s facilities, to help T-Mobile conduct testing.

(d) Prior to introducing any Danger Software Upgrades or Enhancements, Danger will work with T-Mobile to develop a “target acceptance plan”, according to the prevailing test methodology used by T-Mobile at the time of the release. This will include the release of multiple Alpha (as applicable) and Beta versions of the software for early review by T-Mobile, and subsequently a “Release Candidate” release, which will pass through several iterations of testing, according to the T-Mobile methodology. T-Mobile testing process and minimal entrance criteria are documented in T-Mobile US PRD 30-38 “Test Requirements for Terminal Suppliers.”

(e) Feedback Regarding Prototypes of Danger Software. T-Mobile shall use commercially reasonable efforts to provide Danger with written comments as promptly as practicable regarding T-Mobile’s testing of the Danger Software as set forth in Section (c) above.

(f) Final Approval and Acceptance of Danger Software. After Danger’s delivery of a Release Candidate of the Danger Software, T-Mobile will use commercially reasonable efforts to promptly provide in writing either (i) an acceptance letter stating that T-Mobile has accepted the Danger Software for delivery to its Subscribers (“Acceptance”, “Accept” or “Accepted”), or (ii) a rejection letter that describes in reasonable detail why T-Mobile has not Accepted the Software. If T-Mobile has not issued an Acceptance letter for the Danger Software within sixty (60) days after Danger’s delivery of a Release Candidate of the Danger Software, or thirty (30) days after any fixes or upgrades have been applied to such final Release Candidate of the Danger Software, whichever date is later, and so long as any delay in Acceptance is not due to outstanding Danger Software issues of which T-Mobile has notified Danger in writing, then T-Mobile’s exclusivity set forth in Section 9.3 may be forfeited for that Danger Software at Danger’s discretion. If T-Mobile does not Accept a Danger Software Upgrade or Enhancement, the parties will use commercially reasonable efforts to resolve outstanding issues, unless T-Mobile does not wish to provide such Danger Software Upgrade or Enhancement.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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(g) Testing for Premium Content. Prior to making Premium Content available to a Subscriber, such Content must be tested and accepted in accordance with the process set forth in Exhibit D.

3.7 Testing of Danger Services. Prior to introducing any new customer facing features for the Danger Service, Danger will notify T-Mobile and the parties shall discuss the need for testing such that T-Mobile may test such new features. Prior to launching any new customer facing features, T-Mobile must accept such features. The parties will mutually agree on a schedule for such review and launch. Danger will provide T-Mobile a minimum of ten (10) business days’ prior notice of the implementation on the T-Mobile Trial Program of any update or revision to the Danger Service that contains the new feature and shall provide T-Mobile with release notes or other descriptions of such Danger Service update prior to implementation on the T-Mobile Trial Program. After Danger has placed such Danger Service on the T-Mobile Trial Program for T-Mobile’s testing for at least ten (10) days, Danger can [ * ] prior to receiving T-Mobile’s approval, unless the new Danger Service [ * ].

3.8 T-Mobile Assistance.

(a) Personnel Resources. T-Mobile shall assign a project manager to work with Danger throughout the testing and deployment process and on an ongoing basis.

(b) Data Network Access. T-Mobile will provide Danger access to T-Mobile’s appropriate data network test facilities as mutually agreed upon by the parties.

(c) On-Site Access. T-Mobile will provide Danger reasonable access to T-Mobile’s facilities and technical support at a Seattle/Bellevue, Washington location solely for Danger’s implementation of the Danger Services pursuant to this Agreement. Any access to T-Mobile’s premises, equipment, or technology is subject to T-Mobile’s sole discretion and may be conditioned upon security, confidentiality, and timing requirements established by T-Mobile.

(d) Test Plans, Results. Promptly following testing, T-Mobile shall provide Danger reasonable feedback regarding all test results for beta and commercial quality test cycles and reasonably detailed descriptions of bugs encountered and unexpected results.

4. OPERATION OF DANGER SERVICES

4.1 Operation of Danger Services.

(a) General. Except as otherwise provided in this Agreement, Danger, at its sole cost, will host and operate (itself, or by use of third parties) the Danger Service. Notwithstanding the foregoing, all T-Mobile Premium Content must be hosted by Danger unless expressly authorized by T-Mobile in writing. Except in the event of T-Mobile providing the Danger Services pursuant to Section 11.2 or Section 13, T-Mobile shall not assist or authorize any third party to operate the Danger Services, or any proprietary operating systems for use with Danger Devices; so long as Danger continues to provide the Danger Services to T-Mobile. Throughout the term of this Agreement, the Danger Service will be connected to the T-Mobile GGSN(s) via dedicated lines to two redundant points in the T-Mobile network. Danger will install, operate and maintain such dedicated lines at Danger’s sole cost; provided T-Mobile shall cooperate and make reasonable efforts to provide interconnection points at locations which offer the lowest possible cost to Danger. If T-Mobile initiates a move of point-of-presence (POP) that results in Danger incurring re-termination or other out-of-pocket costs, T-Mobile will reimburse Danger for such

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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costs. T-Mobile shall reasonably consider Danger’s suggestions for other interconnect methods that will reduce Danger’s costs.

(b) Service Level Requirements. Danger will ensure that, at all times, the quality of the Danger Service meets or exceeds the requirements and standards and trouble ticket process set forth in the Service Level Agreement set forth in Exhibit B.

(c) T-Mobile Provision of Danger Service. Throughout the Term, if, for any reason there is any substantial threat that the Danger Service will be interrupted or shut down, or the Danger Service is interrupted or shut down (except in the event of a force majeure event under Section 23.6), T-Mobile has the right, but not the obligation, to take any and all necessary steps to keep the Danger Service turned on and functional during such period of interruptions or shut down, including the right to access and use the Source Code (on the Danger premises or within the supervision of Danger personnel), for such limited period of time and strictly for the foregoing purposes, and Danger has an affirmative obligation to allow T-Mobile to take all necessary actions and shall cooperate fully in all respects with T-Mobile in its efforts to run and maintain the Danger Service at acceptable performance levels for such limited period of time. The parties agree that damages are an inadequate remedy to a breach of this Section and that T-Mobile may seek specific performance of this Section in the event of a breach by Danger of this Section 4.1(c) where such specific performance shall be enforced solely during the period of time until the Danger Service is no longer interrupted, shut down, or in imminent danger of being interrupted or shut down.

(d) Data Network. T-Mobile will make commercially reasonable efforts to provide access to wireless data networks in states not in T-Mobile’s footprint where possible through roaming agreements with other wireless carriers.

(e) Manager in Residence. T-Mobile has the right, but not the obligation, to have a “manager in residence” located at Danger to observe Danger’s operations and be a contact point for T-Mobile. T-Mobile will be responsible for all costs associated with this employee’s presence. Any access to Danger’s equipment, or technology is subject to Danger’s reasonable discretion and may be conditioned upon security, confidentiality, and timing requirements established by Danger.

4.2 Customer Support

(a) First Tier Support. T-Mobile, at its sole cost, will be responsible for providing, or arranging for the provision of, initial support services directly to Subscribers (including customer care for the T-Mobile Network; assistance with troubleshooting, set-up, and use of the Danger Services and Danger Software; and billing and account support) with respect to use of the Danger Services and Danger Software. Danger will not be obligated to provide initial support services (such as trouble shooting and assistance with set-up and use) directly to Subscribers with respect to the Danger Services or the Danger Device. Danger shall have no obligation to coordinate warranty processing, repair, and refurbishment services for Subscribers’ Danger Devices.

(b) Second Tier Support. If T-Mobile personnel experience any problems with the Danger Services or the Danger Devices or if T-Mobile receives questions or complaints from Subscribers regarding the Danger Services or Danger Devices (including issues relating to troubleshooting, set up, and use of the Danger Services and Danger Devices), Danger, at its sole cost, will provide support to T-Mobile to resolve any problems raised by T-Mobile, including, without limitation, by following the procedures set forth in the Customer Support SLA attached hereto as Exhibit C. T-Mobile’s customer support representatives that are trained for Danger Device support shall interact with and escalate issues

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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to Danger’s customer support team. Except as set forth in Section 4.2(a) above, or pursuant to the Customer Support SLA, Danger will not be obligated to provide support directly to Subscribers with respect to the Danger Services or the Danger Device; however, Danger may, at its option, upon the request of T-Mobile, have a Danger support person interact directly with a Subscriber when the Danger support manager deems it is the most effective manner to resolve a problem relating to the Danger Services or the Danger Device.

(c) Escalation.

(i) Danger will communicate incident resolution progress to T-Mobile and escalate its problem resolution efforts within the time limits specified in the SLA. In addition to the contacts set forth in the SLA, Danger will provide T-Mobile with a primary contact for all technical and service related issues that arise in connection with the Danger Services or Devices; provided, however, that T-Mobile may contact any other appropriate Danger personnel if T-Mobile so chooses.

(ii) Upon T-Mobile’s request, Danger shall make available within ten (10) business days, at T-Mobile’s offices, during normal business hours, the Danger program manager and other appropriate personnel to discuss the status of the Danger Services, the Danger Software and Danger’s compliance with this Agreement.

(d) Support Information. The parties shall work together to exchange information about customer support issues on a regular basis, at least once per calendar month. Danger shall provide T-Mobile with the Danger Support Tool to allow the T-Mobile’s customer support to access subscriber information stored in the Danger data center and file trouble tickets with Danger. T-Mobile will authorize the disclosure of RMA and Danger Device return information by Manufacturers to Danger.

(e) Customer Service Training. As mutually agreed upon by the parties, Danger will provide periodic “train-the-trainer” sessions for T-Mobile training personnel to enable such personnel to train T-Mobile’s customer care staff to provide first tier support for the Danger Services and Danger Devices. With T-Mobile’s prior permission, Danger customer care representatives may visit T-Mobile’s customer call center to offer guidance, training and observe T-Mobile’s customer care for the Danger Service and Danger Devices.

4.3 Danger Service Reporting.

(a) Danger Reporting to T-Mobile. Danger shall provide to T-Mobile written notice immediately upon the occurrence of the following events: (i) any manufacturing defect in the Danger Devices of which Danger is aware, (ii) any high severity bug or defect in the Danger Services or Danger Software of which Danger is aware, (iii) any legal action or threatened legal action involving the Danger Software, Danger Service, or Danger Device (of which Danger is aware) (iv) any breach or default of any material term in this Agreement, (v) Danger’s breach, or threatened breach of a material third party agreement related to the Danger Software or Danger Services, (vi) Danger’s inability to pay any invoices or money owed when such money is due, or (vii) any security breach or material loss of Subscriber Information.

(b) Service Reporting. Throughout the Term, on a monthly basis, Danger shall provide to T-Mobile within ten (10) business days of the end of the month, aggregate Subscriber usage information, and active days per Subscriber, in a form and substance to be mutually agreed upon by the parties, but in no event may Danger refuse to provide information that is readily available in Danger’s usual course of business. In addition, as part of the standard Roadmap process, Danger will work with T-

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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Mobile to prioritize and schedule the development of enhanced reporting capabilities that are requested by T-Mobile.

(c) T-Mobile Reporting to Danger. Throughout the Term, T-Mobile will provide to Danger monthly reports of new Subscriber activations, deactivations, cumulative Active Subscribers, and other data as reasonably requested by Danger and agreed upon by T-Mobile. All such data will be T-Mobile’s Confidential Information and Danger will treat such data as confidential pursuant to its confidentiality obligations in this Agreement, provided that Danger may use such data for purposes of financial reporting. T-Mobile shall provide to Danger written notice of (i) on a periodic basis, reports on the trends reported in bugs and defects of the Danger Devices or Danger Services, (ii) any legal action or threatened legal action involving the Danger Device or Danger Service, provided that such notice does not adversely affect T-Mobile in regard to any rights to indemnification, and (iii) T-Mobile’s breach, or threatened breach of any third party agreement to provide synchronization or instant messaging services if such breach or threatened breach will adversely affect Danger’s provision of Danger Software or Danger Services.

5. Premium Content and Instant Messaging.

5.1 Premium Content. The Premium Download Manager is the primary means by which to deliver Premium Content to Subscribers. Danger will host and maintain the Premium Download Manager as part of the Basic Services. The terms by which the parties shall offer Premium Content are set forth in Exhibit D.

5.2 Instant Messaging. T-Mobile may offer third-party instant messaging functionality via the Danger Service (e.g. AIM, Yahoo! Messenger) (each an “IM Service”). Danger shall be responsible for developing and maintaining the Danger Software and the Danger Service to support IM Services that the parties mutually agree to launch and support. As of the Effective Date, the parties have agreed to support AIM and Yahoo! Messenger. Additional IM Services may be offered via the Danger Service by mutual written agreement of the parties. T-Mobile shall be responsible for paying any license or other fees to the third-party IM Service providers related to the use of an IM Service so T-Mobile may provide the IM Services to Subscribers via Danger Services. Such fees shall be paid directly to the third-party IM Service providers at the rates negotiated by T-Mobile. For any IM Service that the parties mutually agree to offer via the Danger Service, Danger shall be responsible for paying any technology license fees, if any, to a third party IM Service provider. The continued offering of IM Services is conditioned upon each party having sufficient rights to offer each particular IM Service via the Danger Service and the Danger Device to Subscribers.

6. Prepaid Danger Service. The parties previously launched the Danger Service enabled for Prepaid Subscribers pursuant to the Service Specifications set forth in “Prepaid Services PRD” dated October 1, 2004 (the “PRD”). Any changes to the PRD shall require the mutual written agreement of the parties.

6.1 Ongoing Operations. Each party shall continue to maintain its technical systems in good working order to ensure the proper functioning and billing for the Danger Service for Prepaid Subscribers. In addition, each party shall use reasonable commercial efforts to provide a pre-production test environment so that they may test the impact of modifications and new releases of the Danger Service on Prepaid Subscribers. T-Mobile has provided Danger (at no charge) with 50 SIM cards provisioned for the Prepaid Danger Services solely for the testing and development of the Prepaid Danger Service for T-Mobile. Danger may only provide the SIM cards to Danger employees tasked with developing or testing the Prepaid Danger Service. Upon request, Danger will provide to T-Mobile the names of any Danger

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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employees that are using such SIM cards, and T-Mobile may require that such employees sign an agreement stating that such employee will only use the SIM card for the purpose of testing and development of the Prepaid Danger Service. If an employee leaves Danger, or if the employee is no longer involved with the development or testing of Prepaid Danger Services, then Danger will ensure that the employee no longer uses the SIM card and will notify T-Mobile if that SIM card has been provided to a different Danger employee. T-Mobile may request that SIM cards be returned to T-Mobile at any time with thirty (30) days written notice to Danger; provided however, in the event of such request, Danger shall not be responsible for any development or testing delays caused as a result and Danger may require T-Mobile to reimburse Danger for a mutually agreed upon number of replacement SIM cards needed for development and testing purposes. Danger will provide T-Mobile the following documentation for customer care support for the Prepaid Service: Danger Support Tool documentation and screen shots, frequently asked questions and training documentation.

6.2 Future Software and Prepaid Danger Services. Danger shall maintain the Danger Software so that Manufacturers may offer future Danger Device models that support Prepaid Subscribers. Danger will include support for Prepaid Subscribers in all new Danger Services, including all Upgrades and Enhancements. Danger will include in Prepaid Danger Services all Basic Services. However, if Danger requests NRE for development of the feature for the Prepaid Service, then the parties shall discuss Prepaid Danger Service support (and any NRE) for such feature in the Roadmap process, as set forth in Section 4.s

6.3 Service Level Agreement. The Prepaid Danger Service will comply with the Service Level Agreement and requirements set forth in Section 4.1(b) of the Agreement. Danger will use commercially reasonable efforts to have all provisioning requests sent by T-Mobile to Danger via the XML data exchanges responded to by Danger within one (1) second.

6.4 Premium Content for Prepaid Subscribers. Prior to Danger fulfilling a Prepaid Subscriber’s request to purchase Premium Content, Danger shall query the Prepaid Account via the interface mutually agreed upon by the parties to debit the Prepaid Account for the purchase amount of the Premium Content. If T-Mobile’s billing system confirms that the purchase amount was debited (i.e. sufficient funds existed in the Prepaid Account), Danger will fulfill the download request via the Premium Download Manager and will bill T-Mobile for a successful download. Danger will only bill T-Mobile for Successful Downloads of Premium Content in which Danger debits the Prepaid Account of the Prepaid Subscriber. A “Successful Download” is the occurrence of the successful delivery of a piece of Content to a Subscriber’s Danger Device. Danger will not bill T-Mobile (or will credit T-Mobile) for any unsuccessful downloads to Prepaid Subscribers. If T-Mobile’s billing system replies that insufficient funds exist in the Prepaid Account, Danger will not fulfill the download request and T-Mobile will not be billed. Danger will invoice T-Mobile for purchases of Premium Content by Prepaid Subscribers in the same manner as currently set forth in the Agreement. Prepaid Subscriber purchases of Premium Content during the first 24 hours of such Subscriber’s activation will be billed to T-Mobile irrespective of the fact that no Prepaid Danger Service Fee is due during the first 24-hour period following activation. Danger shall provide Premium Content reporting broken out between post-paid and Prepaid Subscribers in its invoices to T-Mobile.

6.5 Prepaid Subscriber Support. Support for Danger Services to Prepaid Subscribers shall be the same as that provided for all Subscribers per the terms of Section 4.2.

6.6 Prepaid Subscriber Billing and Reporting. A Prepaid Subscriber will be considered an Active Subscriber when he/she has sufficient credit in his/her account such that T-Mobile successfully debits that Prepaid Subscriber’s account for T-Mobile’s 24-hour data service fee. A successful debit to the Prepaid

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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Subscriber is determined by a confirmation from the T-Mobile Converged Charging Node (CCN) to Danger that the Prepaid Subscriber’s account has sufficient funds and has been charged for a 24-hour data service fee. Notwithstanding the above, for the first 24 hours in which a Prepaid Subscriber activates his/her Prepaid Danger Device, the Prepaid Subscriber will not be considered an Active Subscriber.

6.7 Prepaid Subscriber Reporting. Within ten (10) business days of the end of each month, T-Mobile will provide to Danger a report of that month’s total for Service Fees for Prepaid Subscribers. Such report shall include, at a minimum, the aggregate amount of Service Fees due and the following items by Subscriber: IMSI, MSISDN, and number of billable days (the “Prepaid Billing Report”). T-Mobile will pay Danger for such fees in accordance with Section 10. Danger shall only reimburse or credit T-Mobile for credits issued by T-Mobile for Service Fees for Prepaid Subscribers where such credits were issued as a result of overcharges or other errors caused by Danger that occur within the Prepaid Danger Service. Invoices for Service Fees regarding Active Prepaid Subscribers will be based upon the reports created by T-Mobile.

6.8 Prepaid Subscriber Deactivation. If a Prepaid Subscriber has not added funds to his/her Prepaid Account for a period of ninety (90) days after he/she has been denied access to the Danger Service for insufficient funds, T-Mobile shall send Danger a deactivation request. Danger shall continue to store such Prepaid Subscriber’s data for a period of sixty (60) days following T-Mobile’s deactivation request, after which Danger may deactivate the Prepaid Subscriber’s Danger Service account and delete all data for such account. Each month Danger will provide T-Mobile a list of Prepaid Subscriber accounts which have been at insufficient funds and/or suspended for at least 150 days. T-Mobile will use commercially reasonable efforts to review the list and respond to provide a list of the Prepaid Subscribers who may be deactivated.

7. DANGER DEVICES

7.1 Licenses. Danger will enter into license agreements with Manufacturers, whereby Danger will license to the Manufacturer rights necessary to manufacture and distribute the Danger Software on Danger Devices and provide reasonable technical assistance to Manufacturers.

7.2 Development and Testing. Danger will use reasonable efforts to support Manufacturers’ development of Danger Devices in accordance with specifications agreed upon in writing among Danger, Manufacturer and T-Mobile. Unless otherwise agreed to by the parties, Danger shall not be obligated to provide Danger Devices to T-Mobile for testing; rather T-Mobile shall obtain test devices from Manufacturers. T-Mobile shall use commercially reasonable efforts to require the Manufacturer to obtain any necessary agency, regulatory, and industry-required approvals for Danger Devices, including FCC, PTCRB, and other governmental or industry-required approvals. Pursuant to its agreements with Manufacturers, Danger agrees to provide assistance reasonably requested by Manufacturers for the Manufacturer to obtain such approvals.

7.3 Purchase Terms. If T-Mobile desires to purchase Danger Devices, T-Mobile shall purchase Danger Devices directly from Manufacturers. All Danger Device purchase terms, including without limitation, pricing, lead times, order fulfillment, and warranty servicing and post sales support shall be determined between T-Mobile and the Manufacturer.

7.4 Branding. The hardware for each Danger Device will be branded as agreed upon between T-Mobile and Manufacturer.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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7.5 Forecasts. At the beginning of every month, T-Mobile will provide Danger with a non-binding, rolling forecast of its projections for the acquisition of Subscribers during the next six (6) months. Such forecasts do not create a commitment for T-Mobile to purchase the Danger Devices or to acquire Subscribers in any manner in the time period specified in such forecast.

7.6 Device Software and Service Support and Maintenance. Danger shall provide maintenance Upgrades or Enhancements for Danger Devices for [ * ] (the “Support Period”). Danger shall also support and maintain the Danger Services for each particular Danger Device model for the duration of the Support Period. Danger shall make new features and functions available for Danger Devices via Upgrades and Enhancements only for a period of [ * ].

8. SALES AND MARKETING

T-Mobile will use reasonable efforts to distribute and market Danger Devices and Danger Services within T-Mobile’s wireless service footprint in the continental United States. T-Mobile at all times may decide, in its sole discretion, how the Danger Devices and Danger Services are to be marketed, sold, offered, and distributed under this Agreement. T-Mobile makes no representations or guarantees regarding maximum sales, projected revenues, or expected profits in relation to the Danger Device or Danger Services.

9. [ * ].

9.1 [ * ] Subject to the terms and conditions of this Agreement, Danger hereby grants to T-Mobile the [ * ] (as defined below) to [ * ] Danger Device (anticipated to be [ * ] and [ * ] expected to [ * ] in the United States. Danger may not support or authorize any other [ * ] [ * ] with a [ * ] that is [ * ], including without limitation Danger Devices that [ * ]. [ * ] T-Mobile acknowledges that Danger does not control all rights in such Danger Devices, and therefore, such exclusivity shall be limited to areas within Danger’s control. T-Mobile may work with the applicable Manufacturers to obtain additional [ * ] with respect to such Danger Devices. For [ * ], T-Mobile’s [ * ] rights hereunder shall be subject to the following conditions: (a) T-Mobile [ * ] within [ * ], such [ * ] by T-Mobile (the [ * ] period shall be [ * ] T-Mobile); and (b) T-Mobile [ * ] of at least [ * ].

9.2 [ * ] [ * ]. Subject to the terms and conditions of this Agreement, Danger hereby grants to T-Mobile an [ * ] to [ * ] any [ * ] for a [ * ] (each a “[ * ]”) before such [ * ] with any [ * ]. The [ * ] shall be triggered upon Danger’s delivery to T-Mobile of a written, actionable proposal that includes [ * ] and [ * ] for a new [ * ] with a preliminary [ * ]. T-Mobile shall have a [ * ] period from the [ * ] and to provide written notice to Danger whether it wishes to exercise its [ * ] hereunder. If T-Mobile exercises [ * ], the parties shall work together to either (a) obtain the [ * ], or (b) to mutually agree upon terms by which T-Mobile [ * ]. Danger will not unreasonably withhold or delay its agreement on terms to [ * ]. Danger will not [ * ] during T-Mobile’s [ * ] consideration of the [ * ], nor during T-Mobile’s [ * ] negotiation period if T-Mobile’s exercises its [ * ]. If the parties are successful in achieving (a) or (b) above within [ * ] after Danger delivery of the proposal to T-Mobile, T-Mobile shall be the [ * ] [ * ] [ * ] for a minimum period of [ * ] after [ * ]. If the parties are unable to achieve (a) or (b) above within [ * ] period after Danger delivery of the proposal to T-Mobile, Danger shall have the right to [ * ] (either directly or indirectly) the [ * ] to [ * ]. Nothing in this Section 9.2 shall confer any rights to a [ * ]. Rights to such [ * ], including [ * ] shall be negotiated between [ * ].

9.3 [ * ]. Subject to the terms and conditions of this Agreement, Danger hereby grants to T-Mobile an [ * ] to [ * ] that provide [ * ] via the Danger Service [ * ] such [ * ] with [ * ] that, in the [ * ] from Danger. If T-Mobile exercises its [ * ], such [ * ] shall be provided to T-Mobile at mutually agreed rates, which shall be [ * ] Danger offers for such [ * ]. The [ * ] shall be triggered upon Danger’s delivery to T-

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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Mobile of a written actionable proposal for [ * ] that is identified as triggering T-Mobile’s [ * ]. At a minimum, such proposal must include (i) a [ * ] for the [ * ], (ii) a [ * ], and (iii) the proposed additional fees, if any, [ * ]. Danger will not [ * ] with any [ * ] the [ * ] during T-Mobile’s [ * ]. For purposes of clarification[ * ] disclosed to T-Mobile in the [ * ] will not trigger T-Mobile’s [ * ]. From the delivery of such proposal, the parties shall negotiate in good faith for [ * ] to reach a binding agreement for the [ * ]. Danger will not unreasonably withhold or delay its agreement on terms [ * ] with T-Mobile. If the parties are successful in achieving an agreement to launch the [ * ] within such [ * ] period, T-Mobile shall be the [ * ] to [ * ] in the [ * ] for a period of [ * ] after commercial launch. If the parties are unable to reach a binding agreement to [ * ] within such [ * ] period, Danger shall have the right to [ * ] the [ * ] [ * ]. Danger will commit sufficient development and operational resources to support [ * ].

9.4 [ * ]. Subject to the terms and conditions of this Agreement, Danger hereby grants to T-Mobile the [ * ] to [ * ] as set forth in Exhibit F (the “[ * ]”) in the [ * ] for a period of [ * ] months from the [ * ]. If T-Mobile’s [ * ] to [ * ] terminate pursuant to Section 9.1, then the rights under this Section 9.4 shall terminate at the same time.

9.5 [ * ]. Subject to the terms and conditions of this Agreement, Danger hereby grants to T-Mobile the [ * ] to [ * ] (i) the [ * ], and (ii) the [ * ] under a combined [ * ] for a period of [ * ] from [ * ], but in any event, no later than [ * ]. If T-Mobile’s [ * ] to [ * ] terminate pursuant to Section 9.1, then the rights under this Section 9.5 shall terminate at the same time.

9.6 Regional Operators. Notwithstanding Sections 9.1 through 9.5, Danger may distribute without restriction any [ * ] and any [ * ] to any [ * ].

9.7 [ * ] Provisions. Except as expressly set forth in [ * ], or otherwise expressly set forth in this Agreement, each party acknowledges and agrees that the rights granted to and obligations due to the other party in this Agreement are [ * ], and that, without limiting the generality of the foregoing, nothing in this Agreement shall be deemed or construed to prohibit either party from participating with one or more third parties in business arrangements similar to or competitive with those described herein.

9.8 Right to [ * ] Notwithstanding any of the foregoing [ * ] provisions, Danger shall have the right to [ * ] and the Danger Services that would be subject to T-Mobile’s [ * ] for use in [ * ] with third party [ * ] and the [ * ]. In all such cases, the number of Danger Devices will be limited to no more than the reasonable number of Devices reasonably required to [ * ]. Except for other wireless carriers, the Devices that Danger [ * ] must be unmodified [ * ] as distributed by T-Mobile, including the same Danger Software that is included in Danger Devices sold by T-Mobile. For wireless carriers, the devices must have different software loads and cosmetic features (e.g. paint color, branding, etc.), and may not be Danger Devices that are [ * ] to T-Mobile and have yet to be commercially released. If such Danger Devices or Danger Services use the T-Mobile Network, then the users of such devices or service must be paying Subscribers unless otherwise agreed upon by the parties.

10. PAYMENTS/RECORD KEEPING

10.1 Danger Monthly Service Fees.

(a) Service Fees. T-Mobile shall pay Danger a per-Subscriber fee for each Active Subscriber (including Prepaid Subscribers) as set forth in the table below (the “Service Fee”). Service Fees shall be calculated on a pro rata daily rate, as described in Section (b) below. Unless otherwise agreed upon in writing by the parties and except for Premium Services, Danger will not charge T-Mobile any other fees for providing the Basic Service or for customizations or enhancements thereto. The

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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Service Fees stated below will be applied on a “graduated” tax-table basis. For the purpose of clarity, the Service Fees payable by T-Mobile for the first [ * ] Subscribers will remain constant at [ * ] per Subscriber per month, while Services Fees for the next tier [ * ]+) will be paid at [ * ] per month, and so forth.

Subscribers	Monthly Service Fee
[ * ]	[ * ]
[ * ]	[ * ]
[ * ]	[ * ]

(b) Service Fee Calculation.

(i) “Post Paid” Subscribers. The Service Fees due for “post-paid” Subscribers shall be calculated based upon the following formula: T-Mobile will pay to Danger One-Thirtieth (1/30th) of the Service Fee for each calendar day that the Active Subscriber is active during the month. For example, the per calendar day Service Fee for the first [ * ] Subscribers will be One-Thirtieth (1/30) of [ * ] or [ * ] per day. If a Subscriber becomes an Active Subscriber on the tenth (10th) of December, the Subscriber will be an Active Subscriber for twenty two (22) days in the month of December and T-Mobile shall owe Danger [ * ] for such Subscriber (22 X [ * ]). Invoices for Service Fees regarding Active Subscribers will be based upon the reports created by T-Mobile.

(ii) Prepaid Subscribers. The Service Fees due for Prepaid Subscribers will be calculated by the following formula: T-Mobile will pay to Danger One Thirtieth (1/30th) of the Service Fee for each 24-hour period for which a Prepaid Subscriber was an Active Subscriber during the calendar month. Section 6 describes when a Prepaid Subscriber is deemed an Active Subscriber and how billing and reporting for Prepaid Subscribers will be administered. For example, the per calendar day Service Fee for the first [ * ] Subscribers will be One-Thirtieth (1/30) of [ * ] or [ * ] per day. If a Prepaid Subscriber is an Active Subscriber for twenty-two (22) 24-hour periods in the month of December, T-Mobile shall owe Danger [ * ] for such Subscriber (22 X [ * ]. Invoices for Service Fees regarding Active Subscribers will be based upon the reports created by T-Mobile.

(c) Effective Date. The Service Fees stated above will be retroactive to June 1, 2005. Each party agrees that T-Mobile has paid to Danger amounts equal to the retroactive fees for the time period from June 1, 2005 through December 31, 2005. Upon execution of this Agreement, Danger shall invoice T-Mobile for the Services Fees due for any period for which T-Mobile has not paid the fees as calculable under this Agreement for the period from June 1, 2005 to the execution date of this Agreement, less amounts invoiced to T-Mobile for the Basic Services during such period (as adjusted by mutual agreement).

(d) Premium Services. Except for Premium Content, fees for Premium Services will be as mutually agreed upon by T-Mobile and Danger. Fees for Premium Content and reporting and billing administration for Premium Content are set forth in Exhibit D.

10.2 Churn Bonus.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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(a) Terms. In addition to the Service Fee set forth in Section 10.1, for each month during the term of the Agreement in which the blended churn rate for all post-paid Subscribers (across all Danger Devices) is equal to or less than the blended churn rate reported quarterly by T-Mobile for its general subscriber base (the “Churn Threshold”) plus [ * ] basis points, T-Mobile will pay Danger an additional [ * ] [ * ] per Active Subscriber (both post-paid and Prepaid Subscribers) per month. For purposes of this calculation, a “basis point” is equal to one hundredth of a percent. For each month during the term of the Agreement in which the blended churn rate for all post-paid Subscribers (across all Danger Devices) is less than or equal to the Churn Threshold minus [ * ] basis points, T-Mobile will pay Danger an additional [ * ] [ * ] per Active Subscriber (both post-paid and Prepaid Subscribers) per month, for a total potential bonus of [ * ] [ * ] per Active Subscriber per month. T-Mobile will calculate the Churn Threshold and the blended churn rate for all post-paid Subscribers, and report such calculations to Danger on a quarterly basis within thirty (30) days of the end of the calendar quarter. Bonus amounts due will be calculated applying the methodology described in Section 10.1(b). If any bonus applies, Danger will invoice T-Mobile in accordance with the parties’ invoicing and payment procedures set forth below. Blended churn is churn calculated across the base of applicable post-paid Subscribers, as reported by T-Mobile. The churn figures that will form the basis for the additional payments described herein will be reported by T-Mobile to Danger at the same time T-Mobile and/or its parent company discloses its general churn numbers to the public.

(b) First Six Months. Notwithstanding Section 10.2(a), for the period from June 1, 2005 to December 1, 2005, the Churn Threshold for triggering the additional bonus payments in Section 10.2(a) will be [ * ] of the difference between Danger’s blended churn rate for the quarter ended June 30, 2005 and T-Mobile’s blended churn rate for the quarter ended June 30, 2005. For example, if the blended churn rate for the quarter ended June 30, 2005 calculated across all post-paid Subscribers is [ * ]% and T-Mobile’s reported blended churn rate for the quarter ended June 30, 2005 is [ * ]%, the Churn Threshold will be [ * ]%. If the July 2005 blended churn rate for post-paid Subscribers was equal to or below [ * ]%, Danger would earn an additional [ * ] per Subscriber (both post-paid and Prepaid Subscribers) for July, and if the blended churn rate for post-paid Subscribers was equal to or below [ * ]% Danger would earn an additional [ * ] per Subscriber (both post-paid and Prepaid Subscribers) for July, for a total bonus of [ * ] per Subscriber. Following the execution of this Agreement, T-Mobile shall perform the appropriate calculation and pay Danger any Bonus that is due under this paragraph 10.2(b).

10.3 Subscriber Tracking. Danger will, at its sole cost, collect and report to T-Mobile Subscriber usage and other information requested by T-Mobile. The information to be collected and reported by Danger pursuant to this Section 10.3 and the format of such reports, will be mutually agreed to by the parties.

10.4 Subscriber Billing. T-Mobile, in its sole discretion, shall control and administer the amounts and the process by which Subscribers may be charged such amounts, if any, as T-Mobile establishes in its sole discretion with respect to access to and/or use of the Danger Services. T-Mobile, at its own cost, will be responsible for the billing and collecting of such amounts from Subscribers.

10.5 Post-Paid Billing Reports. Within ten (10) business days after the end of each calendar month during the Term, T-Mobile will deliver to Danger a billing report (collectively the “Post-paid Billing Report”) that details the Service Fees due for such calendar month and data for Active Subscribers for such calendar month so that Danger can verify T-Mobile’s calculation of the Service Fees due. The Post-paid Billing Report shall include, at a minimum, the aggregate amount of Service Fees due and the following items by Subscriber: IMSI, MSISDN, initial billing date, billing start date for the month, billing end date for the month, number of billable days, amount owed to Danger for that Subscriber.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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10.6 Payment. T-Mobile will pay to Danger the amounts set forth in the Prepaid Billing Report and Post-paid Billing Report (collectively, the “Billing Report”) within thirty (30) days of the end of the preceding month. Notwithstanding the foregoing, in the event that T-Mobile does not deliver the Billing Report within twenty (20) business day of the end of the applicable calendar month, Danger shall have the right to invoice T-Mobile for Service Fees dues for such month based on Danger’s records and T-Mobile shall pay such invoiced amounts within thirty (30) days. Payments for Premium Content shall be invoiced and paid in accordance with Exhibit D.

10.7 Reconciliation of Fees.

(a) Within ten (10) business days of Danger’s receipt of T-Mobile’s Billing Report, Danger shall notify T-Mobile if it believes any of the data or payments by T-Mobile are inaccurate and shall provide T-Mobile with a report showing the discrepancies (the “Reconciliation Report”). Such report shall provide the same detail, by Subscriber, as the Billing Report. The parties shall then confer in good faith to determine if T-Mobile’s Billing Report failed to include Active Subscribers that should have been billed. If the Billing Report was inaccurate, then any amounts (credits or debits) that are agreed upon shall be applied to T-Mobile’s payments for Service Fees for the next calendar month. The parties shall perform a similar reconciliation procedure in the event Danger invoices T-Mobile in accordance with Section 10.6.

(b) On a quarterly basis, T-Mobile and Danger will confer in good faith to determine whether there are users of the Danger Services that are not being counted as Active Subscribers (and are not otherwise accounted for by other authorized use, such as testing and development). If there are unauthorized users, then T-Mobile and Danger will use commercially reasonable efforts to determine how such users are accessing the Danger Service, to prevent such unauthorized access, and will mutually agree on timing for deactivating such users.

(c) At least once per calendar quarter, the parties shall synchronize their records of deactivated Subscribers by sharing deactivation reports. Either party may initiate such process by making a written request (including by e-mail) to the other party.

(d) During the Term and for two (2) years thereafter, T-Mobile shall maintain all Billing Report records and Danger shall have the right to audit such records under the same terms as described in Section 10.8 below.

10.8 Record Keeping and Audit. During the Term and for [ * ] thereafter, Danger shall maintain detailed, accurate records relating to the Danger Services and calculations of the fees payable by T-Mobile pursuant to this Agreement. T-Mobile, at its expense, and upon thirty (30) days advance notice to Danger, shall have the right no more than [ * ] per year during the Term, and for a [ * ] period thereafter, to have an independent accounting firm, reasonably acceptable to Danger (a) examine or audit records and (b) inspect Danger’s facilities and procedures in order to verify Danger’s compliance with this Agreement (including, without limitation, the figures reported and amounts invoiced by Danger, most favored nation pricing, performance monitoring and Outage information, and verification of increased costs for new services). Any such audit or inspection shall be conducted, to the extent possible, in a manner that does not interfere with the ordinary business operations of Danger. The auditor shall be required to sign a confidentiality agreement prescribed by Danger and shall not be entitled to disclose to T-Mobile any confidential information related to Danger’s other customers or partners, [ * ]. If any audit reveals an overpayment of amounts owed or non-compliance with Section [ * ], Danger will credit T-Mobile on a prospective basis against future Service Fees for the amounts overpaid between the date that T-Mobile made the payment and the date of such credit. If T-Mobile is no longer providing Danger

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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Services to T-Mobile, then Danger will reimburse T-Mobile for any over payment by T-Mobile. If such overpayment is more than five percent (5%) of the amounts owed by T-Mobile under the period audited, Danger will reimburse T-Mobile the reasonable cost of such audit.

10.9 Taxes. The payments to be made by T-Mobile to Danger do not include sale or use taxes. If Danger is required to pay sales or use taxes based upon the amounts paid by T-Mobile under this Agreement, then such taxes shall be billed to T-Mobile and paid by T-Mobile to Danger and Danger shall (i) remit the same to all applicable taxing authorities as required by law, and (ii) provide to T-Mobile official tax receipts indicating that such taxes have been so remitted. Danger shall reasonably cooperate with T-Mobile to lawfully minimize the imposition of any taxes. To the extent T-Mobile or the transactions contemplated by this Agreement may be exempt from such taxes, Danger will not pay any taxes on behalf of T-Mobile if T-Mobile provides Danger a tax certificate exemption (including, without limitation, a resale certificate). Danger is responsible for and shall pay and hold T-Mobile harmless against all other taxes arising by reason of or in connection with this Agreement, including, but not limited to, taxes based on Danger’s income and any employment related taxes applicable to Danger’s employees and contractors.

10.10 Legacy Payment Terms. For purposes of clarity, the parties agree that no “Hardware Fees” (as defined in the Original Agreement) shall be due to Danger under this Agreement. Likewise, unless otherwise agreed by the parties, no one time “client license” fees will be due to Danger under this Agreement. The purchase price of any Danger Device will be determined between T-Mobile and the Manufacturer. No “Qualified Return Fees” or “NTF Fees” shall be due to T-Mobile under this Agreement.

11. [ * ]

11.1 Pricing. The prices and fees charged to T-Mobile by Danger for Danger Services hereunder will be under [ * ] terms (“[ * ]”), and such terms will not [ * ] products or services with [ * ] features and functionality. Danger shall provide T-Mobile with [ * ] for all prices, charges, cost, and fees charged to T-Mobile, including, without limitation, service fees for all services and service offerings (including, without limitation, Basic Services, Premium Services (excluding Danger Premium Content)), software, and development costs and resources. If [ * ] such products or services, Danger will immediately notify T-Mobile and will [ * ] hereunder, and provide such products or services [ * ]. The [ * ] charges and fees incurred as of the date [ * ] and to any products ordered by T-Mobile or scheduled to be delivered to T-Mobile as of the date [ * ] subject to this Section. Danger will [ * ] to T-Mobile for [ * ] and the [ * ], but if Danger [ * ] to T-Mobile, then Danger will [ * ].

11.2 [ * ] If, during the Term, Danger enters into an agreement or business relationship (including, without limitation, a joint venture or partnership) where a third party (other than a majority owned affiliate of Danger) is given the right (by license, or otherwise), directly or indirectly, to operate and/or host the Danger Service, Danger agrees to promptly [ * ] such third party (including without limitation, [ * ]). If T-Mobile decides, in its sole discretion, to [ * ], Danger will promptly execute all necessary documents and agreements to [ * ]. If T-Mobile decides, in its sole discretion, to continue [ * ], then the [ * ] T-Mobile will be [ * ], taking into account a pro rata allocation of the cost of [ * ] in proportion to the cost for such [ * ].

12. INTELLECTUAL PROPERTY RIGHTS

12.1 Right to Distribute Danger Devices. Danger hereby appoints T-Mobile, for the Term of this Agreement, as an authorized, non-exclusive (except as provided herein) distributor of the Danger Service

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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to Subscribers solely within the United States, either directly or through the use of a multi-tiered distribution network. As part of the materials included with Danger Devices, T-Mobile will include an end-user license agreement (an “End User License”) in the form attached hereto as Exhibit G. T-Mobile may not modify the End User License without the prior written approval of Danger, which approval shall not be unreasonably withheld.

12.2 Reverse Engineering. T-Mobile itself shall not (a) reverse assemble, reverse compile, decrypt, extract, or otherwise attempt to discover any source code (or other underlying data) of the Danger Software or Danger Technology, except as permitted herein for purposes of this Agreement; or (b) modify, adapt or create a derivative work of any part of the Danger Software or Danger Technology, except as permitted herein for purposes of this Agreement.

12.3 Danger Ownership. Danger and its licensors shall retain all rights, title and interest in and to the technology contained within or constituting the Danger Services (except the T-Mobile Premium Content and any technology provided by T-Mobile), T-Mobile interface (except for any technology or trademarks provided by T-Mobile), Danger System Data, Danger Software, Danger Premium Services and all Intellectual Property Rights therein, and all derivative works or modifications thereof (the “Danger Technology”).

12.4 T-Mobile Ownership. T-Mobile and its licensors retain all rights, title and interest in and to the T-Mobile technology and T-Mobile Premium Content owned by T-Mobile (except for any Danger Technology that may be contained in such T-Mobile Premium Content).

12.5 License to Danger. Subject to the restrictions of Section 14.2, T-Mobile hereby grants Danger a limited, non-exclusive, and non-transferable (except in connection with 21.1) license to use and copy Aggregate Information solely for those purposes stated in Section 14.2(d).

12.6 Mutual License Grant of Trademarks. Subject to all the terms and conditions of this Agreement, each party (“Licensor”) hereby grants the other party (“Licensee”) a nonexclusive, non-transferable, non-sublicensable license to use the Licensor Marks solely as identified in, and in the manner described in, Exhibit H. “Licensor Marks” means solely the names, trademarks, service marks and logos as provided by Licensor in writing specifically for use under this Agreement. However, Licensor, in its sole discretion from time to time, may upon written notice change the appearance and/or style of any Licensor Mark or add or subtract from the Marks previously supplied. Unless required earlier by a court order or to avoid potential infringement liability, Licensee will have a reasonable period of time to implement any such changes and if Licensor requires any changes to materials that have already been produced, the Licensor will pay the Licensee for any costs involved in such change. Licensee hereby acknowledges and agrees that (i) the Licensor Marks are owned solely and exclusively by Licensor or its affiliates, (ii) except as set forth herein, the Licensee has no rights, title or interest in or to the Licensor Marks and (iii) all use of the Licensor Marks by Licensee will inure to the benefit of Licensor and its affiliates. Licensee agrees not to apply for registration of the Licensor Marks (or any mark confusingly similar thereto) anywhere in the world. Licensee agrees that it will not engage, participate or otherwise become involved in any activity or course of action that diminishes and/or tarnishes the image and/or reputation of Licensor or of any Licensor Mark. Licensee acknowledges and agrees that the presentation and image of Licensor’s Marks should be uniform and consistent with respect to all services, activities and products associated with the Licensor’s Marks.

12.7 Trademark Use and Brand Confusion. Danger agrees to refrain from describing Danger Devices branded “T-Mobile Sidekick” as “hiptops” in the consumer press and consumer messaging. For instance, when describing a celebrity who endorses or uses a device branded “T-Mobile Sidekick,”

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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Danger shall not make statements in consumer magazines or the popular press that such celebrity uses a “hiptop” device.

13. ESCROW

13.1 Escrow Agreement. The current Master Preferred Escrow Agreement #041205 (the “Escrow Agreement”), dated June 30, 2005 with DSI Escrow Services, Inc. (aka Iron Mountain Incorporated) (the “Escrow Agent”), shall remain in effect during the Term, unless otherwise modified or terminated by mutual agreement of the parties. Danger shall place into escrow the Source Code, object code and related documentation for the Danger Service (the “Escrowed Code”). All subsequent major version upgrades, enhancement and documentation or bug fixes for the Danger Service will also be deposited with the Escrow Agent after acceptance by T-Mobile. The Escrowed Code shall include the source code for software licensed by Danger from third parties only to the extent Danger has the rights to do so. For third party software that Danger does not have rights to escrow in source code form, Danger shall use reasonable efforts to obtain the right to deposit object code of such third party software for release to T-Mobile in conjunction with an escrow release hereunder. T-Mobile shall bear the cost of maintaining the software in escrow (to be billed by the Escrow Agent or invoiced by Danger).

13.2 Release of Escrowed Code. In addition to and not in limitation of any other rights or remedies of T-Mobile, the Escrowed Code will be delivered to T-Mobile for use, copying and modification in connection with T-Mobile’s separate implementation of the Danger Service (which may include T-Mobile providing the Danger Service to T-Mobile-Related Companies) upon the occurrence of any of the following conditions (each, a “Release Condition”):

(a) [ * ];

(b) Danger ceases to provide the Danger Services for a period of [ * ], except due to a force majeure event under Section 23.6;

(c) Danger has [ * ] catastrophic Danger Service Outages (as defined in the SLA) in any calendar year, except due to a force majeure event under Section 23.6;

(d) [ * ].

13.3 License; Ownership.

(a) Subject to the terms and conditions of this Section 13, Danger hereby grants and agrees to grant to T-Mobile a non-exclusive, non-transferable (except pursuant to Section 21.1) perpetual license to use, copy, and create derivative works of the Escrowed Code following the occurrence of any Release Condition, solely for the purposes specified in Section 13.2 (i.e., T-Mobile’s separate implementation of the Danger Service) and solely within the scope of this Agreement.

(b) The license granted to T-Mobile in Section 13.3(a) will be subject to a fair and reasonable market-value royalty (minus any costs incurred by T-Mobile) as determined by an independent third party appraisal, with the appraiser to be selected by the mutual agreement of the parties. T-Mobile may offset any damages, including lost revenues, due to Danger’s breach or nonperformance of this Agreement, against any royalties that may be due pursuant to this Section. T-Mobile will be the exclusive owner of any modifications to or derivative works of the Escrowed Code created by or for T-Mobile under this Section 13.3.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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13.4 Manufacturers. Danger shall provide each Manufacturer of Danger Devices (excluding authorized distributors) the right to obtain the Source Code for the Danger Software under escrow terms, release conditions, and license terms that are substantially similar to those provided to T-Mobile for the Danger Service Source Code hereunder.

14. Confidentiality, Security, Law Enforcement

14.1 Confidential Information.

(a) The parties acknowledge that each may be given access to certain confidential, proprietary or secret information and material relating to or owned by the other, including but not limited to financial information, pricing information, supplier lists, customer lists, files and other information regarding individual customers, and information regarding that party’s business, organization and operations, in the course of the performance under this Agreement. Such information and material shall be the sole and exclusive property of the provider of such information, and each party agrees that during the term of this Agreement and at all times thereafter the receiving party will not disclose such confidential, proprietary or secret information or material, or the terms of this Agreement, to any governmental agency, person, entity, firm or corporation without the explicit prior written consent of the other. This Section shall not apply to any information (a) previously known to either party free of any obligation to keep it confidential; (b) that has been or which becomes publicly known, through no wrongful act of either party; (c) which is rightfully received from a third party who is under no obligation of confidence to either party; or (d) which is independently developed by the receiving party without resort to information that has been disclosed pursuant to this Agreement. This Section shall also not apply to information which is required to be disclosed in order to comply with applicable law or regulation (including, without limitation, SEC compliance) or with any requirement imposed by judicial or administrative process or any governmental or court order, provided however that the party making such disclosure must provide notice to the other party, to the extent possible, at the earliest practicable time prior to such disclosure.

(b) The parties agree that this Agreement is confidential and subject to the provisions set forth in Section 14.1(a) above; provided however that either party may provide copies of this Agreement to its auditors, attorneys, investors and financial advisors that are bound in writing to keep information of this nature confidential.

14.2 Subscriber Data.

(a) T-Mobile will have sole and exclusive ownership of and rights to collect, store, and use all Subscriber Data received by T-Mobile or Danger in the course of any Subscriber’s use of the Danger Devices or Danger Services.

(b) Danger may not use, disclose, or provide to any third party (including subsidiaries and affiliates), any Subscriber Data except for the purpose of providing the Danger Services. Notwithstanding the foregoing, Danger may disclose Subscriber Data in response to a court order, subpoena request, or law enforcement investigation. If the FCC or any state or federal government regulatory authority implements rules regarding the use, storage, or dissemination of Subscriber Data, Danger will comply with and implement any procedures required by such rules or regulations. If Danger’s compliance with and implementation of procedures required by such rules or regulations result in Danger incurring material additional costs, the parties shall discuss in good faith whether T-Mobile will pay for any such costs. Irrespective of an agreement (if any) between the parties on such costs, Danger

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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shall be required to comply with all applicable rules and regulations issued by the FCC or any state or federal regulatory authority regarding the use, storage, or dissemination of Subscriber Data.

(c) Danger may not provide, authorize, or allow any third party (including subsidiaries and affiliates) to provide, any Subscriber Data to any wireless carrier or any non-United States government.

(d) Without limiting the foregoing, Danger will be permitted to use Aggregate Information only for purposes of operating, monitoring, maintaining, developing, and improving the Danger Service and Danger Software. In addition, without T-Mobile’s prior consent, Danger may publicly disclose data related to aggregated, world-wide use or performance of the Danger Software and the Danger Service, provided such disclosures could not reasonably be understood or used to state or imply specific numbers about the number of users of Danger services. For example, Danger could announce, without T-Mobile’s prior consent, that the Danger Service carried over 1,000,000 instant messages world-wide in a single day. If any proposed disclosure could reasonably be understood to state or imply specific numbers about the number of Danger users, such disclosures may not be made without T-Mobile’s prior consent, which consent shall not be unreasonably withheld or delayed. For instance, Danger would be required to obtain T-Mobile’s prior consent to announce that Danger completed OTA updates to the 1,000,000 Danger Devices in use in the United States. Notwithstanding the foregoing, in the event that T-Mobile Subscribers represent less than 75% of all Danger users, Danger may make disclosures that state or imply the number of Danger users; provided however, Danger’s disclosures shall not state or imply the number of T-Mobile Subscribers.

(e) Department of Justice Agreement. T-Mobile has entered into an agreement with the Federal Bureau of Investigation and the Department of Justice that requires parties contracting with T-Mobile to comply with applicable terms. Danger agrees as follows, provided that (i) if compliance with the following requires Danger to materially change its usual business operations (but not including changes required under other sections of this Agreement), and such changes materially increase Danger’s costs to meet the following requirements, then the additional costs to meet such requirements shall be borne by T-Mobile, and (ii) Danger shall provide reasonable notice to T-Mobile of any such additional costs before they are incurred, and all such costs are subject to T-Mobile’s prior written approval, which may not be unreasonably withheld:

(i) Danger shall not throughout the term of this Agreement or at any time thereafter store Subscriber audio or data communications occurring in the U.S., or any other Subscriber information, including, without limitation, call transactional data, call associated data, call identifying data, Subscriber information and Subscriber billing records (collectively, “DOJ Subscriber Information”) outside of the United States without T-Mobile’s prior written consent, which may be withheld for no reason, or any reason, in T-Mobile’s sole discretion;

(ii) Danger will provide T-Mobile with at least thirty (30) days prior written notice of its desire to store DOJ Subscriber Information outside the United States, including description of the communications and/or information, identification of the custodian, identification of the proposed location where the communications and/or information would be stored; and identification of the factors it considered in seeking to store the communications and/or information outside the United States;

(iii) Danger will store billing records relating to T-Mobile Subscribers for a minimum period of two years;

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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(iv) Danger will store DOJ Subscriber Information in its possession, custody and control if requested by a domestic governmental entity pursuant to 18 U.S.C. § 2703(f);

(v) Danger will store DOJ Subscriber Information in a manner such that the communications and/or information do not become subject to mandatory destruction under any foreign laws;

(vi) Danger will make available to the DOJ in the United States all DOJ Subscriber Information that is stored by Danger or a third party (as permitted under this Agreement);

(vii) Danger will not disclose DOJ Subscriber Information to any foreign government or entity without first (i) satisfying all applicable U.S. federal, state and local legal requirements, including receiving appropriate authorization by a domestic U.S. court, or receiving prior written authorization from the U.S. Department of Justice, and (ii) notifying T-Mobile of the request for such information within five (5) days of its receipt;

(viii) Danger will protect the confidentiality and security of all lawful U.S. process and the confidentiality and security of classified information and sensitive information in accordance with federal and state laws and regulations.

(f) Subscriber Data Protections. Danger will securely protect Subscriber Data, Subscriber passwords and DST access using security procedures, encryption, and firewall protections that have been reasonably agreed upon by T-Mobile and Danger. T-Mobile shall instigate and maintain a similar level of security procedures to control access to Subscriber Data and DST within T-Mobile’s operational centers.

14.3 Security.

(a) Documentation. Danger has provided to T-Mobile highly confidential security documentation that comprehensively describes in detail the overall architecture of the Danger Service, including (but not limited to) encryption methodologies (except for security key values), operational practices, entry points to the Danger Service, and connection points between Danger and its operator partners. The Security Information Confidentiality Agreement, dated July 1, 2005, between the parties (the “Security NDA”) shall govern T-Mobile’s use of and access to any Danger Service security related information, including the documentation described in this Section. Only T-Mobile employees listed in such agreement may view the security documentation.

(b) Regular Security Self Assessment. Danger shall perform regular security self assessments within appropriate time frames, as determined by Danger. Optionally, Danger may contract an external third party to perform the security assessment referred to as audit. Danger shall use reasonable efforts to conduct regular self assessments or audits for all connected systems, applications, and the complete network supporting the Danger Service. Danger will provide to T-Mobile all relevant results of such audits and any action plans that result from an audit or self-assessment.

(c) T-Mobile Security Audit. T-Mobile may conduct a security audit of the Danger System one (1) time per year, or any additional time if T-Mobile documents irregularities with the Danger Service that indicate the operation of the Danger Service may be insecure or if T-Mobile documents a reasonable belief that there may be attacks being made against the Danger System from an external source not accessing the Danger System through the T-Mobile network and system. Any such audit shall be conducted by a third party in accordance with the following procedure: On no less than ten (10) business

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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day’s notice (except that an audit can occur on an expedited basis if there has been an actual security breach of the Danger Services), an independent third-party auditor reasonably selected by T-Mobile and reasonably acceptable to Danger shall visit Danger’s premises during normal business hours to inspect and audit the systems that support the Danger Service. The sole purpose of the audit shall be to determine whether Danger complies with its security documentation and if a security breach has occurred or is likely to occur. As a condition to the audit, the independent third-party auditor and T-Mobile will be required to execute a three-party confidentiality agreement proscribed by Danger. This confidentiality agreement will not permit the third party auditor to forward any information to T-Mobile, except for the final audit report. Such audit will be conducted in a manner that does not unreasonably interfere with the ordinary conduct of the Danger’s business or generate unreasonable cost to Danger. Danger and T-Mobile shall each be presented with a report on the results of the audit following its completion. Such report and any other information regarding the audit shall be deemed confidential Danger security information governed by the Security NDA. T-Mobile will bear the costs of such audit. T Mobile is entitled to trigger a security audit no more often than two (2) times per calendar year; provided however, if the assessment or audit determines that material security issues exist for the Danger Service, T-Mobile may trigger additional assessments or audits during the same calendar year. T-Mobile acknowledges that its affiliate T-Mobile Deutschland GmbH has similar security audit rights and agrees not to exercise its security audit rights under this Section within six (6) months of a T-Mobile Deutschland GmbH security audit; provided T-Mobile has been given access to the results of such recent T-Mobile Deutschland audit.

14.4 T-Mobile Security Requirements. Danger shall have the right to audit T-Mobile network components that have privileged access to the Danger systems and information if there are circumstances that reasonably indicate compromises in the security of such components. Any such audit shall follow the procedures set forth in Section 14.3 for an audit of Danger’s network security. T-Mobile shall securely encrypt and safeguard Subscriber passwords and customer care passwords. T-Mobile systems that access the Danger System shall operate at an equal or greater level of security as the Danger Systems that access the T-Mobile network.

14.5 Irreparable Harm. In the event that either party breaches the provisions of Sections 12, 13.3 or 14, the other party is likely to suffer irreparable injuries for which monetary damages will be insufficient. Therefore, in addition to any other remedies provided at law, equity, statute or this Agreement, the non-breaching party will be entitled to injunctive relief, including, without limitation, specific performance of the breaching party’s obligations, without the requirement for the posting of a bond or other comparable security. This Section shall survive any termination of this Agreement.

14.6 Law Enforcement. Danger will cooperate with any law enforcement officials and T-Mobile in regard to any law enforcement or investigations as requested by T-Mobile or the applicable law enforcement official.

15. REPRESENTATIONS AND WARRANTIES.

15.1 Each party represents and warrants to the other party that:

(a) it has the full corporate right, power, and authority to enter into this Agreement and to perform its obligations hereunder;

(b) its execution of this Agreement and performance of its obligations hereunder, do not and will not violate any agreement to which it is a party or by which it is bound; and

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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(c) when executed and delivered, this Agreement will constitute the legal, valid and binding obligation of such party, enforceable against it in accordance with its terms.

15.2 Warranty for Danger Services and Danger Software.

(a) During the Term, the Danger Services and Danger Software shall at all times comply with all required federal, state and local laws, rules, regulations, and codes in existence during the Term (including without limitation, FCC rules, regulations and requirements).

(b) During the Software Warranty Period (as defined below), the Danger Software will conform to (i) the applicable Danger Software Specification and (ii) all required and applicable (as of the date of T-Mobile’s approval of the Danger Software) Internet standards, PTCRB standards and all other relevant industry specifications and standards, that are required because of the features provided for in the applicable specification. The “Software Warranty Period” for a copy of the Danger Software shall be [ * ] months from the date the Danger Device containing that Danger Software was first delivered to T-Mobile by the Manufacturer. T-Mobile will allow Manufacturers to provide Danger with Danger Device delivery data, including IMEIs by date of delivery, to enable Danger to track its warranty obligations.

(c) During the applicable Support Period for each Danger Device model (as defined in Section 7.6), the Danger Service that interoperates with the Danger Software release for such Danger Device Model shall at all times conform (i) to the applicable Danger Service Specification, and (ii) all required and applicable (as of the date of the launch of the Danger Service) Internet standards and all other relevant industry specifications and standards, that are required because of the features provided for in the applicable specification.

(d) The Danger Services and the Danger Software (excluding T-Mobile Premium Content) do not and will not constitute a misappropriation or infringement of any Intellectual Property rights of any third party.

(e) Throughout the Term, Danger will not insert, and will not knowingly allow any third party to insert, any disabling mechanism, protection feature, or device designed to prevent use of the Danger Services, Danger Software, or any portion thereof, or any computer system, software, or hardware of T-Mobile, including, without limitation, any clock, timer, counter, computer virus, worm, software lock, drop dead device, Trojan-horse routine, trap door, time bomb or any other codes or instructions that may be used to access, modify, replicate, distort, delete, damage, or disable the Danger Services, Danger Software, or any other computer system, software, or hardware of T-Mobile, except as specifically designed as part of the Danger Services, or Danger Software with T-Mobile’s knowledge and consent;

(f) Throughout the Term, Danger shall implement reasonable security measures to prevent the unauthorized disclosure, copying or use of Subscriber Data or interference with any Danger Service by unauthorized third parties by (a) providing and utilizing lockable, restricted-access working facilities and restricted-access storage means or secured networks at all times, (b) using efforts at least equal to the efforts Danger uses to protect its most confidential materials or its own trade secrets (but in no event less than reasonable efforts), (c) complying with Danger’s security documentation provided to T-Mobile pursuant to Section 14.3, (d) promptly investigating and reporting to T-Mobile any loss, theft or unauthorized disclosure, use or attempt to gain access to the Danger Services, and (e) use Subscriber Data storage processes and security methods that have been reasonably agreed upon by T-Mobile and Danger.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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(g) Throughout the applicable Support Period for the Danger Services, and throughout the applicable Software Warranty Period for Danger Software, the Danger Services and the Danger Software will provide and receive all date-related data in an accurate and uninterrupted manner and, without limiting the generality of the foregoing will: (i) provide for data century recognition and calculations accommodating same century and multi-century formulae and date values; (ii) manage and manipulate data involving dates, including single and multi-century scenarios; and (iii) if the Danger Services or Danger Software contain date-related user interface functions or date-related data fields such functions and data fields will indicate date and time.

(h) Notwithstanding anything in this Section 15.2, Danger makes no warranties with respect to software or services provided to Danger directly by T-Mobile (“T-Mobile Software”). If changes in T-Mobile’s network cause the Danger Service, Danger Software or Danger Devices to fail to conform to the warranties provided herein or to otherwise malfunction, and T-Mobile failed to notify Danger of such change to T-Mobile’s network and did not provide a minimum period of [ * ] to allow Danger to make adjustments for such network changes, then Danger shall not be deemed to be in breach of the warranties in this Section. In addition, Danger shall not be deemed to be in breach of this Agreement if the Danger Service, Danger Software or Danger Devices to fail to conform to the warranties provided herein or to otherwise malfunction as a result of T-Mobile Premium Content. Danger shall not be liable for a failure of the Danger Software or Danger Service to conform to the warranties set forth herein if T-Mobile has provided a written waiver to Danger that expressly waives such warranty and allows Danger to deviate from the warranty.

15.3 Remedy. In the event of a material breach of any of the warranties in Section 15.2(a) – (c), T-Mobile shall notify Danger in writing of such material breach with reasonable detail and Danger shall have a [ * ] period from the date of T-Mobile’s notice to repair or replace the Danger Software or Services so that they conform to the foregoing warranties. Only after such [ * ] period has expired and Danger has failed to repair or replace the Danger Software or Services so that they conform to the warranties in Section 15.2(a)-(c), may T-Mobile exercise its rights and remedies as set forth in this Agreement, at law, equity or otherwise with respect to such material breach. Danger shall have no obligation to repair or replace (i) Danger Software that is no longer within the Software Warranty Period and (ii) Danger Services that are no longer within the Support Period. Danger and T-Mobile agree to use an OTA (over the air) upgrade to cure any Danger Software defects wherever technically practicable and commercially reasonable.

15.4 End User Warranty Processing. As between the parties, Danger shall have no obligation to process for Danger Device warranty returns, whether for hardware, Danger Service or Danger Software reasons. T-Mobile shall be responsible for managing (with Manufacturers and their agents) all post-sales support for Subscriber warranty returns, including, but not limited to, in-warranty and out-of-warranty servicing of Danger Device returns and repairs, reverse logistics management, and replacement or “seed-stock” support. This Section 15.4 shall not be construed in a manner that waives T-Mobile’s rights under Section 15.2.

15.5 Disclaimer. EXCEPT AS EXPRESSLY PROVIDED OTHERWISE IN THIS AGREEMENT, NEITHER PARTY MAKES ANY WARRANTIES WHATSOEVER WITH RESPECT TO THE DANGER DEVICE, DANGER SERVICE, OR T-MOBILE NETWORK PROVIDED UNDER THIS AGREEMENT, INCLUDING WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. ALL SUCH WARRANTIES ARE HEREBY EXPRESSLY DISCLAIMED. EXCEPT AS EXPRESSLY PROVIDED OTHERWISE

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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IN THIS AGREEMENT, INCLUDING THE SERVICE LEVEL AGREEMENT, ALL SUCH WARRANTIES ARE HEREBY DISCLAIMED.

16. EXCLUSION OF CONSEQUENTIAL DAMAGES. EXCEPT FOR (i) BREACHES OF SECTION 14.1, 14.2, and 14.3 (CONFIDENTIALITY AND SECURITY), (ii) BREACHES OF SECTION 12.1, 12.2, 12.3, 12.4, 12.5 or 12.6 (INFRINGEMENT OF THE OTHER PARTY’S INTELLECTUAL PROPERTY), (iii) AN INTENTIONAL BREACH OF SECTION 13.3(a), (iv) BREACH OF SECTION 15.2(f), AND (v) THE INDEMNITY OBLIGATIONS UNDER SECTION 17, UNDER NO CIRCUMSTANCES WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR LOST PROFITS OR FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, PUNITIVE OR EXEMPLARY DAMAGES ARISING FROM THE SUBJECT MATTER OF THIS AGREEMENT, REGARDLESS OF THE TYPE OF CLAIM AND EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, SUCH AS, BUT NOT LIMITED TO, LOSS OF REVENUE, LOST DATA, OR ANTICIPATED PROFITS OR LOST BUSINESS.

17. INDEMNITY.

17.1 Danger will hold harmless and indemnify T-Mobile and its current and former subsidiary and parent entities, predecessors, successors, and permitted assigns, and all of their respective current and former officers, directors, members, stockholders, agents, employees, and attorneys (the “Indemnified Parties”) from any and all Indemnified Claims. “Indemnified Claims” means any and all actions, causes of action, suits, proceedings, claims, demands, judgments, bona fide settlements, penalties, damages, losses, liabilities, costs, and expenses (including without limitation T-Mobile’s reasonable attorneys’ fees and costs and those necessary to interpret or enforce this Section 17) arising out of or relating to any third party claim or allegation:

(a) that if true, would establish (i) Danger’s breach of this Agreement, including without limitation any of its representations and warranties set forth in Section 15 above; (ii) Danger’s misrepresentation, fraud or other willful misconduct in connection with its acts or omissions relating to this Agreement; (iii) the Danger Services or Danger Software contain any material that is unlawful, obscene, or defamatory or violates, infringes, or misappropriates any Intellectual Property Right or any other right of any third party; or (iv) any wrongful use or unauthorized disclosure of Subscriber Data by Danger; and

(b) that arises out of (i) any act or omission of Danger or Danger’s subcontractors or agents relating in any way to Danger’s performance or obligations under this Agreement; or (ii) the bodily injury or death of any person, or the loss of or damage to the property of any person, that results from the use of the Danger Services; or (iii) any alleged error, problem, defect or malfunction related to the design of any Danger Service.

(c) Notwithstanding anything in this Section 17, Danger shall have no obligation to indemnify or defend T-Mobile for any Indemnified Claim alleging that the T-Mobile Software or T-Mobile Premium Content is unlawful, obscene, defamatory, or violates, infringes or misappropriates any Intellectual Property Right or any other right of any third party.

17.2 Danger will defend the Indemnified Parties from any and all Indemnified Claims. Danger will pay all reasonable attorney and expert fees and costs relating to such defense and will conduct all steps or proceedings in connection with such defense and as required to settle or defend such Indemnified Claims, including without limitation the employment of counsel reasonably satisfactory to T-Mobile. Danger shall have the primary control of the defense of any Indemnified Claim but may not take any steps that

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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would cause T-Mobile to admit liability or affect T-Mobile’s rights or interests in any legal action without T-Mobile’s prior written consent. At all times, T-Mobile may participate in the defense using its own legal counsel, and at its own expense. T-Mobile may, however, by providing notice to Danger, assume sole and exclusive control of such defense and settlement at its own cost (including without limitation by employing the same counsel or different counsel reasonably satisfactory to both T-Mobile and Danger), provided that T-Mobile will not enter into any settlement that affects Danger’s rights or interests without the prior written consent of Danger.

17.3 T-Mobile will provide Danger with reasonably prompt written notice of any Indemnified Claim. At Danger’s expense, T-Mobile will provide reasonable cooperation to Danger in connection with the defense or settlement of any such claim. Danger may not settle any Indemnified Claim on T-Mobile’s behalf without first obtaining T-Mobile’s written permission, which permission will not be unreasonably withheld. Danger will make any payments required of it under this Section 17.3 on T-Mobile’s demand. Following T-Mobile’s request, Danger will not disclose such settlement and its terms to any third party, directly or indirectly, without T-Mobile’s prior, written permission or an order from a court of competent jurisdiction; provided however, Danger may provide such information to its auditors, attorneys, investors and financial advisors that are bound in writing to keep information of this nature confidential.

17.4 T-Mobile will hold harmless and indemnify Danger and its current and former subsidiary and parent entities, predecessors, successors, Affiliates, and assigns, and all of their respective current and former officers, directors, members, stockholders, agents, employees, and attorneys from any and all actions, causes of action, suits, proceedings, claims, demands, judgments, bona fide settlements, penalties, damages, losses, liabilities, costs, and expenses (including without limitation Danger’s reasonable attorneys’ fees and costs and those necessary to interpret or enforce this Section 17) arising out of or relating to any third party claim or allegation relating to (i) T-Mobile’s breach of this agreement, (ii) an outage or interruption of T-Mobile’s network, or (iii) the T-Mobile Software or a T-Mobile Premium Service that is either provided directly by T-Mobile or by a third party with whom T-Mobile has contracted to provide services via Danger Devices where the claim relates to either (a) the alleged infringement of a third party’s intellectual property right by some component of such T-Mobile Software or T-Mobile Premium Service, or (b) damages or liability that is attributable to such T-Mobile Software or T-Mobile Premium Service. T-Mobile may choose to have the primary control of the defense of any claim under this Section, but may not take any steps that would cause Danger to admit liability or affect Danger’s rights in any legal action without Danger’s prior written consent. At all times, Danger may participate in the defense using its own legal counsel, and at its own expense. T-Mobile may not settle any claim or action on Danger’s behalf without first obtaining Danger’s written permission, which permission will not be unreasonably withheld. T-Mobile will make any payments required of it under this Section 17.4 on Danger’s demand. Following Danger’s request for indemnification, T-Mobile will not disclose such settlement and its terms to any third party, directly or indirectly, without Danger’s prior, written permission or an order from a court of competent jurisdiction; provided however, T-Mobile may provide such information to its auditors, attorneys, investors and financial advisors that are bound in writing to keep information of this nature confidential.

17.5 Notwithstanding the foregoing, neither party shall indemnify the other for third party claims to the extent to which an end user is found liable for his/her intentionally harmful or negligent use of the Danger Device, Danger Software, Danger Service, the T-Mobile Software, or a T-Mobile Service.

17.6 Notwithstanding anything in this Agreement, in no event will Danger be required to indemnify or compensate T-Mobile or any Indemnified Party for liabilities for which T-Mobile or any Indemnified Party has received full indemnification or compensation from a Manufacturer.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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18. INFRINGEMENT REMEDY. If the Danger Services or the Danger Software (or any portion thereof), are held or reasonably determined (by Danger) to constitute an infringement and any use as contemplated by this Agreement is enjoined or imminently likely to be enjoined, Danger will notify T-Mobile and immediately, at Danger’s expense either: (i) procure for T-Mobile and its Subscribers the right to continued use as contemplated by this Agreement of the affected Danger Services or Danger Software (or portion thereof); or (ii) provide T-Mobile with a replacement or modified version of the affected Danger Services or Danger Software (or portion thereof) that is non-infringing, provided that the replacement or modified version meets the applicable specification and is provided to T-Mobile in its entirety and in advance of distribution sufficient to allow T-Mobile to evaluate and approve the substitution. If (i) or (ii) are undertaken by Danger, then the foregoing states Danger’s entire liability and T-Mobile’s exclusive remedy for Danger’s breach of its warranty of Section 15.2(d). If (i) or (ii) are not available despite Danger’s commercially reasonable efforts, then T-Mobile will have the right to terminate this Agreement and T-Mobile may exercise any of its rights and remedies as set forth in this Agreement, at law or in equity. Nothing in this Section is to be interpreted to waive any of T-Mobile’s rights or Danger’s obligations under T-Mobile’s right to indemnification resulting from third party claims.

19. INSURANCE REQUIREMENTS

19.1 At its sole expense, Danger shall carry and maintain throughout the term of this Agreement all insurance described below. All deductibles and premiums are the responsibility of Danger. The policies described below shall be primary and not contributory with any coverage maintained by T-Mobile. The policies shall include T-Mobile USA, Inc. as an additional insured, but T-Mobile will not be included as an additional insured for its own negligence. The policies shall contain a severability of interests provision. The form of the insurance shall at all times be subject to T-Mobile’s reasonable approval, and the carrier or carriers must have an A.M. Best rating of A-, VIII or higher. The liability policies must each contain a provision by which the insurer agrees that such policy shall not be canceled except after thirty (30) days written notice to T-Mobile.

19.2 Danger shall maintain the following lines of coverage pursuant to this Section 19: Danger will carry Commercial General Liability (Occurrence Form) with a minimum combined single limit for bodily injury and property damage of [ * ] per occurrence, including coverage for personal/ advertising injury and contractual liability. The above coverage may be provided by any combination of primary or excess insurance policies in Danger’s reasonable discretion.

20. TERM AND TERMINATION

20.1 Term. This Agreement is effective as of the Effective Date, and will continue in effect until December 31, 2008, unless terminated earlier as provided in Section 20.3 below (the “Initial Term”). For purposes of this Agreement the “Term” will consist of the Initial Term and the Renewal Term (if any) (as set forth in Section 20.2) (collectively the “Term”).

20.2 Renewal. Unless either party gives the other written notice of its intent not to renew this Agreement at lease one hundred eighty (180) days prior to the end of the Initial Term, T-Mobile has the right to renew this Agreement for a single additional period of up to three (3) year(s) (the “Renewal Term”).

20.3 Termination.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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(a) Immediate Termination. T-Mobile may terminate this Agreement immediately upon notice to Danger if Danger is in breach of Section 14.2(b) or (c) of this Agreement.

(b) Termination for Breach.

(i) Either party may terminate this Agreement upon not less than thirty (30) days prior written notice to the other of any material breach of the terms of this Agreement (including, without limitation, the Service Level Agreement), provided that such other party has not cured such material breach within such thirty (30) day notice period.

(ii) Notwithstanding the above, in the event that Danger and T-Mobile have bona fide dispute regarding the proper billing or payment for Danger Services, Danger may not terminate or suspend performance of this Agreement until the parties have completed the required expedited arbitration procedure, as set forth in Section 23.3.

(c) Effect of Termination. Upon any termination or expiration of the Term for any reason, all rights and obligations of the parties under this Agreement shall be extinguished, except that: (a) all accrued payment obligations hereunder shall survive such termination or expiration; and (b) the rights and obligations of the parties under Section 20.4 shall survive in accordance with their terms. If prior to any termination or expiration of this Agreement, a Release Condition has occurred under Section 13.2, and T-Mobile has asserted its rights to the Software, Section 13 shall also survive. Upon any termination or expiration of this Agreement, except for non-payment of undisputed amounts, Danger will provide T-Mobile with transition support to facilitate the orderly completion of the Danger Services and the transition of Subscribers to T-Mobile or any third party service provider designated by T-Mobile, including, without limitation by providing T-Mobile with any and all Subscriber Data or other necessary information. If termination of this Agreement is due to a breach by T-Mobile or by expiration, then all such transition costs will be at T-Mobile’s expense. If termination of this Agreement is the result of Danger’s breach, then such transition costs will be at Danger’s expense.

20.4 Survival. Any rights to accrued payments, any right of action for breach of the Agreement prior to termination, and the following sections survive any termination or expiration of this Agreement: 1, 2, 10.5, 10.6, 10.7, 10.8, 10.9, 12.2, 12.3, 12.4, 13.3, 14.1, 14.2, 14.3, 14.5, 14.6, 15.5, 16, 17, 18, 20.3(c), 20.4 and 23.

21. CHANGE OF CONTROL; ASSIGNMENT.

21.1 Change of Control. Danger will provide T-Mobile with a right of first refusal on the sale of a controlling interest of Danger to a US Operator on substantially similar terms and conditions, including equivalent pricing and timing as that of the competitive offer. This right ends upon the successful completion of an initial public offering of Danger stock. In the event a controlling interest in Danger is acquired by a US Operator, Danger and its successor(s) must continue to provide the Danger Service in accordance with the terms and conditions of this Agreement.

21.2 Assignment. Danger may not assign its rights nor delegate its obligations under this Agreement without the prior written consent of T-Mobile, which such consent may not be unreasonably withheld or denied. However, the assignment of this Agreement to a US Operator shall require T-Mobile’s prior written consent and T-Mobile has the right to deny consent for any or no reason, provided that such written denial of consent is received by Danger within fifteen (15) days of the request for consent. Any attempted assignment or delegation not in accordance with this Section will be void and of no force or effect. T-Mobile may assign this Agreement to any T-Mobile-Related Company, provided that T-Mobile

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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shall remain liable for any obligations by such T-Mobile-Related Company, and provided that T-Mobile may not assign this Agreement to a Cousin Company without the advanced written consent of Danger, which consent shall not be unreasonably denied. This Agreement is binding upon the heirs, executors, administrators, successors and permitted assigns of the Parties, including, without limitation, those arising from merger, consolidation, sale of assets or otherwise, if not otherwise prohibited by this Agreement.

22. NOTICES. All notices and other communications required by this Agreement must be in writing and will be deemed to have been duly given and effective (i) upon receipt if delivered in person or via facsimile (with proof of proper transmission), (ii) one day after deposit prepaid with a national overnight express delivery service, or (iii) three days after deposit in the United States mail (registered or certified mail, postage prepaid, return receipt requested). All notices must be sent to the following people:

T-Mobile

Robert Dotson President and Chief Executive Officer T-Mobile USA, Inc. 12920 SE 38th Street
Bellevue, WA 98006
Facsimile: [ * ]

with copies to:

David A. Miller	Cole Brodman
General Counsel	Senior Vice President and Chief Development Officer
T-Mobile USA, Inc.	T-Mobile USA, Inc.
12920 SE 38th Street	12920 SE 38th Street
Bellevue, WA 98006	Bellevue, WA. 98006
Facsimile: [ * ]	Facsimile: [ * ]

Danger	with copies to

Henry R. Nothhaft	Scott Darling
Chief Executive Officer	General Counsel
Danger, Inc.	Danger, Inc.
3101 Park Blvd.	3101 Park Blvd.
Palo Alto, CA 94306	Palo Alto, CA 94306
Facsimile: (650) 289-5001	Facsimile: (650) 289-5001

23. GENERAL TERMS

23.1 Relationship of the Parties. Danger has no right, power, or authority to make any representations or warranties regarding the telecommunications service or the services provided by T-Mobile hereunder except as expressly directed in writing and in advance by T-Mobile. The Parties will act solely as independent contractors to each other in performing this Agreement, and nothing herein will be construed at any time to create the relationship of employer and employee, partnership, or joint venture between T-Mobile and Danger, or between T-Mobile’s and Danger’s officers, directors, employees, or agents. Danger and its employees, agents, and subcontractors have no right or authority to act for T-Mobile, and may not attempt to enter into any contract, commitment, or agreement, or incur any debt or liability, of any nature, in the name of or on behalf of T-Mobile.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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23.2 Governing Law; Venue. This Agreement and the rights and obligations of the Parties hereunder are to be construed and enforced in accordance with and governed by the laws of the State of Washington, without regard to conflict of law or choice of law principles and notwithstanding the location of Danger’s manufacturing or other facilities, the Delivery Location, or the location of the Parties. Danger and T-Mobile hereby submit to exclusive venue, and personal and subject matter jurisdiction of any state or federal court sitting in King County, Washington.

23.3 Expedited Arbitration. The parties will act in good faith and use commercially reasonable efforts to promptly resolve any bona fide disputes under this Agreement (each a “Dispute”) between the parties or any of their respective subsidiaries, affiliates, successors or assigns under or related to this Agreement. Except for claims for injunctive relief, or any breach of Sections 12.2, 12.3, 12.4, 12.5, 12.6, 13.3 or 14, such Disputes will be governed exclusively and finally by expedited arbitration. Such arbitration will be conducted by the American Arbitration Association (“AAA”) in Seattle, Washington, will be initiated and conducted in accordance with the Commercial Arbitration Rules of the AAA, as such rules are in effect on the date of delivery of a demand for arbitration, except to the extent that such rules are inconsistent with the provisions set forth herein, and such expedited arbitration shall be concluded within sixty (60) days of the demand for arbitration. The arbitrator will have the non-exclusive power to issue an injunction or require specific performance as he or she finds necessary. The arbitrator must have significant experience in commercial litigation and the technology and telecommunications industries. Each party will use its best efforts to expedite selection of an arbitrator and will reply to any request to select an arbitrator within five (5) days. Should arbitration result in a monetary award to either party, the party owing the award shall have ten (10) days to pay such an award, or the other party may thereafter terminate this Agreement immediately for failure to provide payment of the arbitration award.

23.4 Interpretation. The headings, subheadings, and other captions in this Agreement are for convenience and reference only and will not be used in interpreting, construing, or enforcing any of the terms of this Agreement. Each party acknowledges that it has had the opportunity to review this Agreement with legal counsel of its choice, and there will be no presumption that ambiguities will be construed or interpreted against the drafter, and no presumptions made or inferences drawn because of the inclusion of a term not contained in a prior draft or the deletion of a term contained in a prior draft.

23.5 Attorneys’ Fees. If any Party to this Agreement commences litigation to enforce or construe any provision of this Agreement, the prevailing party is, in addition to other remedies, entitled to recover its reasonable attorneys’ fees and costs in such litigation and any appeal therefrom.

23.6 Force Majeure. Neither party will be in default of or have breached any provision of this Agreement as a result of any delay, failure in performance or interruption of service, resulting directly or indirectly from third party labor disputes, the bankruptcy of third parties, acts of God, including earthquakes, acts of war, terrorism, lightning, or fire, and also including any disruption or unavailability of communications, utility, or Internet services caused by such acts of God. In the event of such a force majeure event that continues for at least [ * ], then either party may terminate this Agreement upon written notice to the other party.

23.7 Waiver. Any waiver by either Party of any breach of a term or provision of this Agreement must be in writing and will not be construed as a waiver of any subsequent breach of such term or provision or of any other term or provision. No delay or omission in the exercise of any power, remedy or right herein provided or otherwise available to a Party will impair or affect the right of such Party thereafter to exercise the same. Any extension of time or other indulgence granted to another Party hereunder does not otherwise alter or affect any power, remedy or right of any other Party; or the obligations of the Party to whom such extension or indulgence is granted.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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23.8 Severability. In the event any provision of this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, the remaining provisions shall remain in full force and effect. If any provision of this Agreement shall, for any reason, be determined by a court of competent jurisdiction to be excessively broad or unreasonable as to scope or subject, such provision shall be enforced to the extent necessary to be reasonable under the circumstances and consistent with applicable law while reflecting as closely as possible the intent of the parties as expressed herein.

23.9 Entire Agreement. This Agreement together with the Exhibits attached hereto, including, the Device Supply Terms and Conditions, Service Level Agreement, and Escrow Agreement contains the entire understanding of the parties with respect to the transactions and matters contemplated herein, supersedes all previous agreements or negotiations between Danger and T-Mobile concerning the subject matter hereof, and cannot be amended except by a writing dated subsequent to this Agreement and signed by both parties. No course of dealing or usage of trade may be invoked to modify the terms and conditions of this Agreement.

23.10 Amendment. This Agreement may not be amended, modified or supplemented except by a writing executed by both Parties.

23.11 Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, and all of which together constitute one and the same instrument.

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[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the Effective Date.

T-Mobile USA, Inc. (“T-Mobile”)		Danger, Inc. (“Danger”)

By	/s/ Cole J. Brodman	By	/s/ Henry R. Nothhaft
	(signature)		(signature)
Name	Cole J. Brodman	Name	Henry R. Nothhaft
Title	Sr. Vice President Product Development	Title	Chairman & CEO
Date	March 22, 2006	Date

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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EXHIBIT A: SPECIFICATION FOR DANGER SOFTWARE AND BASIC SERVICES V.2.3

[ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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EXHIBIT B: SERVICE LEVEL AGREEMENT

This Exhibit B describes the service levels, escalation procedures, and non-performance remedies associated with Danger’s provision of the Danger Service required under this Agreement.

1. Definitions.

1.1 “Outage” means a service interruption that affects a majority of users utilizing that service at the time of occurrence. Service interruptions occurring during Scheduled Maintenance Windows or caused by a failure of a T-Mobile system or service are not Outages and will not be counted in the calculation of Service Threshold. In addition, service interruptions attributable to third party website or instant messaging providers are not Outages and will not be counted in the calculation of Service Threshold.

1.2 “Incident” means an Outage or Degradation or potential Outage or Degradation that is reported by T-Mobile or that is identified by Danger, or any other error or service disruption related to the Danger Service.

1.3 “Measurement Period” shall mean a calendar month.

1.4 “Scheduled Maintenance Window” is defined in Section 3.

1.5 “Degradation” means a decrease in the email, web browsing, or IM service as service is measured in Section 6 of this Exhibit B.

1.6 “Severe Degradation” means degradation of the email, web browsing, or IM service as measured in Section 6.6 of this Exhibit B.

2. Escalation Procedures.

2.1 Escalation Process; Dispute Resolution. T-Mobile and Danger shall maintain an escalation process and contact information as described herein to aid in resolving any Incidents, and shall routinely update and exchange contact information as changes warrant. In the event the contact individuals for the relevant Service offering are unable to resolve an Incident or issue relating to level of service, the performance of systems, or level of cooperation within the times specified herein, then T-Mobile or Danger may require a meeting or conference call between the contact individuals listed at the next higher contact level. Each party agrees to negotiate in good faith towards the resolution of such Incident or issue. If the Incident or issue is not resolved within five (5) calendar days, then T-Mobile or Danger may require an immediate meeting or conference call between appropriate Senior Management within each company.

2.2 Notice of Incident. T-Mobile shall notify Danger promptly of any Severity 1, 2 or 3 Incident related to the Danger Systems or Danger Services, or in the event that Danger first detects such an Incident, Danger will promptly notify T-Mobile of the same. Any such notice shall specify the Danger Services that are impacted and include reasonable detail about the Incident as is available to the party providing the notice. Severity levels and Incident handling procedures are described in Table I below. Danger shall use reasonable efforts to provide a Final Resolution or Work Around, subject to T-Mobile’s approval, within the time periods specified in the Escalation Table below. T-Mobile shall use commercially reasonable efforts to notify Danger of any known issues related to T-Mobile’s or T-

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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Mobile’s service providers’ systems and services required to deliver the Danger Services that affect the delivery of Danger Services.

2.3 Incident Handling. Danger will be responsible for coordinating all Incident isolation, testing and repair work for Danger’s systems and Danger Services. Severity levels will be determined and communicated to Danger by T-Mobile according to the escalation tables below.

2.4 Communication. During the Incident isolation and resolution process, Danger will communicate Incident resolution progress with the appropriate T-Mobile contact and escalate the Incident resolution efforts based upon the times specified in the Escalation Table. In addition, Danger shall notify T-Mobile in writing if it is necessary to purposely disable any Danger Services, (such as email, PDM, the Desktop interface, or web browsing).

2.5 Incident Reporting. During the Incident isolation and resolution process Danger will provide status updates in accordance with the time schedules set forth in the Escalation Table below, which will include the following information:

(a)	Trouble Ticket Number

(b)	Event Description

(c)	Specific Danger Service(s) affected (including if a portion of a Danger Service is affected).

(d)	Number of T-Mobile Subscribers affected

(e)	Percentage of T-Mobile Subscribers affected

(f)	Start Date/Time of Incident.

(g)	Initial Notification Time

(h)	Current Status of Repair.

(i)	Estimated time of repair.

Escalation Table

Severity	Description	Initial Notification	Status Update Intervals until Resolution	Expected Resolution Times
Level 1	Means an error in the DANGER Services or product that: • affects any subset of T-Mobile Customers;	[ * ]	[ * ]	[ * ]

• an important component of the DANGER Services to be

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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Severity	Description	Initial Notification	Status Update Intervals until Resolution	Expected Resolution Times
unusable, or (ii) a system or product malfunction, or (iii) data loss or corruption, and has frequent or major Customer impact or there is a frequent failure or disabling of an important service.

Level 2

Means an error in the DANGER Services or product that:

•        constitutes a major failure or disabling for an important DANGER Services feature that causes significant inconvenience to Subscribers, system or product malfunction; or results in Services or usage materially different from those specified to T-Mobile or Customers; or adversely affects T-Mobile operations or systems; but which error does not rise to the level of a Severity 1 error.

		[ * ]	[ * ]	[ * ]

Level 3	Means an error in the DANGER Services or product that • impacts T-Mobile operations or systems, but not considered to severely impact Customer experience.	[ * ]	[ * ]	[ * ]

2.6 Customer Message. In the event of a Severity Level 1 or 2 Incident, Danger will, at its own expense, post and maintain a “site down,” “feature down,” or similar online status notice on the Danger/T-Mobile portal website in a manner reasonably intended to inform all Subscribers of the status of the Danger Services and when the Danger Services are likely to be fully restored. Danger and T-Mobile shall mutually agree on the communication viewed by or sent to the Customer.

2.7 Work Arounds. In the event that a Work Around is approved by T-Mobile for a Severity 1 or Severity 2 Incident, then the level of severity for that Incident may be downgraded by T-Mobile in its discretion to a Severity 3 Incident until such time as a Final Solution is provided by Danger.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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2.8 “Post Mortem” Report. Within [ * ] business days following Danger’s resolution of an Outage, Danger shall provide T-Mobile with a written “Post Mortem Report’ of the particular event. The Post Mortem Report shall include the following information:

(a)	Trouble Ticket Number

(b)	Event Description

(c)	Specific Danger Service(s) affected (including if a portion of a Danger Service is affected).

(d)	Number of T-Mobile Subscribers affected

(e)	Percentage of T-Mobile Subscribers affected

(f)	Start Date/Time of Incident.

(g)	Initial Notification Time

(h)	Resolution Date/Time

(i)	Total Outage Time

(j)	Necessary Follow-Up Activities.

2.9 Outage/Incident Reporting. On a monthly basis, within thirty (30) days of the end of the month, Danger will report for the prior thirty (30) day period: the number of trouble tickets generated, the number of Outages, Degradations, and Incidents, the length of the Outage, Degradation, or Incident, the Severity Level for each ticket, the date service availability was restored, and the time to close the trouble ticket. T-Mobile shall have the right to audit Danger’s Outage, Degradation, and Incident records and data upon prior written notice and, if errors or discrepancies in Danger’s reporting are found, Danger shall correct its reporting.

3. System Maintenance. Scheduled Maintenance Windows will be (i) [ * ] unless otherwise agreed and (ii) other times as permitted with T-Mobile’s prior written approval. T-Mobile and Danger will work to resolve and maintenance window conflicts where both parties are performing work on the same night. Danger will use the Saturday night maintenance window for customer impacting maintenances on an infrequent basis. In the event emergency maintenance is required outside of a Schedule Maintenance Window, Danger will use reasonable efforts to provide twenty-four (24) hours advance notice, subject to mutual agreement as to scheduling, unless the parties mutually agree otherwise.

4. Contacts

4.1 T-Mobile Contacts: The following T-Mobile personnel should be contacted in the event of Incidents, or after T-Mobile has designated a level of severity.

First	NOC [ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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Second	[ * ], office: [ * ], mobile: [ * ]

Third	[ * ] hours after second contact if the Incident is not resolved: [ * ] office: [ * ] mobile: [ * ]

4.2 Danger Contacts: The following Danger personnel should be contacted in the event of Incidents, or after T-Mobile has designated a level of severity.

First	NOC [ * ]

Second	[ * ]

Third	[ * ]

5. Danger Service Availability, Metrics and Credits.

5.1 Outage Measurement. An Outage for Danger Service availability will be measured from the time Danger receives notice of such Outage or Danger recognizes the Outage, whichever occurs first, until all Danger Services are restored.

5.2 Danger Service Availability. The Service Threshold for the availability of the Danger Service shall not fall below [ * ]% as calculated monthly. Compliance with the Service Threshold will be measured based on a calendar month Measurement Periods. The Service Threshold percentage will be calculated by dividing the total number of minutes of Outages during an applicable month by the total number of actual minutes (excluding the minutes within the Scheduled Maintenance Windows) in such month, and then subtracting the resulting number from 1 and multiplying that amount by 100; i.e., a calculation using the following formula: 1- (total Outage minutes in a month/total minutes in said month) x 100. Outages caused by technical problems within T-Mobile’s network or that are outside of Danger control (each an “External Problem”) shall be excluded from the calculation for the duration of the External Problem. In addition, Danger’s restoration time from such External Problems shall be excluded from the calculation in accordance with the following formula: (i) for External Problems that are [ * ], then the restoration time not considered an “Outage” will be equal to [ * ] the time of the External Problem (e.g., if T-Mobile’s network caused a [ * ], then restoration time of [ * ] would not be considered an “Outage”), (ii) for External Problems that are greater than [ * ], then the restoration time not considered an “Outage” will be [ * ], plus an amount of additional time equal to [ * ] (e.g., if T-Mobile’s network was down for [ * ], then the restoration time would be [ * ])). If the Service Threshold falls below [ * ]% during a Measurement Period, T-Mobile will be entitled to a prospective credit from Danger towards Service Fees. The credit will be calculated as follows: [ * ]. If the Service Threshold falls below [ * ]% during a Measurement Period, T-Mobile will be entitled to a credit from Danger of [ * ]% of the Service Fees paid or payable by T-Mobile for the Measurement Period. The service credits set forth above shall constitute T-Mobile’s sole and exclusive monetary remedy for Danger’s failure to maintain the Service Threshold. T-Mobile shall be permitted to withhold payments in the amounts equal to the credits due under this Section 5.2 from amounts owed to Danger for Service Fees. Danger shall issue credit memos for Outages to T-Mobile within ten (10) business days from the end of each calendar month in which a credit was earned.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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6. Application Specific Performance KPIs. The parties have set forth below key performance indicators (“Key Performance Indicators” or “KPIs”) for performance of e-mail, web browsing delivery and instant messaging services. Until such time that real-time network performance can be determined, the Service-Based KPIs will be used to determine Degradations. For all KPIs, the Degradation and Severe Degradation calculations as determined below will not include degradations caused by technical problems within T-Mobile’s network or that are outside of Danger control (each an “External Degradations”) for the duration of the External Degradation. In addition, Danger’s restoration time from such External Degradation shall be excluded from the calculation in accordance with the following formula: (i) for External Degradations that are [ * ], then the restoration time not considered an “Outage” will be equal to [ * ] the time of the External Degradation (e.g., if T-Mobile’s network caused a degradation for [ * ], then restoration time of [ * ] would not be considered a “Degradation”), (ii) for degradations outside of Danger’s control that are greater than [ * ], then the restoration time not considered a “Degradation” will be [ * ], plus an amount of additional time equal to [ * ] (e.g., if T-Mobile’s network was down/degraded for [ * ], then the restoration time would be [ * ])).

6.1 KPI Tools.

(a) Device-Based KPI Tool. Danger has developed a device-based KPI tool for end-to-end, round trip performance measurements of e-mail and Web browsing. T-Mobile has two (2) such devices in its possession, and by March 1, 2006 Danger shall load such tools onto four (4) additional Danger Devices provided by T-Mobile. These tools will be used by T-Mobile to self-monitor the performance of the end-to-end customer experience of the Danger Service. Although it can and should be used to help determine the source of potential issues, information and data collected from this tool will not be used as a measurement against the agreed upon Service Level Metrics or credits because it measures T-Mobile data network and the Internet which are elements outside of Danger’s control.

(b) Service-Based KPI Tool. Danger has developed and is testing a service-based KPI tool for measurements of e-mail and web browsing performance within the Danger Service (the “Service-Based KPI Tool”). This tool collects data utilizing a server which is placed on the edge of Danger’s network. For email performance the service-based KPI tool will send and receive test messages at regular intervals. For web browsing performance the tool requests and retrieves copies of web pages that are located within Danger facilities. The e-mail messages and web traffic will traverse the same path as is traversed by Subscribers, within the Danger Service. Danger shall report results from the Service-Based KPI Tool monthly, beginning with the month-end report for March 2006. Unless otherwise agreed by the parties, the Service-Based KPI Tool reports will be the basis of the Service Level Metrics and credit calculations.

6.2 Email.

E-Mail reliability metrics shall have a fixed target of [ * ]% delivery of email content within a [ * ] [ * ] time period, with credits to apply if less than [ * ]% of emails are delivered within [ * ] [ * ]. Metrics for purposes of calculating credits shall be based on tests that measure @tmail.com email performance. For reliability of less than [ * ]% during a Measurement Period, the prospective credit shall be a percentage of the Service Fees paid by T-Mobile for the Measurement Period, as set forth in the table below. The parties acknowledge the email technology may be subject to further changes in the future, and that new performance metrics may be appropriate if new technology is introduced (e.g. spam filtering). The parties will agree whether existing metrics should be changed, or not, at such time.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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Delivery Measurement	% of Service Fees Credit
[ * ]% – [ * ]%	[ * ]% of Service Fees

[ * ]% – [ * ]%	[ * ]% of Service Fees

[ * ]% – [ * ]%	[ * ]% of Service Fees

[ * ]% – [ * ]%	[ * ]% of Service Fees

[ * ]% and below	[ * ]% of Service Fees

6.3 Web Proxy.

(a) Web proxy error rates should not exceed [ * ]% overall for the month. For web proxy error rates exceeding [ * ]% for the Measurement Period, during a Measurement Period, the prospective credit shall be a percentage of the Service Fees paid by T-Mobile for the Measurement Period, as set forth in the table below. Danger shall report its results monthly. Error information will come from real customer data from the Danger Service.

Error Rate Measurement	% of Service Fees Credit
[ * ]% – [ * ]%	[ * ]% of Service Fees

[ * ]% – [ * ]%	[ * ]% of Service Fees

[ * ]% – [ * ]%	[ * ]% of Service Fees

[ * ]% – [ * ]%	[ * ]% of Service Fees

[ * ]% and above	[ * ]% of Service Fees

(b) Following the evaluation of round-trip web page retrieval times, Danger will use reasonable efforts to correct any deficiencies found and the parties will agree on similarly-structured metrics for the retrieval of one or more sample web pages. Danger shall report its results monthly but also must provide T-Mobile real-time access to the data collection tool or read-only access to the measured results via a dashboard or other real-time means. It is anticipated that a copy of [ * ] shall be one of the sites, and that another site will also be chosen, possibly [ * ] or some other popular site. It is acknowledged that times for some web sites are expected to increase with the new browser, because the new browser will read JavaScript pages, where the old browser did not. The new browser is expected to deliver at least statistically similar performance to the old browser for non-JavaScript sites like [ * ], if not improved performance.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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(c) The parties acknowledge the browser technology may be subject to further changes in the future, and that new performance metrics may be appropriate if new technology is introduced. The parties will agree whether existing metrics should be changed, or not, at such time.

6.4 Instant Messaging. The parties will work together to develop KPI measurement tools for instant messaging services, taking into account the third party services involved.

6.5 Maximum Credits. Except as set forth in this Section or Section 6.6, in no instance shall the total credits from all Application Specific KPIs exceed [ * ]% of Service Fees (no more than [ * ]% per Application) in any given Measurement Period. Provided that the calculated Application specific credits under this Section 6 are not greater than the Danger Service Outage credits under Section 5, the application specific KPI credits will not be available if Danger Service Outage credits under Section 5 are invoked, or if Application Severe Degradation credits are earned, as described in Section 6.6. The parties agree to update Application specific metrics in accordance with improvements that may be driven through customer complaints or other T-Mobile observations, in the event that these complaints/observations reveal an area of degraded service that is not currently measured by already agreed Key Performance Indices. T-Mobile reserves the right to seek reasonable credits for customer impacting service outages or service degradation that are not expressly described herein of up to [ * ]% of Service Fees paid by T-Mobile for a Measurement Period. T-Mobile may not, however, withhold payment in advance of gaining agreement with Danger that such credits are reasonable and appropriate. The Service Fee credits set forth in this Section 6 shall constitute T-Mobile’s sole and exclusive monetary remedy for Application-specific Degradations and Severe Degradations and Danger’s failure to maintain the application specific KPIs. T-Mobile shall be permitted to withhold payments in the amounts equal to the credits due under Section 6 from amounts owed to Danger for Service Fees. Danger shall issue credit memos for Application-Specific Degradations and/or Severe Degradations to T-Mobile within ten (10) business days from the end of each calendar month in which a credit was earned.

6.6 Application Specific Severe Degradation. If there is Severe Degradation (as defined below) of email, web browsing, or instant messaging (each an “Application”), then T-Mobile shall be entitled to a credit of [ * ]% of Service Fees paid by T-Mobile for the day on which the Severe Degradation occurred, for each Application that is Severely Degraded. Under no circumstances will T-Mobile be entitled to a credit larger than [ * ] percent ([ * ]%) of the Service Fees per day for Severe Degradations.

(a) Email Application Severe Degradation. The Email Application will be considered to be Severely Degraded for a day if [ * ] or more of the test results from the Device-Based KPI Tools and Service-Based KPI Tools for that day show a failure to complete email delivery within [ * ] [ * ].

(b) Web Browsing Application Severe Degradation. The Web Browsing Application will be considered to be Severely Degraded if there is an error rate of [ * ]% or more attempt failures within [ * ].

(c) IM Application Severe Degradation. The IM Application will be considered to be Severely Degraded for [ * ] if [ * ] of the test results from Device-based KPI or Service-based KPI Tools for that [ * ] [ * ], and such failure is not the cause of a third party IM service provider or T-Mobile.

6.7 Pro-Rata Metrics. The parties shall also see to establish metrics to measure Outages as a percentage of customer hours, with corresponding refunds/credits of service fees for the month. The effected customers, as a % of total base, will be used to pro-rata service fees. For example: email outage for [ * ] customers = [ * ].

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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6.8 Audit Rights for Application Specific Measurements. T-Mobile may, pursuant to its audit rights in Section 10.8 of the Agreement, audit Danger’s measurements and collection practices for the KPIs described in this Section 6. Notwithstanding Section 10.8, if T-Mobile conducts an audit solely on the measurement and collection practices issue, such audit will not count against the annual number of audits permitted under Section 10.8. But T-Mobile may only conduct a measurements and collection practices audit one time per year unless an audit indicates inaccurate reporting, in which case, T-Mobile may conduct an additional audit. The Audit report and results shall be subject to a confidentiality agreement provided by Danger. If Danger refuses to make its data or facilities available to an audit under this Section 6.8, then such time during which Danger refuses to allow an audit will be [ * ].

6.9 System Architecture Design.

(a) Chief Architect. Within ninety (90) days of signing this Agreement, Danger will hire a Chief Architect who will be responsible for the design and scalability of the Danger Services.

(b) Third Party Consultant – System Architecture. Danger will, at its cost, identify and hire a third party consultant(s) that will (i) review Danger’s existing network infrastructure, (ii) evaluate issues regarding the scalability, stress-testing, service level diagnostics, disaster recovery, and security of the infrastructure, and (iii) provide recommendations regarding modifications or additions to the infrastructure to improve any of the foregoing issues (the “System Architecture Review”). Danger will identify the consultants and provide information regarding their background to T-Mobile. If T-Mobile objects in good faith to the consultant, T-Mobile must support the objection with an articulable basis that disputes the consultant’s objectivity or competence to conduct such review. If such an objection is raised, then that consultant will not be used for the System Architecture Review, and Danger and/or T-Mobile will identify a new proposed consultant subject to the objection process in this section. T-Mobile will have full access to a meaningful and detailed executive summary report provided by the consultant(s) regarding all of the foregoing issues. If T-Mobile requests additional detail regarding the System Architecture Review, then Danger will provide such detail, with such detail not to be unreasonably withheld. At T-Mobile’s request, T-Mobile may request that the full System Architecture Review be reviewed by a third party, who must be reasonably approved by Danger, for the purpose of confirming that the summary provided to T-Mobile is an accurate summary of the System Architecture Review. Such third party will be required to sign a confidentiality agreement with Danger. Such report shall be subject to a confidentiality agreement provided by Danger, similar to the Security Information Confidentiality Agreement between dated July 1, 2005, but T-Mobile may identify different individuals at T-Mobile that may review the report other than those contained in the Security Information Confidentiality Agreement.

(c) Implementation of System Architecture Design. Danger will complete a system architecture revision plan by July 14, 2006 aimed at supporting [ * ] T-Mobile Subscribers by January 1, 2007 and [ * ] T-Mobile Subscribers by January 1, 2008. The parties shall meet for a joint architectural and capacity review before July 31, 2006, and hold periodic reviews twice per calendar year thereafter (more frequently if necessary). Such reviews would include T-Mobile systems and capacity planning information. Danger’s architecture plan and reviews shall be subject to the confidentiality agreement described in 6.9(b) above.

6.10 Enhanced Monitoring and Reporting. Within 16 months of the date of signing this Agreement, Danger will have substantially implemented, in the full production environment, and in a manner that has been accepted by T-Mobile (such acceptance not to be unreasonably withheld), the service level diagnostics and reporting guided by the minimum requirements set forth in Schedule 1 hereto (“Monitoring Enhancements”). At all times, Danger will keep T-Mobile informed about the Monitoring

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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Enhancements and the schedule of implementations made by Danger. If Danger has not implemented the Monitoring Enhancements within 16 months of the signing of this Agreement, then the monthly Service Fees will be reduced $[ * ] per subscriber until such Monitoring Enhancements are implemented.

6.11 No Double Dipping. For any given series of events (e.g., Degradation or Outages), during a calendar month, T-Mobile may only choose to invoke Service Fee credits for one of the following issues: (i) Danger Service Outages under Section 5.2; (ii) Application Degradations under Sections 6.2, 6.3 and/or 6.4; or (iii) Application Severe Degradation under Section 6.6, but in no event will the Service Fee credits exceed the monthly service fees for that month.

7. Interconnection for Data

7.1 Equipment. Danger will provide physical servers, switches, routers, and other equipment and infrastructure suitable to host and support the services required in this Agreement.

7.2 Network Connectivity and Service Levels. Danger is responsible for network connectivity from T-Mobile’s [ * ] and such other points of interconnection to each Danger data center including IP backbone carriers. Such network connectivity shall encompass fully redundant and diverse dedicated connections to the Internet, each with minimum bandwidth capacity of [ * ] burstable up to [ * ]; provided, that when such dedicated connections reach [ * ]% of capacity, then Danger shall arrange to upgrade capacity in order to alleviate such condition. The parties acknowledge that T-Mobile’s cooperation is required to add capacity and/or to facilitate repairs in a timely manner so that network connectivity capacity may be maintained in accordance with this Section 7. Therefore, Danger shall not be liable for the credits set forth herein, if T-Mobile fails to cooperate or delays its assistance for Danger to properly manage network connectivity capacity.

7.3 Credits: In the event usage via dedicated connections to the network reaches a daily average of between [ * ]% - [ * ]% of network connectivity capacity for [ * ], T-Mobile will be entitled to receive prospective credits equal to [ * ]% of the Service Fees paid by T-Mobile for the applicable period. In the event usage via dedicated connections to the network reaches a daily average of between [ * ]% - [ * ]% of network connectivity capacity for [ * ], T-Mobile will be entitled to receive credits equal to [ * ]% of the Service Fees paid by T-Mobile for the applicable period. In the event usage via dedicated connections to the network reaches a daily average of between [ * ]% - and [ * ]% of network connectivity capacity for [ * ], T-Mobile will be entitled to receive credits equal to [ * ]% of the Service Fees paid by T-Mobile for the applicable period. In the event usage via dedicated connections to the network exceeds a daily average of [ * ]% of network connectivity capacity for [ * ], T-Mobile will be entitled to receive credits equal to [ * ]% of the Service Fees paid by T-Mobile for the applicable period. The parties acknowledge and agree that the damages that T-Mobile will incur in the event Danger fails to monitor and expand network connectivity capacity as may be required from time to time are extremely difficult to calculate, that the credits described herein are a reasonable estimate of T-Mobile’s damages in such event, and that the credits described herein are in addition to any other damages or refunds that may become due and owing under the terms of this Exhibit B. T-Mobile shall be permitted to withhold payments in the amounts equal to the credits due under this Section 7.3 from amounts owed to Danger for Service Fees. Danger shall issue credit memos for credits earned under this Section 7.3 to T-Mobile within ten (10) business days from the end of each calendar month in which a credit was earned.

7.4 Maintenance and Upgrade of Danger’s Network. If any maintenance needs to be performed on Danger’s network, it will be scheduled and coordinated with T-Mobile. Danger will notify T-Mobile via e-mail of scheduled Outages not less than 72 hours in advance. If an Outage is to be more than two (2) hours in duration, then T-Mobile will be notified at least five (5) business days in advance. Danger will

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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maintain internal controls for notification immediately in the event of any unscheduled network/system interruptions. In the event emergency maintenance is required, Danger will use reasonable efforts provide twenty-four (24) hours advance notice.

S

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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Schedule 1 To SLA: Enhanced Monitoring And Reporting

8. T-Mobile Requested Minimum Requirements. The following represents T-Mobile’s requested minimum monitoring and reporting items that Danger will provide as enhanced monitoring. Danger will create specifications, estimate timing for delivery, and provide proposed shared NRE pricing, if any, for development and incorporation into the Danger Service release schedule in accordance with the Schedule set forth in Section 2.

a. Device-Based KPI Tool.

i) Up to [ * ] Devices – to be delivered in stages, subject to mutual agreement on delivery timing and cost.

ii) E-Mail- uses the T-Mobile network to represent the end to end customer experience for @tmail. This test method measures the timing of a full round trip for an email, including sending and receiving the email.

iii) Web Proxy - uses the T-Mobile network to represent the end-to-end customer experience. Within the test session, the Device-Based KPI Tool requests and retrieves a few of the most popular websites accessed by T-Mobile Subscribers. The web pages used should be configurable as mutually agreed upon. This test method measures the time it takes to request, retrieve and display the web page. The measurement period for this test case is currently set at [ * ]. The success/failure threshold shall be measured at [ * ].

iv) Instant Messaging - uses the T-Mobile network to represent the end-to-end customer experience. Within the test session, the KPI application would log on to the various IM services including AIM and Yahoo Messenger. The measures for success or fail should depend on ability to log on to the messenger service. Failures would be ‘Server Timeouts’, ‘Connection Failures’, etc. This test method therefore measures the total number of successful and failed logins in a period of time. Danger will use reasonable efforts to develop an IM Device-Based KPI tool as described in this Section (1)(a)(iv), but if it is unable to, Danger shall use reasonable efforts to develop (within the applicable time frame) a suitable alternative that is reasonably acceptable to T-Mobile.

b. Near Real-Time Portal. Danger will create a “portal” where T-Mobile can retrieve reports on application performance on a near real-time basis. Data would be reported on at least a 1 hour interval, and may be quicker depending on the particular report or metric.

i) E-Mail – will measure delivery time of simulated emails that are measured from the entry point of the Danger Service, through the Service, and back to the entry point. Reports will show delivery times of the simulated emails.

ii) Web Proxy – will measure web page fetching performance for simulated queries from the entry point of the Danger Service, through the Service, and back to the entry point. Reports will show the fetching performance of the simulated queries.

c. Real Customer Data and Aggregate Data Reporting. Danger will create periodic reports which would be posted on a monthly basis within ten (10) business days after the end of the month to the T-Mobile accessible portal.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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i) Email – reports will include (for @tmail): total number sent; total number received; percentage pass/fail delivery rates; total number of successful delivery; total number of failed delivery; average round-trip performance of customer email from the entry point of the Danger Service, through the Service, and back to the entry point; and number of subs at 90% mail storage capacity.

ii) Web Proxy – reports will include: total web pages requested; total web pages received; percentage pass/fail download within [ * ]; total number of successful download; total number of failed download; and performance of top 10 popular sites.

iii) Instant Messaging – reports will include: percentage pass/fail delivery rates based on failure type; number of subscribers involuntarily terminated. Danger will use reasonable efforts to develop reporting as described in this Section (1)(a)(iv), but if it is unable to, Danger shall use reasonable efforts to develop (within the 16 month timeframe) a suitable alternative that is reasonably acceptable to T-Mobile.

d. Additional Enhanced Reporting – Danger shall use reasonable efforts to scope the following additional requests of T-Mobile:

i) KPI Tool – Performance measurement for email for non-@tmail account types; other tests and more specific tests.

ii) E-Mail – reporting on customer data for sent or received emails to non-@tmail accounts, including volumes by email provider and SMTP failure information.

9. Schedule for Plan of Enhanced Reporting.

Date	Item
Contract Signing	Start Project

+5 weeks	Danger delivers 1st draft of Plan

+1 week	T-Mobile provides feedback on draft Plan

+1 week	Danger produces 2nd draft of Plan

+2 weeks	T-Mobile and Danger agree on Plan

+5 weeks	Danger produces rough draft Schedule and Scope of development and costs

+1 week	T-Mobile provides feedback on Schedule, Scope and Cost

+1 week	T-Mobile and Danger agree to Schedule, Scope and Costs

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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EXHIBIT C: CUSTOMER SUPPORT SERVICE LEVEL AGREEMENT

This Customer Support Service Level Agreement (the “CSLA”) sets forth the parties’ agreement with respect to Danger Services that Danger will provide in connection with its performance under the Agreement. This CSLA describes the basic level of Customer Support services that Danger will provide in connection with the Danger Device and Danger Services.

10. Definitions. Capitalized Terms shall have the same meaning as all capitalized defined terms in the Agreement. In addition, the following term(s) shall have the meanings set forth below:

10.1 “Complaint” or “Complaints” shall mean inquiries, issues, concerns or problems made by a Subscriber relating in any way to their use of the Danger Device or Services.

10.2 “UI” or “Danger Device UI” shall mean the unit based operating system utilized by the Danger Device and Danger Service.

10.3 “Basic” when used in conjunction with support or troubleshooting descriptions in the Tier I, Tier II or Tier III Support Tier Definitions shall mean support that can be provided based upon information which has been provided by Danger to T-Mobile during Training (as described in Section 8) or in standard documentation provided to T-Mobile. For greater clarity the list above provides examples for Tier II Support and T-Mobile will be required to provide all “Basic” support except to the extent identified as being Tier III Support.

10.4 “Advanced” when used in conjunction with support or troubleshooting descriptions in the Tier I, Tier II or Tier III Support Tier Definitions shall mean support, which cannot be provided by T-Mobile based upon information, which has been provided by Danger to T-Mobile during Training (as described in Section 8) or in standard documentation provided to T-Mobile. Danger will be required to provide all “Advanced” support.

11. Support

11.1 T-Mobile’s Responsibility for Responding to and Resolving Tier I and Tier II Complaints. All Customer Care telephone calls will be directed to a single toll free phone number staffed and answered by T-Mobile Customer Care representatives, who will address and respond to Customer Tier I and Tier II Complaints relating to the Danger Service and Danger Device as defined in Table I below.

11.2 Danger’s Responsibility for Responding to and Resolving Tier III Complaints. T-Mobile will refer Tier III cases to Danger in accordance with the procedures set forth below:

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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Table I - Support Tier Definitions

Tier Level	Description of Customer Inquiries and Assistance Required	Responsible Customer Care Department
Tier I

•     SMS Services – SMS services is the ability to receive and send text messages. Troubleshooting on the Danger Device, network, and message content.

•     Rate plans and features – These are the standard billing options Customer Care currently supports. This includes, adding, removing, or changing rate plans or features.

•     Billing services – This includes credits & adjustments, billing errors, explanations, addressing bill format.

•     Basic Danger Device usage Questions – This covers all basic functions of the Danger Device. Basic product usage questions, which includes all functions of the UI, voice, e-mail, calendar, notes, and tasks.

T-Mobile

Tier II

•     Service outage issues relating to T-Mobile Service outages. Verification of Provisioning, De-provisioning. This is the process of checking the physical switch to see what the Customer is provisioned with and fixing the provisioning or removing it.

•     Assist customer with questions regarding basic email functionality provided with the Danger Service and Danger Device.

•     Basic Danger Device troubleshooting – This type of troubleshooting is used for provisioning errors, user errors, or UI setup errors. Representatives will make an effort at this Basic Danger Device troubleshooting level to determine where a problem lies.

•     Basic RMA inquiries – This troubleshooting is to determine if the Device is faulty, and not the UI, settings, browser or network settings.

•     Troubleshooting of Danger provisioning – This includes the troubleshooting of how the account looks in the physical switch.

•     Danger Device, earbud, and UI, including basic analysis to determine issues in the Danger Device earbud or UI.

•     Danger Browser – This includes basic troubleshooting of the browser that will come with the Danger Device.

T-Mobile

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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• New Application Downloads, including basic troubleshooting of downloads approved for support by T-Mobile.

Tier III

•     Advanced Danger Device functionality and operations.

•     Danger Device and Danger Service Applications – This includes Advanced troubleshooting of applications that come with the Danger Device, including the UI.

New Application Downloads – This would be the Advanced troubleshooting of downloads approved for support by T-Mobile.

All other customer issues relating to the use or operation of the Danger Device that T-Mobile’s Tier II organization is unable to resolve using the Training and resources provided by Danger to the Tier I and Tier II organization. All such customer issues will be considered issues requiring “Advanced” support as defined in the Definitions Section of this instrument.

Danger

12. Notice of Tier III Complaint and Resolution.

12.1 T-Mobile’s Customer Care representatives will communicate all Tier III Complaints to Danger, and Danger shall communicate all proposals for handling such Tier III Complaints by way of email. Danger will not be obligated to provide support directly to end-users.

12.2 Danger’s response will include a proposed resolution in the form of a) a complete fix, b) a temporary or permanent workaround, or c) identification of the problem as a bug or new feature request requiring development resources. Danger’s Response will also include its proposed timeline for resolving the Tier III Complaint.

13. Tier III Complaint Resolution Service Level

13.1 Danger shall provide and maintain a Tier III capability with operating hours that correspond with T-Mobile’s Tier II Customer Care operating hours. T-Mobile will provide 90 days notice to Danger of any changes to T-Mobile’s Tier II Customer Care operating hours (M-F: 4am - 9pm pt, Sat: 5am - 2pm pt, Sun: 5am - 11am pt) after which notice period Danger will be required to adjust its Tier III Customer Care operating hours accordingly unless such adjustment requires Danger’s Tier III Customer Care to be available more than [ * ] hours per week, in which case such adjustment will only be made by mutual agreement.

13.2 During Danger’s operating hours, Danger agrees to maintain the following service and response levels (“Customer Care Service Levels”) with respect to all Tier III complaints of which it is notified pursuant to Section 3 above.

(a) [ * ] of all Tier III complaints shall be responded to within [ * ] from the time Danger receives an email describing the Tier III Complaint.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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(b) [ * ] of all Tier III inquires shall be responded to within [ * ] from the time Danger receives an email describing the Tier III Complaint.

(c) [ * ] of all Tier III inquires shall be responded to within [ * ] from the time Danger receives an email describing the Tier III Complaint.

14. Danger Service Level Non-Performance. If Danger’s average service levels for Customer Care stated in Section 4.2. A, B and C above fall below the minimum levels identified for [ * ] consecutive months in any consecutive [ * ] period, then T-Mobile shall be entitled to liquidated damages in an amount equal to $[ * ] for each such breach, not to exceed a total of $[ * ] during the term of this Agreement. Danger agrees that this method of calculating liquidated damages, and any sum owing there from, reasonably estimates the damages T-Mobile will sustain resulting from Danger’s failure to meet the minimum service levels. The liquidated damages set forth above shall constitute T-Mobile’s sole and exclusive remedy for Danger’s failure to maintain the average service levels for Customer Care.

15. Escalation Procedures and Contact Information – Unresolved Complaints

15.1 During the Tier III Complaint isolation and troubleshooting process, Danger will communicate incident resolution progress with T-Mobile on a mutually agreed upon frequency schedule. Danger will proactively inform T-Mobile when an issue or condition arises that may cause potentially widespread problems with respect to the Danger Services.

15.2 T-Mobile and Danger will maintain an escalation process to aid in problem resolution should any outstanding incidents warrant, either because Danger has not responded to a Tier III Complaint in a timely fashion or because a particular Tier III Complaint has not been resolved to a Customer’s satisfaction. T-Mobile and Danger will exchange escalation procedures and contact lists. Such lists will be maintained, updated, and republished as may be necessary to include all current procedures and contact information. As of the Effective Date, the escalation process will use the following contact information:

Danger Escalation Contact List

Timetable	Contact Name/Title	Business Hours Contact Number	After Hours Contact Number
Within [ * ] of reporting the incident.	Lead TS or Manger on duty	Main TS Hotline [ * ]

[ * ] 1st level if no satisfaction from 1st level	[ * ], Sr. Technical Support	[ * ]	[ * ]

[ * ] 2nd level if no satisfaction from 2nd level	[ * ], Director, Customer Support	[ * ]	[ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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T-Mobile Escalation Contact List

Timetable	Contact Name/Title	Business Hours Contact Number	After Hours Contact Number

Within [ * ] of reporting the incident.	Supervisor on Duty –	[ * ]	[ * ]

[ * ] 1st level if no satisfaction from 1st level	WDG Manager: [ * ] [ * ]	[ * ] [ * ]	[ * ] [ * ]

[ * ] 2nd level if no satisfaction from 2nd level	Director of WDG: [ * ] [ * ]	[ * ] [ * ]	[ * ]

16. Categories and Metric Reporting

16.1 Danger shall provide T-Mobile weekly summary reports of calls by problem category, including but not limited to:

(a) Number of problems per Danger Device.

(b) Number of problems per Danger Device model.

(c) Inquiry types by application and device

16.2 Danger also shall provide the following on a monthly basis:

(a) Total metrics

(i) Number of cases not resolved

(ii) Total time of each case

(iii) Total time to answer each case

(b) Resolution metrics

(i) Number of e-mails not resolved within 2 hours

(ii) Number of e-mails not resolved within 4 hours

(iii) Number of e-mails not resolved within 24 hours

17. Ongoing Support and Training/New Applications. Danger shall provide the training specified below, and except as provided below, such training shall be provided at no expense to T-Mobile.

17.1 Customer Care Training.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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(a) At no expense to T-Mobile, each year during the term of this Agreement, Danger shall provide one trainer for up to five (5) days of training at each of T-Mobile technical center.

(b) Such training will address the topics necessary to ensure that T-Mobile Tier I and Tier II Customer Care personnel can adequately provide complete support for the product, including, without limitation, general Danger Device and Danger Service troubleshooting, training on the Danger Desktop Interface and training on the Danger Support Tool (DST).

(c) T-Mobile and Danger will mutually agree on terms in the event additional ongoing training is necessary on the Danger device.

(d) The parties will cooperate in scheduling all required training sessions hereunder.

(e) No more than fifteen (15) T-Mobile personnel shall be in each training group.

17.2 If new Danger Software and/or Danger Services are introduced which are to be offered by T-Mobile, Danger shall provide one trainer for up to five (5) days of training at T-Mobile’s technical center within thirty (30) days prior to release on agreed upon terms.

17.3 Danger shall provide two (2) copies of its training manual in electronic format to T-Mobile during the term of the Agreement. To the extent that Danger updates the training manuals, it shall provide two copies of all such updates in electronic format to T-Mobile.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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EXHIBIT D: PREMIUM CONTENT

This Exhibit D sets forth the terms by which the parties shall provide Premium Content to Subscribers. Upon mutual written agreement, the parties may agree to provide Premium Services to Subscribers via the Premium Download Manger upon terms and conditions different than those set forth in this Exhibit.

18. Danger Responsibilities. Danger shall have the following responsibilities with respect to Premium Content:

a. Hosting. Danger shall host the Premium Content on the Danger System and shall make the Premium Content accessible through the Premium Download Manager, which consists of both server-based and device software.

b. Developer Program. Danger shall be responsible for developer support of all Danger Premium Content. Without limiting the generality of the foregoing, Danger shall operate a developer program, at http://developer.danger.com, through which Danger shall make a software development kit (“SDK”) available for download to potential third-party developers of Premium Content. Danger shall use commercially reasonable efforts to regularly update the SDK and to provide reasonable technical support to third-party developers of Premium Content, provided that such technical support does not require Danger to provide any direct phone or email support to developers of T-Mobile Premium Content. Danger will not charge T-Mobile or developers designated by T-Mobile any fees for access to the developer program or to license the SDK. The SDK and Danger online support information will contain sufficient information for a developer of reasonable skill to develop Premium Content. Danger will provide reasonable technical support to T-Mobile for the development of T-Mobile Premium Content.

c. Certification of Danger Premium Content. Upon submission to Danger of proposed Danger Premium Content by a third-party developer, or upon completion of Danger’s development of Danger Premium Content, Danger shall perform the testing and certification activities set forth in the “Danger Baseline Application Acceptance Criteria” document (hereinafter, the “Content Certification Plan”), a copy of which has been supplied by Danger to T-Mobile, as such Content Certification Plan may upon mutual agreement be amended by Danger and T-Mobile from time to time. If Danger discovers any bugs or errors in the proposed Danger Premium Content submitted by a third-party developer, Danger will report such problems to the third-party developer and will work with the third-party developer to correct such errors. Content certified by Danger as being compliant with the Content Certification Plan will be deemed “Danger Certified Premium Content.” Danger shall prepare a certification report summarizing the results for each item of Danger Premium Content tested under the Content Certification Plan, in a format to be mutually agreed to by the parties. Upon T-Mobile’s written request, Danger will make available to T-Mobile the certification test report for any Danger Certified Premium Content.

d. T-Mobile Trial Program. At T-Mobile’s written request, Danger will provide T-Mobile with the opportunity to preview Danger Certified Premium Content by placing them in the T-Mobile Trial Program catalog.

e. Notice of Terms. With respect to each item of Danger Certified Premium Content, Danger shall provide T-Mobile with a written notice containing a short product description, file size, suggested retail pricing, estimated bandwidth usage, and any relevant third-party license terms for such Premium Content (including without limitation the length of time that Danger is licensed to use such

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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Premium Content), which information shall also be incorporated in the Premium Content Spreadsheet (as defined below in Section 3(a)).

f. Security. Danger will provide reasonably appropriate security for T-Mobile Premium Content that is at least as great as the security it takes to protect Danger Premium Content. Danger may not disable or modify any security features or functionality that are part of the T-Mobile Premium Content and will use commercially reasonable efforts to incorporate security features or functionality that are provided to Danger by T-Mobile or a third party provider for use in connection with T-Mobile Premium Content.

19. T-Mobile Responsibilities.

a. Developer Support. Except as set forth in Section 2(b), T-Mobile shall be responsible for developer support of all T-Mobile Premium Content.

b. Certification of T-Mobile Premium Content. Upon submission to T-Mobile of proposed T-Mobile Premium Content by a third-party, or upon completion of T-Mobile’s development of T-Mobile Premium Content, if T-Mobile wishes to launch such content on the Danger Device, then T-Mobile shall perform the testing and certification activities set forth in the Content Certification Plan. If T-Mobile discovers any bugs or errors in the proposed T-Mobile Premium Content submitted by a third-party developer, T-Mobile may report such problems to the third-party developer and may work with the third-party developer to correct such errors. Content certified by T-Mobile as being compliant with the Content Certification Plan will be deemed “T-Mobile Certified Premium Content.” T-Mobile shall prepare a certification report summarizing the results for each item of T-Mobile Premium Content tested under the Content Certification Plan, in a format to be mutually agreed to by the parties. Upon Danger’s written request, T-Mobile will make available to Danger the certification test report for any T-Mobile Certified Premium Content.

c. Delivery. T-Mobile shall deliver each item of T-Mobile Certified Premium Content to Danger in final release form no later than three (3) days prior to the scheduled commercial launch date for such content.

d. T-Mobile Trial Program. At T-Mobile’s written request, Danger will place proposed T-Mobile Premium Content in the T-Mobile Trial Program catalog to help facilitate T-Mobile’s testing and certification efforts. Following receipt of such request, Danger will use commercially reasonable efforts to place such T-Mobile Premium Content in the trial catalog within three (3) business days after receiving such content from T-Mobile. Danger shall create a separate “restricted access” folder in the PDM for use by T-Mobile in the T-Mobile Trial Program. Unless T-Mobile instructs Danger in writing otherwise, Danger will place all T-Mobile Premium Content in the “restricted access” folder. T-Mobile shall have the right to specify up to 50 T-Mobile Trial Program participants that will be allowed access to the “restricted access” folder and the Content therein. No other T-Mobile Trial Program participants will be permitted to have access to the Content in the “restricted access” folder.

e. Notice of Terms. With respect to each item of T-Mobile Certified Premium Content, T-Mobile shall provide Danger with a written notice containing a short product description, file size, retail pricing, deck placement, estimated bandwidth usage and any relevant third-party license terms for such Premium Content, which information shall also be incorporated in the Content Spreadsheet (as defined below in Section 3(a)). T-Mobile will provide such notice to Danger no later than three (3) business days prior to the scheduled publication date for the content concerned.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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20. Commercial Deployment of Premium Content in the Premium Download Manager.

a. Content Spreadsheet. Danger will maintain a Certified Premium Content spreadsheet that will list all Danger Certified Premium Content and T-Mobile Certified Premium Content (“Content Spreadsheet”). The Content Spreadsheet will contain a list of both T-Mobile Certified and Danger-Certified Premium Content. For each item, the Content Spreadsheet will contain a short description, suggested retail pricing, estimated bandwidth usage, file size of the Content, any relevant license terms, and a target publication date.

b. Content Availability, Schedule, and Placement. Subject to the provisions in this Section, T-Mobile, in its sole discretion, shall have full editorial control with respect to the [ * ] from the release of such Content. If Danger does not have the necessary rights for the proposed Danger Premium Content to be distributed for a minimum of [ * ], then prior to T-Mobile’s consideration and approval of such Content, Danger will provide notice to T-Mobile, in the manner set forth in Section 1(e), of the length of time that such Content may be distributed. T-Mobile and Danger will periodically review proposed Danger Premium Content and T-Mobile will identify the proposed Danger Premium Content that it approves. If T-Mobile approves of such Danger Premium Content, then T-Mobile will use commercially reasonable efforts to launch such Content, with a launch date no later than sixty (60) days after T-Mobile’s approval or Danger’s Certification, whichever is later. Subject to the expedited take-down requests in this Section 3(b), or the removal of Content provisions in Section 3(c), T-Mobile will maintain any approved Danger Premium Content on the Danger Device for no less than six (6) months from its launch date. T-Mobile may, at its sole discretion, create a “What’s New” folder in the PDM for the purpose of promoting newly added Premium Content. If T-Mobile creates a “What’s New” folder, and if Danger launches a new item of Danger Premium Content during a month, then T-Mobile shall promote the availability of at a minimum of [ * ] piece of the new Danger Premium Content available that month by placing it in the “What’s New” folder in the Catalog application for a minimum of [ * ] after initial commercial launch of such content. Upon request by T-Mobile, Danger will take down such item of Premium Content within a commercially reasonable period of time; provided, however, if T-Mobile requests an expedited take-down period, Danger will use commercially reasonable efforts to take down the Premium Content as quickly as possible, but no later than one (1) business day following T-Mobile’s request (e.g., T-Mobile is required by a third party content provider or government order to remove Content on an expedited basis). Notwithstanding the preceding sentence and except as permitted under Section 6(c)(iii), T-Mobile may not request take-down of any item of Danger Premium Content during the [ * ] following the commercial launch of such Danger Premium Content. T-Mobile’s right and Danger’s obligation to take down the Intellisync Software under the preceding sentence shall be subject to the limitations set forth in Section 3(c).

c. Removal of Premium Content.

(i) Danger Premium Content. After notice to T-Mobile, Danger may reject proposed Danger Premium Content, or remove any Approved Danger Premium Content from the Premium Download Manager that, in Danger’s reasonable discretion (A) infringes the intellectual property or other rights of a third party, (B) is libelous, defamatory, obscene or pornographic, (C) may violate other civil or criminal laws; including those regulating the use and distribution of content on the Internet and protection of personal privacy, (D) is technically non-functional or inhibits the performance of other applications on the device, or (E) threatens the security or stability of the Danger Services. In addition, Danger may elect not to launch Danger Premium Content in the event that, in Danger’s good-faith business judgment, T-Mobile’s suggested retail price for such content does not allow Danger to cover its cost plus a reasonable profit margin for such Content.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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(ii) T-Mobile Premium Content. Danger may reject proposed T-Mobile Premium Content, or remove from the catalog and suspend the server-side functionality of any Approved T-Mobile Premium Content from the Premium Download Manager that, in Danger’s reasonable discretion, threatens the security or stability of the Danger Service, Danger Device, or Basic Services. Notwithstanding the preceding sentence, prior to removing any T-Mobile Premium Content, Danger will use commercially reasonable efforts to contact T-Mobile in order to request approval of such removal. For purposes of clarification, each party agrees that Danger’s suspension right granted in the preceding sentence is limited to suspending the server-side functionality of Approved T-Mobile Premium Content. Danger may not under any circumstances remove an application from a Subscriber’s Danger Device via Over-the-Air update or otherwise without the prior written approval of T-Mobile. In addition, after notice to and with approval from T-Mobile, Danger may remove any Approved T-Mobile Premium Content from the Premium Download Manager that, in Danger’s reasonable discretion (A) infringes the intellectual property or other rights of a third party, (B) is libelous, defamatory, obscene or pornographic, (C) may violate other civil or criminal laws; including those regulating the use and distribution of content on the Internet and protection of personal privacy, or (D) is technically non-functional or inhibits the performance of other applications or services on the device. If T-Mobile disagrees with Danger in regard to the need to remove T-Mobile Premium Content, then the parties will meet (in person or via telephone) to discuss and mutually agree on whether such content should be removed.

(iii) Nothing in the Agreement or this Amendment (including without limitation Sections 3(b) and 11) shall obligate T-Mobile to include any Premium Content (including without limitation the Intellisync Software) in the Premium Download Manager or Danger’s Desktop Interface and Danger will promptly remove the Premium Content within no more than one (1) business day following notice, if such Premium Content: (A) infringes the intellectual property or other rights of a third party, (B) is libelous, defamatory, obscene or pornographic, (C) may violate other civil or criminal laws; including those regulating the use and distribution of content on the Internet and protection of personal privacy, (D) is technically non-functional or inhibits or impairs the performance the T-Mobile Network or other applications on the device, or (E) causes or results in a higher than average number of calls to or refunds or credits from T-Mobile’s customer care. If T-Mobile removes the Intellisync Software from Danger’s Desktop Interface under this Section without obtaining Danger’s prior written consent (which consent will not be unreasonably withheld) prior to T-Mobile’s payment to Danger for [ * ] downloads of the Intellisync Software, T-Mobile shall pay Danger US$[ * ] As of the end of October 2005, each party agrees that there have been [ * ] downloads of the Intellisync Software.

21. Revenue Share. The parties agree that the following terms shall apply with respect to payments and the allocation between the parties of revenue derived from the distribution to Subscribers of Approved Premium Content through the Premium Download Manager.

a. Danger Premium Content.

(i) Applications. With respect to each download of a Danger Premium Content application to a Danger Device, T-Mobile shall pay Danger the following fees:

(1) Client-Only Applications. In respect of each Danger Premium Content application that is a client-only application (i.e., such application does not operate using T-Mobile’s wireless network), T-Mobile shall pay Danger [ * ] percent ([ * ]%) of the per-download retail selling price for such application for each Successful Download of such application to a Subscriber.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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(2) Network-Based Applications. In respect of each Danger Premium Content application that is a network-based application (i.e., such application allows Subscribers to interact over the wireless network as opposed to a client-only application), T-Mobile shall pay Danger: [ * ] percent ([ * ]%) of the per-download retail selling price for such application for each Successful Download of such application to a Subscriber.

(3) Ringtones.

(A) Content Fees. T-Mobile will pay to Danger a content fee for each Successful Download of a ringtone that is Danger Premium Content as set forth below:

(B) Polyphonic ringtones and Hi-Fi Ringers: T-Mobile will pay Danger [ * ] ($[ * ]) plus [ * ] percent ([ * ]%) of [ * ] revenues (excluding taxes) received by T-Mobile in excess of [ * ] ($[ * ]) for the Successful Download of such ringtone.

(C) Sound Effects: T-Mobile will pay Danger [ * ] ($[ * ]) for each Successful Download of such ringtone.

(D) Voice Ringers: T-Mobile will pay Danger [ * ] ($[ * ]) for each Successful Download of such ringtone.

(E) Delivery Fee. In addition to the service fee set forth above, for each Successful Download of a ringtone that is a Danger Premium Content, T-Mobile will pay to Danger [ * ] ($[ * ]).

(F) Special Fees. In the event that special circumstances apply to particular ringtones that are Danger Premium Content (e.g., third party license fees are not fully covered by the royalties set forth above), Danger may notify T-Mobile in writing that it desires to modify the royalties specified above for such ringtones and T-Mobile and Danger may thereafter engage in good faith negotiations with respect to a modification of the royalty rates for such ringtones. T-Mobile is under no obligation to accept Danger Premium Content that are subject to special fees.

b. T-Mobile Premium Content.

(ii) Applications. With respect to T-Mobile Premium Content, T-Mobile shall pay Danger the fees set forth below:

(1) Client-Only Applications. For client-only T-Mobile Premium Content applications, T-Mobile shall pay Danger a delivery fee of $[ * ] for each Successful Download of such application to a Danger Device.

(2) Network-Based Applications. For each T-Mobile Premium Content application that is network-based, T-Mobile shall pay Danger a delivery fee of $[ * ] for each Successful Download of such application to a Danger Device.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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(3) Ringtones. For T-Mobile Premium Content ringtones, T-Mobile shall pay Danger: (A) a delivery fee of $[ * ] for each Successful Download of such ringtone to a Danger Device (excluding downloads for internal T-Mobile employee testing); and (B) a [ * ] fee of [ * ] percent ([ * ]%) of [ * ]. The [ * ] fee shall not be due for: (i) [ * ]. For purposes of clarification, the preceding payment obligation for [ * ] is not to be interpreted to mean [ * ].

c. Invoices. Within thirty (30) days after the end of each calendar month during the Term, Danger will invoice T-Mobile for amounts due under this Section 4 and T-Mobile will pay such invoices within thirty (30) days following receipt thereof.

22. End User Support. The parties agree that the following terms shall apply with respect to end-user support for the Approved Premium Content:

a. Danger Premium Content. Danger’s license agreements with third-party developers of Danger Premium Content shall provide that the developers are responsible for end- user support via email, with an email acknowledgement response time of 24 hours or less. As of the effective date of this Agreement, Danger will require its third party developers to create a FAQ web site for each Danger Premium Content application. Danger will provide to T-Mobile the email contact address and html FAQ address for each Danger Premium Content application. T-Mobile and, if applicable, Danger shall refer all end user requests for support related to Danger Premium Content directly to the applicable developer. For Danger Premium Content that are developed by Danger, Danger will provide T-Mobile an email address and will respond within 24 hours from a support request sent to such email address. Danger will also create an html FAQ page for each Danger Premium Content application.

b. T-Mobile Premium Content. T-Mobile’s license agreements with third-party developers of T-Mobile Premium Content may provide that the developers are responsible for end-user support via email, with an email acknowledgement response time of 24 hours or less. T-Mobile and, if applicable, Danger shall refer all end user requests for support related to T-Mobile Premium Content directly to T-Mobile or the applicable developer at T-Mobile’s discretion. Danger shall have no obligation to provide support to end users in connection with T-Mobile Premium Content.

c. Danger Support Tool. Danger shall ensure that the Premium Download Manager interfaces with the Danger Support Tool in order to provide T-Mobile’s customer service representatives with information about what Premium Content applications have been downloaded to Danger Devices and the ability to resend Premium Content to Subscribers or credit their accounts for Premium Content that was previously downloaded. The Danger Support Tool will allow T-Mobile to look up transactions by applicable Danger Device phone number and in accordance with the then-current Third Party content Customer Care Interface Document. In addition, the Danger Support Tool will list the URL to the FAQ for the applicable application and provide a developer email address for such application.

23. Billing Integration. In order to enable end-user billing for the Premium Content, Danger and T-Mobile will comply with the Danger Premium Download Manager Narus Mediation Solution Architecture Document Version 1.3 and dated October 20, 2003, and as may be updated from time to time upon mutual agreement by the parties.

24. Reporting. Danger has developed an extranet site that enables T-Mobile to review reporting information regarding the downloading of Premium Services on a daily basis. The parties acknowledge and agree that such daily reports are unofficial reports and shall not be relied upon in calculating payments due hereunder.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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25. Indemnification. For the avoidance of doubt, T-Mobile Premium Content shall constitute T-Mobile Premium Services for purposes of Section 17.4 of the Agreement and Danger Premium Content shall constitute Danger Services for purposes of Section 17.1 of the Agreement. Notwithstanding the above, for T-Mobile Premium Content that are ringtones for which T-Mobile pays to Danger [ * ] pursuant to Section 4(b)(ii), then Danger will indemnify T-Mobile under Section 17.1 of the Agreement for any third party claims that the use or distribution of such ringtones [ * ]. Notwithstanding the above, for T-Mobile Premium Services that are ringtones for which T-Mobile identifies to Danger that a [ * ] is not required pursuant to Section 4(b)(ii), then T-Mobile will indemnify Danger under Section 17.4 of the Agreement from any third party claim that the use or distribution of such ringtones violates a [ * ].

26. Yahoo Messenger Integration. Danger will make Yahoo® Messenger, as more fully described in Schedule 1 attached hereto, available to Subscribers who are using the Danger Device known as Sidekick II via the Premium Download Manager. The Yahoo Messenger application will be considered to be Danger Premium Content. The parties agree to enter into all necessary license and any other agreements reasonably necessary to enable the parties to provide Yahoo Messenger to Subscribers. Danger will provide monthly reports to T-Mobile with respect to Yahoo Messenger containing the information set forth in Schedule 1 hereto.

27. IP Relay. Danger will pay T-Mobile [ * ] percent ([ * ]%) of [ * ] in connection with the distribution of IP Relay applications (as described in Schedule 2). The MCI and/or GoAmerica IP Relay applications will be considered to be Danger Premium Content.

28. Intellisync Software.

a. Intellisync Software. Danger agrees to provide T-Mobile with Intellisync® software from Intellisync Corporation, which will enable Subscribers to synchronize personal information management data (including calendar, contacts and to do lists) between Microsoft Outlook and Danger Devices via the Danger Content (the “Intellisync Software”). The Intellisync Software will include the features and functionality set forth in Schedule 3 hereto. For purposes of this Agreement, the Intellisync Software will be considered a Danger Premium Content.

b. Distribution of Intellisync Software. T-Mobile agrees that Danger shall make the Intellisync Software available to all Subscribers through Danger’s Desktop Interface. The distribution of the Intellisync Software to each Subscriber shall be pursuant to an end user license agreement that prohibits copying and reverse engineering of the Intellisync Software, disclaims warranties for the Intellisync Software, and limits liability to the greatest extent allowed by law. Each Subscriber downloading the Intellisync Software shall be required to affirmatively agree to the terms of such end-user license agreement before downloading or installing the Intellisync Software or any portion thereof.

c. Billing and Payment for the Intellisync Software.

(i) Danger will provide T-Mobile with electronic records of Subscriber downloads of the Intellisync Software. Such records shall be provided by Danger via the “Premium Download Manager” billing system agreed to by the parties.

(ii) For the first [ * ] downloads of the Intellisync Software, T-Mobile will pay Danger US$[ * ] for each Subscriber successful download of the Intellisync Software (the “Initial Intellisync Fee”). For Intellisync Software downloads in excess of [ * ], T-Mobile will pay to Danger the greater of (i) [ * ] percent ([ * ]%) of the [ * ] for each successful download of the Intellisync Software or (ii) $[ * ] per successful download of the Intellisync Software. [ * ] shall not [ * ] of the Intellisync

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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Software if [ * ] provided such [ * ] within thirty (30) days after the applicable download. Danger shall invoice T-Mobile for amounts due hereunder with the same invoice for Danger Premium Content as provided for in above.

(iii) If T-Mobile discontinues the availability of the Intellisync Software, Danger shall continue to cause the Danger Content to support the existing users of the Intellisync Software in accordance with the terms of the Agreement (including Sections 4.1(b) and Exhibit B: Content Level Agreement)) for a [ * ] or such longer period as may be required by the end user license agreement. Danger’s obligation to continue support in the preceding sentence shall be limited to the last version of the Intellisync Software distributed by Danger through T-Mobile. Notwithstanding anything set forth in Section 11(c)(ii), T-Mobile may, following written notice to Danger and contingent on the parties agreeing on an amount (not to exceed [ * ] ($[ * ]) per Danger Device) that T-Mobile will pay Danger for the Installed Base (as defined below), switch from the “per download” payment structure set forth in Section 11(c)(ii) a “per Danger Device” payment structure. Under the “per Danger Device” payment structure T-Mobile will pay Danger [ * ] ($[ * ]) for each Danger Device shipped after the new payment structure is put into effect that has the ability to use the Intellisync Software. The “Installed Base” shall be calculated as follows: the sum of (i) the number of current Active Subscribers of “Monochrome”, “Tina”, and “Turner” Danger Devices and (ii) all “M-1” (or other future Danger Devices currently available) shipped to T-Mobile, less (iii) the number of downloads of the Intellisync Software by Subscribers. The Installed Base calculation shall be made as of the date the “per Danger Device” payment structure went into effect.

(iv) Danger will provide T-Mobile with reports detailing Intellisync Software download activity that are consistent with the reports provided for application download activity on the “Premium Download Manager”.

d. Customer Support for Intellisync Software. T-Mobile will provide customer support for the Intellisync Software to Subscribers in accordance with Section 4.2 of the Agreement and the Customer Support SLA. Danger shall perform its support obligations with respect to the Intellisync Software in accordance with Section 4.2 of the Agreement and Exhibit C: Customer Support SLA. Danger shall have no obligation to provide customer support for the Intellisync Software directly to Subscribers.

29. The parties agree that the following provisions of the Agreement will not apply with regard to Premium Content: Sections 3, 4.1, 6.3, 6.7, 7, 8, 9, 11 and 13.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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EXHIBIT D, SCHEDULE 1

[ * ]

EXHIBIT D, SCHEDULE 2

[ * ]

EXHIBIT D, SCHEDULE 3

[ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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EXHIBIT E: ROADMAP

[ * ]

Results of March 22, 2006 Quarterly Roadmap Meeting

Roadmap Items	Target Delivery	Category	Bonus/Penalty
[ * ]	4Q’06	Development Fund	None
[ * ]	1Q’07	T-Mobile Priority Item	None
[ * ]	4Q’06	T-Mobile Priority Item	None
[ * ]	2Q’07	T-Mobile Priority Item	None
[ * ]	3Q’06	Development Fund	None
[ * ]	4Q’06	Development Fund	None
[ * ]	TBD	Development Fund	TBD
[ * ]	TBD	T-Mobile Priority Item	TBD
[ * ]	TBD	T-Mobile Priority Item	TBD
[ * ]	TBD	Development Fund	TBD

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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EXHIBIT F:

[ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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Exhibit G: End User License Agreement

DANGER® SERVICE AND END-USER LICENSE AGREEMENT

IMPORTANT: PLEASE CAREFULLY READ THIS SERVICE AND END-USER LICENSE AGREEMENT (THE “AGREEMENT”) BETWEEN YOU AND DANGER, INC. (“DANGER”) BEFORE YOU USE YOUR WIRELESS DEVICE (THE “DEVICE”). YOUR USE OF THE DEVICE OR THE SERVICE FOR THE DEVICE SHALL CONSTITUTE YOUR BINDING ACCEPTANCE OF ALL OF THE TERMS AND CONDITIONS OF THIS AGREEMENT. IF YOU DO NOT AGREE TO ALL OF THE TERMS AND CONDITIONS OF THIS AGREEMENT, THEN YOU MAY NOT USE THE DEVICE OR THE SERVICE AND SHOULD PROMPTLY RETURN THE DEVICE TO THE PLACE WHERE YOU PURCHASED IT.

Danger owns and operates a service that enables certain features on your Device, including email, Internet access, instant messaging, address book, and calendar functions, and that also allows you to access such features from a Web site operated by Danger (the “Service”). Your use of the Service and the Software (as defined below) in the course of operating your Device is subject to the terms and conditions of this Agreement. Danger reserves the right to change or modify any of the terms and conditions contained in this Agreement or any policy referenced herein at any time and in its sole discretion. You may access this agreement at www.danger.com/agreements. If the Agreement is changed, we will post the new terms to such Web page. Any changes or modifications will be effective upon posting, and your continued use of the Service or Software after the posting of such changes will constitute your binding acceptance of the Agreement as revised.

30. Software

30.1 Definition. “Software” means any computer software, in executable code form, owned by Danger (or software owned by third parties, which Danger has the right to distribute or sublicense) and either pre-loaded on the Device at the time of manufacture or otherwise furnished to you by Danger in its sole discretion. “Software” includes the Danger® operating system and applications.

30.2 License Grant. Subject to the terms and conditions of this Agreement, Danger hereby grants to you a nonexclusive, nontransferable, nonsublicenseable license to use, perform, and display the Software using the Device upon which the Software was originally installed, and solely as necessary to operate the Software in accordance with the applicable documentation.

30.3 Restrictions. You may not (a) reproduce, distribute, sublicense, use for service-bureau purposes, sell, lease, or otherwise transfer the Software to any third parties; (b) modify, alter, improve, “hack,” or create derivative works of the Software; or (c) reverse-engineer, decompile, disassemble, reverse-assemble, or otherwise attempt to derive the source code of the Software.

30.4 Third-Party Software. You understand and agree that in addition to the Software, the Device may contain certain third-party software (“Third-Party Software”) the use of which may be subject to separate license agreements containing additional terms and conditions. Any such license agreements will be provided to you separately. You hereby agree to comply with all such additional terms and conditions in your use of the Third-Party Software.

31. Ownership. The Software is licensed to you, not sold. Danger and its licensors retain exclusive ownership of all proprietary rights, including all patent, copyright, trade secret, trademark and other intellectual property rights worldwide, in and to the Service and the Software (including any corrections, bug fixes, enhancements, updates or other modifications thereto). There are no implied licenses under this Agreement, and all rights not expressly granted are hereby reserved.

32. Use of the Service

32.1 Wireless Service Provider. In addition to Danger’s terms and conditions set forth in this Agreement, you agree and acknowledge that your use of the Service is subject to your wireless carrier’s terms and conditions of service.

32.2 Privacy Policy. Danger believes strongly in protecting user privacy and providing you notice of Danger’s collection and use of data, including personally identifying information. To learn about Danger’s information collection and use practices and policies for the Service, please refer to the Danger Service Privacy Notice.

32.3 Your Account. All information that you provide in connection with your registration for the Service must be accurate. You will receive a password and username upon completing your registration. You are responsible for maintaining the confidentiality of the password and account information, and are fully responsible for all activities that occur under your password or account. You agree to immediately notify your wireless network operator of any unauthorized use of your password or account or any other breach of security.

32.4 Prohibited Activities. You agree not to use the Service to: (a) directly or indirectly violate any applicable laws, rules, or regulations issued or promulgated by any competent government authority, including without limitation any

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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intellectual property laws, privacy laws, computer fraud or abuse statutes, or export control laws; (b) upload, post, email or transmit any content that you do not have the right to post or transmit under any law, contractual duty or fiduciary relationship; (c) upload, post, email or transmit any content that infringes a third party’s trademark, patent, trade secret, copyright, publicity, privacy, or other proprietary right; (d) upload, post, email or transmit any materials that are unlawful, untrue (including incomplete, false or inaccurate biographical information), harassing, libelous, defamatory, abusive, tortuous, threatening, obscene, pornographic, indecent, hateful, abusive, or harmful (including but not limited to viruses, corrupted files, or any other similar software or programs); (e) violate, attack, or attempt to violate or attack the security, integrity, or availability of any network, service, or other computer system; (f) send mass unsolicited or unauthorized electronic messages or “spam”, including without limitation, promotions or advertisements for products or services; (g) send altered, deceptive or false source-identifying information (including forged TCP/IP headers); or (h) use the Service in a manner that otherwise violates Danger’s then-current Acceptable Use Policy, the latest version of which is available at www.danger.com/agreements. Violations of any of the above will be investigated by Danger and, where appropriate, Danger may either institute legal action, or cooperate with law enforcement authorities in bringing legal proceedings, against users who violate this Agreement.

32.5 Third-Party Content and Services. In the course of using the Service, you may download to the Device content that is provided by third parties and/or access services and Web sites provided by third parties, including third-party Web sites accessible through links from the Service. Danger is not responsible for the content, products, materials, or practices (including privacy practices) of any such Web sites or third-parties. You understand that by using the Service you may be exposed to third-party Web sites or content that you find offensive, indecent or otherwise objectionable. Danger makes no warranty, representation, endorsement, or guarantee regarding, and accepts no responsibility for, the quality, content, nature or reliability of third-party Web sites (including Web sites accessible by hyperlink from the Service) or third party products or services accessible via the Service. Danger provides links to third-party Web sites for your convenience only and Danger does not control such Web sites. Danger’s inclusion of links to third party Web sites or access to third party products does not imply any endorsement of the third parties or their products and services. It is your responsibility to review the privacy policies and terms of use that apply to third party Web sites you visit or to third party content and services you access. In no event will Danger be liable to you in connection with any Web sites, content, products, services, materials, or practices of a third party.

32.6 Uploading and Downloading of Information. You hereby agree and acknowledge: (a) that Software, data, and other information may be downloaded from Danger to your Device and requests for information may be uploaded from your Device to Danger on a regular basis; (b) that Danger makes no guarantee of, and is not responsible for, the accuracy or completeness of any downloaded information; and (c) that the Service may be inoperable from time-to-time and Danger shall incur no liability for such inoperability. You also hereby agree and acknowledge that any information, content or software that you upload or download using a particular Device model may not be available to you in the event that you switch to different Device model.

33. Intellectual Property Rights

33.1 Copyright. All content included on the Device, including graphics, text, images, logos, button icons, images, audio and video clips and software, as well as the compilation of the content, is the property of Danger and/or its licensors (“Danger Material”) and is protected by U.S. and international copyright laws. Any unauthorized use of Danger Material may violate copyright, trademark or other laws. Additionally, certain other content, including, websites, photographs, images, text, graphics, video clips, audio recordings, or other content accessed or transmitted through the Service may be copyrighted by third parties and protected by U.S. and international copyright law. Materials that are copyrighted may be viewed as presented and are for personal use only. Unless otherwise authorized by law, you agree not to alter, falsify, misrepresent, modify, copy, reproduce, republish, upload, post, transmit, distribute or otherwise utilize such materials without the express, written permission of the copyright holder. Unauthorized copying or distribution of copyrighted works is an infringement of the copyright holders’ rights. Pursuant to the Digital Millennium Copyright Act, Danger reserves the right to terminate the accounts of users of the Service who are infringers of the copyrights of others.

33.2 Trademarks. Danger, hiptop, Get Away With It!, hiplogs, Flip For It, the Danger logo and the hiptop logo are trademarks, service marks, and/or registered trademarks of Danger, Inc. in the United States and in other countries. You agree not to use Danger’s trademarks (i) to identify products or services that are not Danger’s, (ii) in any manner likely to cause confusion, (iii) in or as a part of your own trademarks, (iv) in a manner that implies that Danger sponsors or endorses your products or services or (v) in any manner that disparages or discredits Danger. You must have Danger’s prior written consent before you use Danger’s trademarks in any way.

34. No Monitoring; Necessary Disclosures. You acknowledge that Danger does not pre-screen or monitor content posted to or transmitted through the Service, but that Danger shall have the right (but not the obligation) to remove any content in its sole discretion, including, without limitation, any content that violates this Agreement. In addition, Danger reserves the right to disclose all content that you upload, post, email, transmit or otherwise make available via the Service (whether or not directed to Danger) if required to do so by law or in the good faith belief that such disclosure is necessary or appropriate to conform to the law or comply with legal process served on Danger, to protect and defend the rights or property of Danger, the Service or our customers, whether or not required to do so by law, or to protect the personal safety of our customers or the public.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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35. Termination. You agree that Danger or its service partners, in their sole discretion, may immediately terminate your access to the Service (whether directly or through your wireless carrier) if they believe that you have violated the terms and conditions of this Agreement. You agree that any termination of your access to the Service may be effected without prior notice, and acknowledge and agree that, upon termination, Danger and its service partners may immediately deactivate or delete your account and all related information, emails, files and other data in your account and/or bar any further access to such files or the Service. Further, you agree that neither Danger nor its service partners shall be liable to you for any termination of your access to the Service hereunder.

36. NO WARRANTIES. THE SERVICE AND SOFTWARE ARE PROVIDED BY DANGER ON AN “AS IS” BASIS. DANGER, ITS SUPPLIERS AND SERVICE PROVIDERS HEREBY DISCLAIM ALL REPRESENTATIONS OR WARRANTIES OF ANY KIND, WHETHER EXPRESS, IMPLIED, OR STATUTORY, RELATING TO THE SERVICE OR THE SOFTWARE (INCLUDING ANY INFORMATION, CONTENT, MATERIALS OR PRODUCTS THAT YOU MAY ACCESS THROUGH THE SERVICE), INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, QUIET ENJOYMENT, NON-INFRINGEMENT OF THIRD PARTY RIGHTS, ACCURACY OF INFORMATIONAL CONTENT, AND ANY WARRANTIES ARISING FROM A COURSE OF DEALING OR USAGE OF TRADE. WITHOUT LIMITING THE FOREGOING, YOU ACKNOWLEDGE THAT DANGER, ITS SUPPLIERS AND SERVICE PROVIDERS DO NOT WARRANT OR REPRESENT THAT THE SERVICE OR THE SOFTWARE WILL MEET YOUR REQUIREMENTS, THAT THE SERVICE OR THE SOFTWARE WILL BE TIMELY, SECURE, UNINTERRUPTED, OR ERROR-FREE, THAT DEFECTS IN THE SERVICE OR THE SOFTWARE WILL BE CORRECTED, THAT ANY CONTENT OR INFORMATION CONTAINED IN THE SERVICE OR ACCESSED THROUGH YOUR USE OF THE DEVICE WILL BE ACCURATE, COMPLETE, RELIABLE, OR ERROR-FREE, THAT THE SOFTWARE OR ANY MATERIALS AVAILABLE FOR DOWNLOAD FROM THE SERVICE WILL BE FREE OF VIRUSES OR OTHER HARMFUL COMPONENTS, OR THAT THE SERVICE WILL BE FREE FROM UNAUTHORIZED ACCESS (INCLUDING THIRD PARTY HACKERS OR DENIAL OF SERVICE ATTACKS). FURTHER, AS THE WIRELESS CARRIER IS NOT CONTROLLED BY DANGER, NO WARRANTY IS MADE AS TO COVERAGE, AVAILABILITY OR GRADE OF SERVICE PROVIDED BY THE WIRELESS CARRIER. PLEASE NOTE THAT SOME JURISDICTIONS MAY NOT ALLOW THE EXCLUSION OF IMPLIED WARRANTIES, SO SOME OF THE ABOVE EXCLUSIONS MAY NOT APPLY TO YOU.

37. LIMITATION OF LIABILITY. IN NO EVENT SHALL DANGER, ITS SUPPLIERS OR SERVICE PROVIDERS BE LIABLE TO YOU FOR ANY DIRECT, INDIRECT, INCIDENTAL, SPECIAL, CONSEQUENTIAL, EXEMPLARY, PUNITIVE, OR OTHER DAMAGES (INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF PROFITS, BUSINESS INTERRUPTION, LOSS OF INFORMATION OR DATA, OR OTHER PECUNIARY LOSS) RESULTING FROM YOUR ACCESS TO, OR USE OR INABILITY TO USE THE SERVICE OR SOFTWARE (INCLUDING AS A RESULT OF AN OUTAGE OF THE SERVICE PROVIDED BY YOUR WIRELESS CARRIER OR ANY OTHER THIRD-PARTY SERVICE PROVIDER, OR WITH RESPECT TO THE INFORMATION, SERVICES, CONTENT OR ADVERTISEMENTS CONTAINED ON OR OTHERWISE ACCESSED THROUGH THE SERVICE. IN NO EVENT WILL DANGER, ITS SUPPLIERS OR SERVICE PROVIDERS BE LIABLE TO YOU IN CONNECTION WITH THE SERVICE OR THE SOFTWARE FOR ANY DAMAGES IN EXCESS OF TWO HUNDRED U.S. DOLLARS (U.S. $200).

38. Indemnity. You agree to defend, indemnify, and hold harmless Danger, its officers, directors, employees and agents, from and against any claims, actions or demands, including without limitation reasonable attorneys’ fees, made by any third party due to or resulting from your violation of this Agreement.

39. Export Controls. You agree and acknowledge that the Software may contain cryptographic functionality the export of which is restricted under U.S. export control law. You will comply with all applicable laws and regulations in your activities under this Agreement, including without limitation all export laws and regulations of the U.S. Department of Commerce and all other U.S. agencies and authorities, including the Export Administration Regulations promulgated by the Bureau of Industry and Security (as codified in 15 C.F.R. Parts §§ 730-774). You expressly agree not to export or re-export the Software in violation of such laws or regulations, or without all required licenses and authorizations.

40. Government End Users. The Software is a “commercial item” as that term is defined at 48 C.F.R. 2.101, consisting of “commercial computer software” and “commercial computer software documentation” as such terms are used in 48 C.F.R. 12.212. Consistent with 48 C.F.R. 12.212 and 48 C.F.R. 227.7202-1 through 227.7202-4, all U.S. Government end users acquire the Software with only those rights set forth therein.

41. Applicable Law and Jurisdiction. You agree that this Agreement and all matters relating to the Service and the Software will be governed by the laws of the State of California, without giving effect to any principles of conflicts of laws that would require the application of the laws of a different state. You also consent to the exclusive jurisdiction and venue of the Superior Court of Santa Clara County for state claims and the Northern District of California for federal claims in all disputes arising out of or relating to the Software or the Service. The parties agree that the Uniform Computer Information Transaction Act (or any statutory implementation of it) and the United Nations Convention on the International Sale of Goods will not apply with respect to this Agreement or the parties’ relationship.

42. General Provisions. You are responsible for compliance with applicable local laws. This Agreement is personal to you, and you may not transfer, assign or delegate this Agreement to anyone without the express written permission of Danger. Any attempt by you to assign, transfer or delegate this Agreement without the express written permission of Danger shall be null and void. The paragraph headings in this Agreement, shown in boldface type, are included to help make the agreement easier to read and have no binding effect. The waiver of any breach or default, or any delay in exercising any

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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rights shall not constitute a waiver of any subsequent breach or default. This Agreement constitutes the complete and exclusive agreement between you and Danger with respect to the subject matter hereof, and supersedes all prior oral or written understandings, communications or agreements. If for any reason a court of competent jurisdiction finds any provision of this Agreement, or portion thereof, to be unenforceable, that provision of the Agreement will be enforced to the maximum extent permissible so as to effect the intent of the parties, and the remainder of this Agreement will continue in full force and effect.

Last updated: March 1, 2006

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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EXHIBIT H: TRADEMARKS

DANGER:

[ * ]

T-MOBILE:

[ * ]

Each party’s trademark usage guidelines, as such may be amended from time to time, are hereby included by reference.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

71.

September 27, 2006

Cole Brodman

Sr. Vice President and Chief Development Officer

T-Mobile USA, Inc.

12920 SE 38th Street

Bellevue, WA. 98006

Re: MyFaves Development

Dear Cole:

This letter sets forth the agreement between Danger, Inc. (“Danger”) and T-Mobile USA, Inc. (“T-Mobile”) regarding the development of a MyFaves application (the “MyFaves Application”) for Danger Devices.

1. Scope of Work.

(a) Danger Deliverables. Danger will implement the MyFaves Application in the following three phases:

(i) Rich Feature Set. The first phase (the “Rich Feature Set”) will implement the functionality set forth in Exhibit A to this letter. The Rich Feature Set will be available on the Sidekick Style Danger Device (the “Style,” which may also be referred to as the “Sidekick ID”) at the time such devices commercially launch.

(ii) Full Feature Set. The second phase (the “Full Feature Set”) will implement the functionality set forth in Exhibit B to this letter. The Full Feature Set will be available on the Sidekick Zante Danger Device (the “Zante”) at such time such devices commercially launch, and will also be available for delivery as an over-the-air update to Style devices following T-Mobile’s approval.

(iii) Evolution. Upon T-Mobile’s request, Danger will make the MyFaves Application, including all modifications and updates thereto, available on future Danger Devices without additional charge to T-Mobile or to a Manufacturer.

(b) Each of the above phases shall be subject to T-Mobile’s acceptance and shall incorporate reasonable modifications and updates requested by T-Mobile from time to time and agreed to by Danger (such agreement not to be unreasonably withheld). By way of example and not limitation, such modifications may include fine tuning of the MyFaves Application to address results of usability testing.

(c) T-Mobile Deliverables. T-Mobile will provide the items and perform the tasks set forth in Exhibit C to this letter.

2. Development Schedule. The Rich Feature Set and the Full Feature Set will be delivered in time to meet commercial launch timing of the Style and Zante devices, respectively. T-Mobile shall have no obligation to launch such devices without the applicable MyFaves feature sets included on such devices. Danger and T-Mobile acknowledge that each party’s development responsibilities are contingent on the other party fulfilling its development obligations. Neither party shall be in breach of this letter for any delay or failure that results from the delay or failure of the other party and any delivery dates for a particular party shall be equitably extended to compensate for delays or failures of the other party. In addition, no penalties or reductions in amounts to be paid

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.

shall be made for failures to meet the development schedule unless agreed upon by the parties following execution of this letter.

3. [ * ]. The MyFaves Application shall [ * ]. Danger acknowledges that T-Mobile [ * ]. Danger may [ * ] the MyFaves Application [ * ] in this Section 3. Upon full payment by T-Mobile of the Amounts (as defined below), Danger shall, upon T-Mobile’s request, transfer to T-Mobile [ * ], in a form to be mutually agreed. T-Mobile acknowledges that Danger has made modifications to the existing [ * ] to [ * ] (collectively the “Modifications”) and that [ * ] shall own and be free to use such Modifications to the extent such Modifications do not [ * ] MyFaves Application as provided in this letter agreement. Nothing herein is intended to modify any ownership provisions set forth in the Agreement, including without limitation, those provisions relating to Danger’s [ * ].

4. Confidentiality. The terms and conditions of the Non-Disclosure Agreement pertaining to the My5/MyFaves project are hereby incorporated herein by this reference.

5. Payment. T-Mobile shall pay to Danger amounts (the “Amounts”) set forth in Exhibit D to this letter. Danger shall invoice T-Mobile for the Amounts following the milestones set forth in Exhibit D and T-Mobile shall pay the invoices within thirty (30) days after T-Mobile’s receipt thereof.

This letter shall be governed by the terms of the Master Services Agreement, effective as of June 1, 2006 between Danger and T-Mobile (the “Agreement”). In the event of any conflicts between this letter and such Agreement, this letter shall govern to the extent of the conflict. Capitalized terms not defined herein shall have the meaning set forth in the Agreement

Please indicate your agreement with the terms set forth in this letter by signing below.

Sincerely,

/s/ Henry R. Nothhaft
Henry R. Nothhaft
Chairman & CEO, Danger, Inc.

Agreed on September     , 2006 by

T-MOBILE USA, INC.

By:	/s/ Cole Brodman
Cole Brodman
Sr. Vice President and Chief Development Officer

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

2.

Exhibit A: Rich Feature Set

[ *]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

3.

Exhibit B: Full Feature Set

[ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

4.

Exhibit C: T-Mobile Deliverables

1.	Continued access to SMS Server development environment (Newbay Software) from commencement of project.

2.	Continued access to T-Mobile SMS Server production environment upon deliver of Beta Release Candidate

3.	Full Time Support from T-Mobile and Newbay Software until project completion

4.	T-Mobile Logos and Icons

5.	Feedback on MyFaves deliverables within 1 week of delivery.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

5.

Exhibit D: Project Cost And Payment Schedule

Project Cost:             $[ * ]

Payment Schedule:

Milestone	Payment
1. Signing of Letter Agreement	$	[ * ]

2. Delivery of Rich Feature Set Test Candidates	$	[ * ]

3. TA of Rich Feature Set on Style/ID	$	[ * ]

4. Earlier of (i) TA of Full Feature Set on Zante or (ii) OTA of Full Feature Set to Style/ID	$	[ * ]

Total	$	[ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

6.

November 9, 2006

Warren McNeel

Vice President, Product Development

T-Mobile USA, Inc.

12920 SE 38th Street

Bellevue, WA 98006

Re: Content Control Development Statement of Work

Dear Warren:

This letter sets forth the agreement between Danger, Inc. (“Danger”) and T-Mobile USA, Inc. (“T-Mobile”) regarding the development and operation of a solution for Danger Devices to restrict access to adult oriented, Internet websites.

This letter shall be part of and governed by the terms of the Master Services Agreement (“Agreement”), effective as of June 1, 2005 between Danger and T-Mobile. In the event of any conflicts between this letter and such Agreement, this letter (including all attached exhibits to the letter) shall govern to the extent of the conflict. Capitalized terms not defined herein shall have the meaning set forth in the Agreement.

1. Definitions.

“Content Control” means the feature Subscribers can elect which restricts web browser access to adult-oriented material, as defined by T-Mobile.

“Content Control Test” means a test which runs continuously and monitors whether selected adult-oriented websites are being correctly filtered.

“Content Control Platform” means a group of servers and associated equipment owned by T-Mobile upon which the Content Control Platform Software operates.

“Content Control Platform Software” means third party software which will query a URL database to determine whether a URL is accessible or non-accessible to Subscribers who elect Content Control.

“Data Center” means the Verizon data center in San Jose, California.

“Integration Proxy” means an application that runs on the Danger System, which interfaces with the T-Mobile Partner Publisher, and handles Subscriber status, passwords, content changes and MSISDNs.

“Partner Publisher” means a T-Mobile application which interfaces with the Integration Proxy and exchanges Subscriber information, including whether a Subscriber has elected Content Control.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

“Verizon” means Verizon Business Financial Management Group (formerly “MCI Communications Services, Inc.”).

2. Scope of Work

A. Danger Obligations.

(i) Integration Proxy development. Danger will modify the Integration Proxy and other related software components which run on the Danger System to read a flag provided by the Partner Publisher that indicates whether a Subscriber has elected Content Control.

(ii) Danger Support Tool development. Danger will modify the Danger Support Tool so that a T-Mobile employee may view or modify, on a per Subscriber basis, a Subscriber’s status regarding their election of Content Control.

(iii) Subscriber traffic routing. Danger will route Subscribers’ web browser traffic based on the Subscriber information provided by T-Mobile via the Partner Publisher or the Danger Support Tool. Specifically, if the Subscriber elects Content Control, then Danger will send the web browser traffic to the Content Control Platform. If the Subscriber does not elect Content Control, Danger will process the web browser traffic as normal and not route the web browser traffic to the Content Control Platform.

(iv) Content Control Test development and operation. Danger will create and operate the Content Control Test.

(v) Operational support. Danger will provide operational support services as set forth in Exhibit A.

(vi) Housing the Content Control Platform. Danger will house the Content Control Platform at the Data Center, provided there is enough equipment storage space and infrastructure services necessary for the Content Control Platform. Danger will provide T-Mobile with reasonable commercial notice if the Content Control Platform is unable to be housed at the Data Center. Following such notice, the parties will mutually agree upon a new location to house the Content Control Platform and new terms for housing the Content Control Platform at a new location.

B. T-Mobile Obligations.

(i) Subscriber Information. Subscriber information provided by T-Mobile to Danger will include all information needed for Content Control, including whether the Subscriber has elected Content Control. The Partner Publisher will push Subscriber information to the Integration Proxy. The Integration Proxy will not actively query T-Mobile for such information. The parties understand that Danger will rely on accurate Subscriber information for Content Control to be effective. T-Mobile shall make its best commercial efforts to deliver accurate Subscriber information. Danger will not be responsible for any failures to comply with its obligations under subsection 2.A (iii) of this letter if Subscriber information is inaccurate.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(ii) Content Control Platform Software. Residing on the Content Control Platform will be the Content Control Platform Software. T-Mobile is responsible for paying for and obtaining all licenses to use the Content Control Platform Software on the Content Control Platform. T-Mobile (or a third party acting on T-Mobile’s behalf) will install, maintain and update the Content Control Platform Software to ensure the Content Control Platform Software correctly filters traffic. For avoidance of doubt, Danger will have no obligation to install, maintain or update the Content Control Platform Software.

(iii) Content Control Platform. T-Mobile is responsible for purchasing and supplying the Content Control Platform. T-Mobile will establish and ensure adequate capacity for, but not limited to, the Content Control Platform Software and other components necessarily residing on the Content Control Platform.

(iv) Operational Support. T-Mobile will provide operational support services as set forth in Exhibit A.

3. VPN connection. The parties will work together to maintain a continuous VPN (or subsequently T1 dedicated line) connection with suitable architecture and alarming. Danger will use the VPN connection in connection with performing its Tier 1 obligations as set forth in Exhibit A. The VPN connection will also be used to allow T-Mobile to maintain and repair Tier 2 related problems with the Content Control Platform.

4. Danger Devices Supported. At the time of commercial launch of Content Control, the Danger Devices known as the Sidekick II and the Sidekick3 will support Content Control. All future Danger Devices will be supported.

5. Ownership. T-Mobile acknowledges that Danger will make modifications to the Integration Proxy and other components on the Danger System and that Danger shall retains all rights, title and interest in and to such modifications. As between Danger and T-Mobile, T-Mobile and/or its licensors and service partners own the Content Control Platform.

6. Service Levels. Danger and T-Mobile will adhere to the response times and perform the tasks set forth in Exhibit A to this letter.

7. Schedule. The schedule for development, certification, testing and launch is set forth in Exhibit B to this letter. Danger and T-Mobile acknowledge that each party’s responsibilities are contingent on the other party fulfilling its obligations. Neither party shall be in breach of this letter for any delay or failure that results from the delay or failure of the other party, and any delivery dates for a particular party shall be equitably extended to compensate for delays or failures of the other party. In addition, no penalties or reductions in amounts to be paid shall be made for failures to meet the development and launch schedule unless mutually agreed upon in writing by the parties following execution of this letter.

8. Payment. T-Mobile shall pay the amounts set forth in Exhibit C upon the earlier of (i) T-Mobile’s acceptance of the deliverables outlined in 2.A (i), (ii), (iii) and (iv),

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

such acceptance not to be unreasonably withheld; or (ii) by the date of first commercial launch of Content Control. No further payment shall be required in the event any development is necessary to enable Content Control for the Prepaid Danger Service.

9. Disclaimer. T-Mobile acknowledges that technical problems or failures may occur from time to time, and that Subscribers who elect Content Control may be able to access Internet websites that would have been blocked or restricted absent such problems or failures. Danger will use reasonable commercial efforts to prevent such problems or failures, but Danger does not represent, warrant or guarantee that implementation of Content Control on the Danger System will be error-free. Nothing herein is intended to modify any disclaimer or warranty provisions set forth in the Agreement.

Please indicate your agreement with the terms set forth in this letter by signing below.

Sincerely,

/s/ Henry R. Nothhaft
Henry R. Nothhaft
Chairman & CEO, Danger, Inc.

Agreed on , 2006 by

T-MOBILE USA, INC.

By:	/s/ Warren McNeel
Warren McNeel
Vice President, Product Development

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

EXHIBIT A

•	T-Mobile shall be responsible for all Tier 1 monitoring of the Content Control Platform and Content Control Platform Software.

•	Current exceptions are listed in the table below.

•

The parties may mutually agree at a later date for some Danger monitoring of the Content Control Platform and/or the Content Control Platform Software, such agreement to be in writing and signed by both parties.

•	Tier 1 problems shall be escalated to T-Mobile Tier 2 support as necessary, by T-Mobile Tier 1.

•	Danger, if applicable, shall escalate issues to T-Mobile Tier 1 as indicated in the table below.

•	T-Mobile shall be solely responsible for all Tier 2 monitoring.

Tier 1 Roles

	Issue	Solution
1	Who will monitor the Content Control Platform and the Content Control Platform Software?	T-Mobile will monitor the Content Control Platform and Content Control Platform Software in an identical fashion to the way they monitor Content Control for their general customer base. In addition, however, Danger will create and operate the Content Control Test.

2	Who performs alarming, and for what?	Danger will monitor connections and traffic up to the load balancer associated with the Content Control Platform. Danger will alarm for tests as described in #1 above, and will contact T-Mobile’s NOC (Tier 1) immediately upon determining that incorrect results are being returned.

3	Who will undertake the first level of trouble shooting with regard to content issues that are escalated from T-Mobile to ensure that the issue is not related to other Danger network applications?

Danger will undertake troubleshooting of all elements except the Content Control Platform and the Content Control Platform Software itself, which is the sole responsibility of T-Mobile. In the event that Danger identifies an issue with its browsing platform, Danger will report the issue to T-Mobile and its resolution for tracking purposes. Danger will remind the T-Mobile NOC that they may be seeing alerts on T-Mobile’s content filtering monitoring solution, in the event such an issue arises. In the event T-Mobile identifies trouble with the Content Control Platform, T-Mobile will report the issue to the Danger NOC, and T-Mobile Tier 1 will either resolve directly or escalate to T-Mobile Tier 2, as appropriate.

NOTE: Either side will notify the other of planned maintenances, consistent with existing practices, to prevent wasted troubleshooting efforts.

4	Who will respond to Tier 1 Alerts?	As described above.

5	Who will escalate to Tier 2 for trouble resolution, and who will handle Tier 2 problems?	T-Mobile will be handling Tier 2. T-Mobile will escalate to Tier 2 in the identical fashion that they escalate for their primary solution.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

6	Who may call for troubleshooting conference bridges to be opened as appropriate?	Either party may call for a troubleshooting bridge to be opened.

7	How will application support VPN access to the Content Control Platform work?	T-Mobile and Danger will maintain a VPN (or subsequently a T1) connection that is kept up and running continuously, with suitable architecture and alarming to ensure uptime of the connection.

Management of On-site/Remote Tier1 Technical Services

	Issue	Solution
1	Who troubleshoots network components or call flow issues?	Danger will be responsible for the edge—from the cross connects to the F5.

2	Who provides routine connectivity and power verification?	Danger will perform this function

3	Who identifies physical issues, and who repairs them?	T-Mobile expects it will be able to find these issues in most cases with remote diagnostics; Danger will provide physical remote-hands support as needed.

4	Who perform hard reboots?	T-Mobile will have the ability to do this remotely as needed; if this fails Danger will provide physical remote-hands support

5	Who replaces subassemblies?	Danger will do this generally on a next business day basis, unless business need indicates greater urgency.

6	Who handles onsite preventive and routine maintenance?	If this is needed Danger can provide such maintenance with guidance from T-Mobile.

7	Who will provide emergency 24x7x365 on-site support?	Danger will provide as needed

8	Who will provide RMA support?	Danger will do this generally on a next business day basis, unless business need indicates greater urgency.

9	Who will facilitate application support data center access 24x7x365 in event of emergency?	Danger will facilitate this if it is needed

10	Who will facilitate hardware vendor data center access 24x7x365 in event of emergency?	Danger will facilitate this if it is needed

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Tier 2 Escalation

In the event that Danger needs to escalate to T-Mobile, the following section lays out the methods. Initially, the most likely trigger for an escalation will be the failure of Danger’s Content Control Test. Additionally, as stated earlier, Danger will notify T-Mobile whenever there is an issue with the Danger Service to avoid wasted troubleshooting by T-Mobile.

When applicable, Danger shall escalate to the T-Mobile designated (Tier 1) support team. Danger shall provide at a minimum the following:

1.	Caller Name

2.	Call back number

3.	Trouble ticket number

4.	Severity of trouble ticket

5.	Description of trouble, alarms, test results, etc.

6.	Corrective actions taken by Danger

7.	Assist with VPN access if needed

SLA – Time to respond to a network incident:

[ * ]

Tier 2 Roles

T-Mobile shall be solely responsible for all Tier 2 operational support roles.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit B

SCHEDULE

ITEM	DATE
Implementation architecture finalized	07/14/06
Design requirements finalized	08/18/06
Danger software feature complete	08/15/06
Danger/T-Mobile Danger Support Tool testing	09/18/06
Danger/T-Mobile enterprise end to end testing (T-Mobile lab to Danger lab-trial using pre-production Content Control system)	10/31/06
T-Mobile approves production system	11/08/06
T-Mobile launch of content filtering for post-pay users	11/11/06

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit C

[ * ]

If, 12 months following launch of Content Control, separate hosting capacity (e.g. racks, power, etc.) in the Danger Data Center collocation facility is still required for the Content Control Platform, T-Mobile shall reimburse Danger for Danger’s actual out-of-pocket costs for such capacity. Danger will invoice T-Mobile for such costs on a monthly basis, and T-Mobile will pay no later than 30 days following receipt of invoice.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

July 17, 2007

Cole Brodman

Sr. Vice President Systems & Product Development

T-Mobile USA, Inc.

12920 SE 38th Street

Bellevue, WA 98006

Re: Service Level Monitoring and Reporting Project (SELMAR)

Dear Cole:

This letter sets forth the agreement between Danger, Inc. (“Danger”) and T-Mobile USA, Inc. (“T-Mobile”) regarding the development and operation of the Service Level Monitoring and Reporting project (“SELMAR”) for T-Mobile’s observation of various services on the Danger System.

This letter shall be part of and governed by the terms of the Master Services Agreement (“Agreement”), effective as of June 1, 2005 between Danger and T-Mobile. In the event of any conflicts between this letter and such Agreement, this letter (including all attached exhibits to the letter) shall govern to the extent of the conflict. Capitalized terms not defined herein shall have the meaning set forth in the Agreement.

1. Scope of Work.

(a) Functional Specification. The agreed upon specification for SELMAR is set forth in Exhibit A (the “Specification”). The parties understand that the UI design, charts and data used in Exhibit A are not actual screen shots, but are illustrations of how the service reports and service monitoring screens may look upon completion of SELMAR.

(b) Danger Responsibilities. Danger will implement and maintain SELMAR as described in the Specification.

(c) T-Mobile Responsibilities. T-Mobile shall appoint an employee to maintain a list of T-Mobile personnel entitled to access SELMAR. T-Mobile shall provide Danger with the list of persons entitled to access SELMAR and updates to that list as persons are added/deleted. As part of such list, T-Mobile shall designate the IP Addresses from which such persons will be accessing SELMAR.

2. Development Schedule. As set forth in Section 6.10 of Exhibit B of the Agreement, if Danger has not implemented SELMAR by August 11, 2007, then the monthly Service Fees will be reduced [ * ] until SELMAR has been implemented. The parties agree that no other penalties or reductions in amounts to be paid shall be made for failures to meet the August 11, 2007 schedule unless agreed upon by the parties following execution of this letter.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.

3. Confidentiality/Ownership. T-Mobile acknowledges that SELMAR will provide access to sensitive data and insight into components of the Danger System which are confidential to Danger and may not be disclosed to any third party without Danger’s prior consent. Danger shall own all right, title and interest in SELMAR and any modifications and derivative works thereto.

4. Payment. T-Mobile shall pay to Danger $[ * ] in non-recurring engineering expenses, as detailed in Exhibit B to this letter, (the “Amounts”) in accordance with the following milestones: (a) [ * ]% upon signing of this letter and (b) [ * ]% on acceptance of the SELMAR deliverables set forth in the Specification. The payment for each milestone shall be non-refundable once the milestone is completed. Danger shall invoice T-Mobile for the Amounts following the completion of each milestone and T-Mobile shall pay the invoices within thirty (30) days after T-Mobile’s receipt thereof.

5. Ongoing Costs. Unless otherwise agree to by the parties, Danger’s costs to operate and maintain SELMAR following launch shall be borne by Danger.

Please indicate your agreement with the terms set forth in this letter by signing below.

Sincerely,

/s/ Henry R. Nothhaft
Henry R. Nothhaft Chairman & CEO, Danger, Inc.

Agreed on , 2007 by

T-MOBILE USA, INC.

By:	/s/ Cole Brodman
(signature)
Name:	Cole J. Brodman
Title:	SVP Product Development

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

2.

Exhibit A

See Attached

[ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

3.

Exhibit B

[ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

4.

SECOND AMENDMENT TO

MASTER SERVICES AGREEMENT

(MYSPACE)

This Second Amendment (“Amendment”) is entered into and effective as of the later of the two dates below the signature lines (“Amendment Effective Date”) by and between T-Mobile USA, Inc., (“T-Mobile”) and Danger, Inc. (“Danger”), and amends that certain Master Services Agreement, dated and effective as of June 1, 2005, between T-Mobile and Danger (as amended, the “Agreement”).

BACKGROUND

WHEREAS, the Agreement contains terms and conditions under which the parties deliver Premium Content to Subscribers via the Premium Download Manager;

WHEREAS, the parties desire to amend the Agreement to address the terms and conditions that will apply to the development and deployment of the SK Application (as defined below) and the provision of MySpace Services (as defined below) to Subscribers.

NOW, THEREFORE, in consideration of the mutual covenants and representations contained herein and in the Agreement, the parties hereby agree to amend the Agreement as follows:

AMENDMENT

I. Effect of Amendment. This Amendment amends the Agreement. Except as provided herein, all of the terms and conditions of the Agreement remain in full force and effect; however, if there is a conflict between the terms of this Amendment and the Agreement, the terms of this Amendment shall govern. All capitalized terms used in this Amendment and not otherwise defined in this Amendment shall have the meanings ascribed to them in the Agreement.

II. Definitions.

“SK Application” means the software application that enables the Danger Devices commonly referred to as Sidekick2, Sidekick 3, Sidekick ID, Sidekick Slide and Sidekick LX (the “Initial Devices”) to access the MySpace Service with the features and functionality described in Appendix A, including all minor releases and bug fixes thereto if and when Danger makes them available pursuant to Danger’s support obligations under this Amendment. Upon written agreement by the parties to port the SK Application to additional devices or release an upgrade or new version of the application, such upgrade or new version will be part of the definition of “SK Application” under this Amendment for all purposes other than pricing under Appendix B (unless otherwise mutually agreed by the parties). Except for Section 4 of Exhibit D to the Agreement, the SK Application will be treated as Danger Premium Content.

“MySpace” means MySpace, Inc. a Delaware corporation with offices in Beverly Hills, California.

“MySpace Service” means the online social networking community service owned and operated by MySpace, Inc. at www.myspace.com under the “MySpace” brand.

“Danger MySpace Service” means enabling of Subscriber access to some features and content of the MySpace Service and the transmission of data to and from the MySpace Service and

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Amendment to Master Services Agreement	Confidential

Subscribers’ Danger Devices. The Danger MySpace Service is Danger Premium Content under the terms of the Agreement.

III. Development and Testing of the SK Application. At Danger’s sole cost, Danger will develop the SK Application in accordance with the delivery schedule and specifications attached hereto in Appendix A.

IV. Rights from MySpace.

A. Danger. Danger warrants that it has entered into entered into a separate agreement with MySpace under which Danger (i) has obtained access to certain MySpace API documentation; (ii) has obtained the rights to develop the SK Application for distribution to T-Mobile and Subscribers (iii) has established a process with MySpace to receive changes to the MySpace API documentation so that Danger may update the SK Application and the Danger MySpace Service as may be required from time to time to remain in compliance with the specification set forth in Appendix A and to maintain the interoperability between Danger’s systems that host the Danger MySpace Service and MySpace’s systems that host the MySpace Service. If T-Mobile receives updated MySpace API documentation that Danger does not receive, T-Mobile may provide such documentation to Danger and such API documentation shall be considered confidential information subject to Section 14.1 of the Agreement and used only to maintain interoperability for the SK Application and the Danger MySpace Service.

B. T-Mobile. T-Mobile warrants that it has entered into a separate agreement with MySpace and obtained the rights for Danger and T-Mobile to permit Subscribers to access the MySpace Service via the SK Application.

C. No Warranties for the MySpace Service. Neither party makes any representation or warranty to the other regarding the MySpace Service and neither party shall have any obligation to indemnify the other for issues arising out of the MySpace Service, including but not limited to the content or material posted on or made available through the MySpace Service. T-Mobile acknowledges that Danger has no obligation to monitor or censure the content or material accessed or transmitted by Subscribers through the MySpace Service.

V. Acceptance of SK Application. T-Mobile hereby accepts SK Application v1.0 for the Sidekick 2, the Sidekick 3 and the Sidekick ID Danger Devices. Prior to the commercial launch of the SK Application on any additional Danger Devices, the following schedule for acceptance and correction of any problems with the SK Application shall be used (unless agreed otherwise by the parties): T-Mobile shall have thirty (30) days following delivery of the applicable SK Application to evaluate and submit a written notice of acceptance or rejection to Danger. T-Mobile may reject all or any portion of a deliverable if it does not conform to the Specifications set forth in Appendix A; Danger’s written guarantees, representations, and warranties; applicable regulatory rules and other federal state, and local legal requirements; or the Content Certification Plan. If T-Mobile rejects a deliverable or any portion thereof, Danger will correct it within a mutually agreeable time period (that will not exceed thirty (30) days). If Danger fails to correct any errors in a SK Application within a time period mutually agreed to by the parties (not to exceed thirty (30) days), T-Mobile may (a) accept the non-conforming SK Application deliverable and continue under this Amendment (without waiving its rights to reject other SK Application deliverables); (b) extend the correction period; or (c) reject the non-confirming SK Application. Notwithstanding the foregoing, T-Mobile’s commercial launch of the SK Application on any Danger Device shall constitute its acceptance of the SK Application for such Danger Device. If, per Appendix B, the parties mutually agree on the terms to distribute a new Major Releases of the SK Application or to distribute the SK Application on other Danger Devices, the parties shall also agree to a

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Amendment to Master Services Agreement	2.	Confidential

schedule for acceptance and correction of problems prior to such distribution. Notwithstanding the foregoing, T-Mobile shall be under no obligation to launch the SK Application on any Danger Device.

A. Connectivity and Deployment. Danger will work with T-Mobile and MySpace to connect Danger’s servers with the servers of MySpace in order to provide the Danger MySpace Service.

B. Deployment Plans. Danger and T-Mobile will mutually agree upon the timing for deploying the SK Application to each of the Initial Device models. The parties will work together and with MySpace (as necessary) to manage a successful deployment of the SK Application on the Initial Devices.

VI. Operation and Maintenance.

A. Requirements. Danger agrees that the SK Application and the Danger MySpace Services will comply with the specifications set forth in Appendix A, including the Danger MySpace Service’s interoperability with the systems that host the MySpace Service. In addition, the parties agree that, except as otherwise set forth in this Amendment, the SK Application and the Danger MySpace Service will comply with the requirements for Danger Premium Content, as set forth in the Agreement.

B. Service Level Agreements. For issues related to the SK Application or the Danger MySpace Service, Danger and T-Mobile will follow the Escalation Procedure set forth in Section 2 of the Service Level Agreement described in Exhibit B to the Agreement. Danger warrants to T-Mobile that Danger has an incident management and service restoration process in place with MySpace to manage escalation and resolution of issues.

C. Suspension and Disabling of Danger MySpace Service. Promptly upon notice from T-Mobile (but no less than one (1) calendar day) during the Term, Danger will (a) block access of an individual Subscriber to the MySpace Service via the SK Application by suspending or disabling his/her Danger Service account; and/or (b) block access to the MySpace Service via the SK Application to all Subscribers (including disabling the download of the SK Application from the PDM).

D. Maintenance of SK Application. Danger may not distribute new versions of the SK Application (including by offering Upgrades and Enhancements to prior versions) for use by Subscribers without T-Mobile’s prior written approval. Such approval may be conditioned on Danger’s agreement to an amendment to the Agreement with additional terms and conditions. Any approved modifications to the SK Application will be subject to acceptance testing by T-Mobile in accordance with Section V, above. In no event will Company modify the Danger MySpace Services or SK Application to enable the distribution of applications or audio or visual content (including but not limited to ring tones and wallpaper) to Subscribers. Notwithstanding the foregoing, Danger may, without T-Mobile’s prior written approval, distribute bug fixes for the SK Application and implement changes to the Danger MySpace Service that do not materially change the functionality of the SK Application. Any bug fix or change that affects the user experience is a material change.

E. User Agreement: Danger will, within the download process for the SK Application require Subscribers to agree that downloading the SK Applications and/or accessing the MySpace Services is subject to the Danger Service and End-User License Agreement that includes disclaimers of warranty and limitations on liability that are substantially the same as those contained in the form end user agreement set forth in Exhibit G of the Agreement.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Amendment to Master Services Agreement	3.	Confidential

F. Reporting. Within ten (10) business days of the end of each calendar month, Danger will provide T-Mobile reports in accordance with Appendix C.

G. Subscriber Charges. T-Mobile may charge Subscribers for use of the SK Application, Danger MySpace Service and MySpace Service. Danger will not impose any charges on Subscribers for their access to or use of the SK Application, Danger MySpace Service or MySpace Service. For the avoidance of doubt, if Danger imposes a charge on Subscribers at the request of and on behalf of T-Mobile, such charge is not a violation of this Section.

H. Advertising. Danger will not include any advertisement or promotions in the SK Application or cause any advertisements or promotions to display prior to the download, installation or execution of the SK Application. T-Mobile acknowledges that Danger has no control and is not responsible for advertisements or promotions that appear in the content and material transmitted to and from the MySpace Service.

I. Harmful Code. Danger will use commercially reasonable efforts to prevent Harmful Code from entering the MySpace systems that host the MySpace Service through Danger’s connection to MySpace. “Harmful Code” means (a) unauthorized data, viruses, worms or other malicious code; (b) any feature that prevents or interrupts the use of the MySpace Service, including but not limited to any lock, drop-dead device, Trojan-horse routine, trap door, time bomb; or (c) any other code or instruction that is intended to be used to access, modify, delete, damage, or disable the functionality of the MySpace Service. Danger will promptly notify MySpace and T-Mobile if it knows of any Harmful Code that has entered the MySpace Service through Danger’s connection to MySpace and remedy such incident in accordance with the incident management process agreed upon between Danger and MySpace.

VII. Licenses.

A. Application License. Subject to the terms and conditions of this Amendment, Danger grants to T-Mobile a limited, non-exclusive (except as set forth in Section VII(B) below), fee-bearing, license for T-Mobile to (a) use, publicly display and publicly perform the SK Application on the Initial Devices in order to evaluate, test, demonstrate, support, market and promote the SK Application, Initial Devices and the MySpace Service and (b) distribute (through multiple channels) the SK Application on Initial Devices.

B. Source Escrow. Pursuant to Section 13 of the Agreement, Danger shall place into escrow the Source Code, object code and related documentation for the Danger Service software that supports the Danger MySpace Service. Such Danger Service software shall be treated as “Escrowed Code” pursuant to Section 13 of the Agreement. Subject to the written consent and any conditions imposed by MySpace, for the purposes of Section 13.4 of the Agreement, the SK Application will be considered Danger Software.

C. [ * ]. Subject to the terms and conditions of this Amendment, [ * ].

D. Reservation of Rights. Except as expressly set forth in Sections VII(A) and (B) nothing in this Agreement will be deemed to (i) transfer or license any rights in or ownership of the SK Applications to T-Mobile; or (ii) the MySpace Services to Company.

E. Term/Termination. Either party may terminate this Amendment on thirty (30) days prior written notice to the other party if the other party has materially breached its obligations under this Amendment and has failed to cure the breach within the notice period. Unless terminated as

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Amendment to Master Services Agreement	4.	Confidential

set forth in the preceding sentence, this Amendment will have the same Term as the Agreement and will terminate when the Agreement terminates.

F. Survival. The parties acknowledge and agree that copies of the SK Application sold or licensed to Subscribers prior to the expiation or termination of this Agreement survive such termination or expiration and the SK Application will not be removed from Danger Devices even if the Danger MySpace Service is no longer being provided. The pricing and fees set forth in Exhibit B shall survive the term of the Agreement for the Initial Devices and any other Danger Devices for which the parties agreed (during the term of this Amendment) to distribute the SK Application v1.0. For the avoidance of doubt regarding the preceding sentence, if the Agreement terminates and the parties enter into another agreement for the supply of the Danger Services to T-Mobile, the SK Application will be provided to T-Mobile for the Initial Devices and any other Danger Devices for which the parties agree (during the term of this Amendment) to distribute the SK Application v1.0 on the same financial terms and the amounts paid under this Agreement shall be applied to such new agreement as applicable (e.g., if T-Mobile has paid $[ * ] in License Fees, T-Mobile shall only be required to pay an additional $[ * ] in License Fees pursuant to Section 2 of Exhibit B).

G. Payment. Fees for MySpace Services and the SK Application and reporting and billing administration for SK Applications are set forth in Appendix B to the Amendment.

VIII. Entire Amendment. This Amendment and the Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and merge all prior and contemporaneous communications. They shall not be further modified except by a written agreement dated subsequent to the Amendment Effective Date and signed on behalf of T-Mobile and Danger.

IN WITNESS WHEREOF, the parties have entered into this Amendment as later of the two dates below.

T-Mobile USA, Inc. (“T-Mobile”)		Danger, Inc. (“Danger”)

/s/ Joe Sims		/s/ Henry R. Nothhaft
By	(signature)	By	(signature)
Name	Joe Sims	Name	Henry R. Nothhaft
Title	VP & General Manager, New Business Development	Title	Chairman & CEO
Date	August 30, 2007	Date	August 30, 2007

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Amendment to Master Services Agreement	5.	Confidential

Appendix A

Specifications: Myspace “Sk Application” Version 1.0

Version 1.0 of the SK Application supports the features listed below. Delivery of these features requires the MySpace Service to provide content via the Danger MySpace Service to the SK Application. The screen shots in the attached product description were created for illustration purposes and are not the same as what appears in SK Application v1.0.

See Attached Product Description

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Amendment to Master Services Agreement	6.	Confidential

Appendix B

SK Application License Fees

1. Definitions.

1.1 MySpace Active Subscriber” means a Subscriber (as identified by a unique Danger User ID) that has logged into the MySpace Service (by entering a user name and password) via a SK Application at least one (1) time in a month and initiated three (3) or more Transactions in the month.

1.2 “Transaction” may be one of the following activities: (a) Send Message; (b) Read Message; (c) View Profile (other than the Subscriber’s own profile); (d) Send Friend Request; (e) Post Comment and (f) Send Bulletin. Danger will not engage in activities designed to encourage Subscribers to engage in Transactions (e.g., sending Subscribers administrative or other messages that instruct Subscribers to engage in the activities listed in subsections (a)-(f) above).

2. License Fee. T-Mobile will pay Danger [ * ] for the SK Application [ * ] to be paid in accordance with the table below based on the number of MySpace Active Subscribers (the “License Fee”). Each License Fee “tranche” represents a one-time payment that Danger will invoice following the time the applicable MySpace Active Subscriber level is reached.

License Fee Table

$[ * ] when there are [ * ]	MySpace Active Subscribers;
$[ * ] when there are [ * ]	MySpace Active Subscribers;
$[ * ] when there are [ * ]	MySpace Active Subscribers;
$[ * ] when there are [ * ]	MySpace Active Subscribers;
$[ * ] when there are [ * ]	MySpace Active Subscribers;
$[ * ] when there are [ * ]	MySpace Active Subscribers;
$[ * ] when there are [ * ]	MySpace Active Subscribers;
$[ * ] when there are [ * ]	MySpace Active Subscribers;
$[ * ] when there are [ * ]	MySpace Active Subscribers;
$[ * ] when there are [ * ]	MySpace Active Subscribers; and
$[ * ] when there are [ * ]	MySpace Active Subscribers.

3. Pricing Change. The parties anticipate the fees in Section 2 above to apply at the commercial launch of the SK Application if [ * ] the MySpace Service via the SK Application. This Section 3 is intended to apply if T-Mobile [ * ] the MySpace Service via the SK Application upon commercial launch or in the event T-Mobile [ * ] sometime after commercial launch of the SK Application. If T-Mobile [ * ] the SK Application [ * ] the MySpace Service, then Danger shall have the option to [ * ] the SK Application to access the MySpace Service. If for any period of time T-Mobile does not [ * ] the MySpace Service and then [ * ] the MySpace Service, T-Mobile shall provide Danger with at least forty-five (45) days’ written notice prior to such pricing change. Following T-Mobile’s notice of a pricing change, Danger must notify T-Mobile in writing if it plans to exercise its option under this Section at least fifteen (15) days prior to the date T-Mobile’s pricing change will take effect. If T-Mobile plans [ * ], Danger will notify T-Mobile in writing if it plans to exercise its option under this Section no later than thirty (30) days following commercial launch. Fees under this Section 3 will apply for all Subscribers [ * ] and shall be calculated and invoiced in accordance with Exhibit D of the Agreement (as amended) on a going forward basis once T-Mobile [ * ] and Danger has provided the notice required by this Section. If Danger elects to receive fees under this Section 3, the Licensee Fees table in Section 2 above shall no longer apply, but any License Fees prepaid or invoiced prior to Danger’s election will be deemed earned

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Amendment to Master Services Agreement	7.	Confidential

and non-refundable regardless of the [ * ]. Notwithstanding the foregoing, if T-Mobile has paid Danger [ * ] Dollars ($[ * ]) under Section 2 and T-Mobile subsequently [ * ] the SK Application to access the MySpace Service, then the [ * ] (i.e. Danger will [ * ]). In addition, if T-Mobile switches its pricing model for the MySpace Service [ * ], then at the time of such changes the fees under Section 2 shall apply instead of the [ * ] under this Section 3 and all amounts already paid under this Section 3 will be applied. For example if T-Mobile has already paid Danger [ * ] Dollars ($[ * ]) under this Section 3, then T-Mobile will only be required to pay an additional [ * ] Dollars ($[ * ]) in License Fees under Section 2. If T-Mobile chooses a pricing model for the SK Application and/or MySpace Service other than [ * ], then the parties shall mutually agree on the economics of such arrangement prior to T-Mobile’s change to such alternative pricing model. If Danger elects to receive fees under this Section 3, the parties will agree to additional service level metrics (e.g,. uptime, etc.) for the SK Application as well as remedies that will apply in the event the SK Application or Danger MySpace Service are unavailable or are not functioning properly.

4. Prepayment. Danger will invoice T-Mobile for a non-refundable $[ * ] prepayment of the License Fees following the execution of this Amendment. This prepayment will be applied against the amounts due in the table above.

5. Payment Terms. T-Mobile will pay License Fees due per the table above within thirty (30) days of receipt of Danger’s invoice.

6. New Versions. If the parties mutually agree upon and Danger develops and licenses to T-Mobile a new version of the SK Application (e.g., version 2.0), then the parties will mutually agree upon additional payments for such new version or Danger Device. If the parties mutually agree to distribute Version 1.0 of the SK Application to Danger Devices other than the Initial Devices, the economics set forth in Sections 2 and 3 of this Agreement shall apply. If the porting of the SK Application to a new Danger Device requires development efforts by Danger that are significantly greater than porting of the SK Application from the Sidekick ID to the Sidekick 3, then the parties will mutually agree upon a reasonable porting fee to compensate Danger for the additional efforts required to port the SK Application to such Danger Device.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Amendment to Master Services Agreement	8.	Confidential

Appendix C

Reporting

Danger will report to T-Mobile the following on a monthly basis. Each of the following items will be based on activity in the calendar month most recently ended. This report will be delivered within ten (10) business days after the end of each calendar month:

[ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Amendment to Master Services Agreement	9.	Confidential

THIRD AMENDMENT TO

MASTER SERVICES AGREEMENT

(AMENDED AND RESTATED EXHIBIT D: PREMIUM CONTENT)

This Third Amendment (“Amendment”) is entered into and effective December 1, 2007 (“Amendment Effective Date”) by and between T-Mobile USA, Inc., (“T-Mobile”) and Danger, Inc. (“Danger”), and amends and restates Exhibit D: Premium Content of that certain Master Services Agreement, dated and effective as of June 1, 2005, between T-Mobile and Danger (as amended, the “Agreement”).

WHEREAS, T-Mobile and Danger intend to change the process through which the parties collaborate in selecting, licensing, testing, and certifying Applications (networked and non-networked), Themes and Backgrounds Images;

WHEREAS, Exhibit D of the Agreement currently outlines the processes for selecting, licensing, testing, certifying and publishing all Premium Content. As of the Amendment Effective Date, the existing Exhibit D of the Agreement is terminated and the terms of this Amendment will govern such processes for all Premium Content; and.

WHEREAS, The pricing for Premium Content is currently set forth in Exhibit D and the Themes and Subscription Pricing Amendment entered into by and between the parties on

June 6, 2007 (“Amendment #1”). As of the Amendment Effective Date, Amendment #1 is terminated and the pricing for the terms of this Amendment will govern the pricing for all Premium Content.

NOW, THEREFORE, in consideration of the mutual covenants and representations contained herein and in the Agreement, the parties hereby agree as follows:

I. Effect of Amendment. This Amendment amends and restates Exhibit D: Premium Content of the Agreement and terminates and supersedes Amendment #1. Except as provided herein, all of the terms and conditions of the Agreement remain in full force and effect; however, if there is a conflict between the terms of this Amendment and the Agreement, the terms of this Amendment shall govern. All capitalized terms used in this Amendment and not otherwise defined in this Amendment shall have the meanings ascribed to them in the Agreement.

II. Definitions.

a. “Application” means a Premium Content software application (e.g. a game or utility program).

b. “Average Network Usage Per User” means the average amount of data transmitted by users to and from a Danger Device in connection with the use of a particular Application in a particular month (excluding data which the Application may send or receive in connection with the use of the Danger Software’s email functionality).

c. “Backend Revenues” means revenues received by Danger from a third party (other than Subscribers) in connection with any Danger Sourced Content or promotional activity involving other Danger Services (e.g., fees for distribution, bounty for new accounts, affiliate fees for transactions, paid search results, advertising, etc.).

1.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

d. “Background” means a Premium Content bundle consisting of two (2) Background Images that are configured to display on the “top level” and “secondary” screens of a Danger Device.

e. “Background Image” means a graphical image or design (other than Graphical Elements) formatted for display on the entire background of the screen of a Danger Device.

f. “Certain Premium Content” means Themes, Backgrounds, and Applications.

g. “Danger Sourced” means Premium Content licensed by Danger for distribution through the Premium Download Manager.

h. “Premium” means a pricing designation that is made by T-Mobile and provided to Danger in writing in accordance with the terms of this Amendment. The parties anticipate that the Premium designation will be applied to branded Certain Premium Content as well as certain other Certain Premium Content from cross-platform mobile providers ([ * ]). On a case-by-case basis, T-Mobile may agree to designate as Premium certain Applications that are non-branded but happened to be innovative and uniquely leverage the Danger Device platform.

i. “Splash Screen” means a promotional image hosted by Danger that is displayed on a Subscriber’s Danger Device when the Subscriber accesses the Premium Download Manager.

j. “Standard” means the default pricing designation for all Content that T-Mobile does not designate as Premium in accordance with the terms of this Amendment.

k. “Theme” means a Premium Content bundle that includes two (2) Background Images and additional audio and visual elements, including icon chooser wheel enhancements and sounds that are coordinated with the Background Images.

l. “T-Mobile Sourced” means Premium Content licensed by T-Mobile for distribution through the Premium Download Manager.

III. Danger Responsibilities. Danger shall have the following responsibilities with respect to Certain Premium Content:

A. Hosting. Danger shall provide the hosting services for Premium Content on the Danger System and makes the Premium Content accessible through the Premium Download Manager, which consists of both server-based and device software.

B. Developer Program. Danger shall be responsible for developer support for all Premium Content. Without limiting the generality of the foregoing, Danger shall operate a developer program, at http://developer.danger.com, through which Danger shall make a software development kit (“SDK”) and documentation available for download to potential third-party developers of Premium Content. Danger shall use commercially reasonable efforts to regularly publish updates to the SDK and provide reasonable technical support to third-party developers of Premium Content (including but not limited to direct access to Danger QA team by phone to clarify questions regarding bugs reported against specific titles). Danger shall use commercially reasonable efforts to provide “high priority” providers direct access to Danger Developer support engineers to assist with development questions. Danger will not charge T-Mobile or developers designated by T-Mobile any fees for access to the developer program or to license the SDK. The SDK and Danger online support information will contain discussion forums and sufficient information for a developer of reasonable skill to develop Premium Content (including certification criteria, test cases, porting guides). Danger will hold periodic developer conferences

2.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

and manage “early access” and porting programs for new Danger Device releases, when and if such releases become available. Danger will provide each developer with at least two (2) status reports at the frequency and with the information indicated below:

(i) Bi-Weekly Testing Update. This includes the following status views for a provider’s titles, a sample document has been provided to T-Mobile and is dated August 17, 2007(the format of which T-Mobile and Danger may mutually agree to update from time to time):

(1) Applications queued for testing

(2) Applications in active QA

(3) Applications currently with the content provider for bug fixes

(4) Applications certified for launch

(ii) Monthly Launched Content Updates. This includes the following status views for a provider’s titles, a sample document has been provided to T-Mobile and is dated August 17, 2007 (the format of which T-Mobile and Danger may mutually agree to update from time to time):

(1) Content live by Danger Device

(2) Launched content pricing

C. Certification of Certain Premium Content.

(i) Danger will be responsible for certification of all Certain Premium Content. Danger will follow the process outlined in Appendix C with respect to all Premium Content other than Applications. Danger will create, maintain, and deliver to T-Mobile on a bi-weekly basis a certification status document in the format provided to T-Mobile and dated (which T-Mobile and Danger may mutually agree to update from time to time) with the following information for Applications: Applications grouped by provider, Applications by device(s); Applications queued for testing; Applications in active QA; Applications currently with the content provider for bug fixes; Applications certified for launch; current priorities of all Applications; and flags to easily identify new Applications that have been added to the list (“Certification Status Document”). Upon submission to Danger of all proposed Certain Premium Content by a third-party developer (or completion of Danger’s development if developed by Danger), Danger shall perform the testing and certification activities set forth in the “Danger Baseline Application Acceptance Criteria” document (hereinafter, the “Content Certification Plan”), a copy of which has been supplied by Danger to T-Mobile, and which may be amended by Danger, in its reasonable discretion, from time to time. If Danger amends the Content Certification Plan, Danger will use commercially reasonable efforts to notify T-Mobile of any such amendment at least thirty (30) days prior to the effective date of such amendment. If T-Mobile reasonably believes that an amendment will negatively impact developers, Danger will modify the amendment to eliminate the negative impact, unless modifying the amendment is not commercially or technically feasible in which case the parties will work together in good faith to resolve the issue. If Danger discovers any bugs or errors in the proposed Certain Premium Content submitted by a third-party developer, Danger will report such problems to the third-party developer and will work with the third-party developer to correct such errors.

(ii) Danger will manage the certification process for all Certain Premium Content so that initial testing of titles designated by T-Mobile as “high priority” will have a targeted date to complete initial testing (“Target Date”) within [ * ] business days following submission and a Target Date for follow-up testing within [ * ] business days following

3.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

resubmission. The parties acknowledge that Danger can only support the foregoing testing timeline for [ * ] “high priority” titles at a time. If T-Mobile designates more than [ * ] titles as “high priority,” Danger will notify T-Mobile and T-Mobile will indicate which [ * ] titles are the highest priority and rank each high priority title in excess of [ * ] in order of T-Mobile’s priority. T-Mobile and Danger may mutually agree to extend the testing timeline for “high priority” titles on a case by case basis. Danger will notify T-Mobile promptly when each “high priority” title has been certified by Danger. Danger will manage the certification process for all other Premium Content so that the Target Date for initial testing is set at [ * ] business days following submission by T-Mobile into the Content Certification Plan and the Target Date for follow-up testing within [ * ] business days following resubmission. Certain Premium Content certified by Danger as being compliant with the Content Certification Plan will be updated on the Certification Status Document.

(iii) On a monthly basis, Danger will create, maintain, and deliver to T-Mobile a launched content report in the format provided to T-Mobile and dated October 19, 2007 (which T-Mobile and Danger may mutually agree to update from time to time) with the following information for Applications (“Launched Content Report”): all Applications grouped by each provider, launched Applications grouped by handset, and pricing for each Application.

D. T-Mobile Trial Program. At T-Mobile’s written request, Danger will provide T-Mobile with the opportunity to preview Danger Sourced Premium Content by placing titles in the T-Mobile Trial Program catalog. At T-Mobile’s written request, Danger will place proposed T-Mobile Sourced Premium Content in the T-Mobile Trial Program catalog to help facilitate T-Mobile’s evaluation and testing efforts. Following receipt of such request, Danger will use commercially reasonable efforts to place such Premium Content in the trial catalog within [ * ] business days after receiving such request from T-Mobile. Danger shall create a separate “restricted access” folder in the PDM for use by T-Mobile in the T-Mobile Trial Program. Unless T-Mobile instructs Danger in writing otherwise, Danger will place all Premium Content in the “restricted access” folder. T-Mobile shall have the right to specify up to [ * ] T-Mobile Trial Program participants that will be allowed access to the “restricted access” folder and the Premium Content therein. No other T-Mobile Trial Program participants will be permitted to have access to the Premium Content in the “restricted access” folder.

E. Security. Danger will provide reasonably appropriate security for T-Mobile Sourced Premium Content that is at least as great as the security it takes to protect Danger Sourced Content. Danger may not disable or modify any security features or functionality that are part of the T-Mobile Sourced Premium Content and will use commercially reasonable efforts to incorporate security features or functionality that are provided to Danger by T-Mobile or a third party provider for use in connection with T-Mobile Sourced Premium Content.

IV. Content Launch Process. Danger will assist T-Mobile in selecting, licensing, testing, certifying and publishing Premium Content in accordance with the terms set forth in Appendix A and Appendix C.

V. Payments and Revenue Share. The parties agree that the terms set forth in Appendix B shall apply with respect to payments and the allocation between the parties of revenue derived from the distribution to Subscribers of Premium Content through the Premium Download Manager.

VI. End User Support. The parties agree that the following terms shall apply with respect to end-user support for Premium Content:

4.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(i) Danger Sourced Premium Content. Danger’s license agreements with third-party developers of Danger Sourced Premium Content shall provide that the developers are responsible for end-user support via email, with an email acknowledgement response time of twenty-four (24) hours or less. Danger will require its third party developers to create a FAQ web site for each Danger Sourced Application and provide Danger an email contact address as well as the html FAQ address. Danger will provide to T-Mobile the email contact address and html FAQ address (provided such html FAQ address has been supplied to Danger by the Application developer) for each Danger Sourced Application. T-Mobile and, if applicable, Danger shall refer all end user requests for support related to Danger Sourced Premium Content directly to the applicable developer. For Danger Sourced Applications that are developed by Danger, Danger will provide T-Mobile an email address and will respond within 24 hours from a support request sent to such email address. Danger will also create an html FAQ page for each Danger Sourced Application it develops.

(ii) T-Mobile Sourced Premium Content. T-Mobile’s license agreements with third-party developers of T-Mobile Sourced Premium Content may provide that the developers are responsible for end-user support via email, with an email acknowledgement response time of 24 hours or less. T-Mobile and, if applicable, Danger shall refer all end user requests for support related to T-Mobile Sourced Premium Content directly to T-Mobile or the applicable developer, at T-Mobile’s discretion. Danger shall have no obligation to provide support to end users in connection with T-Mobile Sourced Premium Content.

(iii) Danger Support Tool. Danger shall ensure that the Premium Download Manager interfaces with the Danger Support Tool in order to provide T-Mobile’s customer service representatives with information about what Premium Content have been downloaded to Danger Devices and the ability to resend Premium Content to Subscribers or credit their accounts for Premium Content that was previously downloaded. The Danger Support Tool will allow T-Mobile to look up transactions by applicable Danger Device phone number and in accordance with the then-current Third Party Content Customer Care Interface Document. In addition, when and if the Danger Support Tool has the capability, Danger will list the URL to the FAQ for the applicable Application and provide a developer email address for such Application.

VII. Indemnification. For the avoidance of doubt, T-Mobile Sourced Content shall constitute T-Mobile Premium Services for purposes of Section 17.4 of the Agreement and Danger Sourced Content shall constitute Danger Services for purposes of Section 17.1 of the Agreement. Notwithstanding the above, Danger will indemnify T-Mobile against any claim that Danger’s distribution prior to April 25, 2007 of T-Mobile Sourced ringtones, violated a third party’s performance rights.

A. [ * ]. The parties acknowledge and agree in light of the [ * ], T-Mobile will not pay Danger a fee to [ * ]. Danger shall pay T-Mobile $ [ * ] as a reimbursement for the amounts T-Mobile paid to Danger after [ * ]. The parties agree that no additional refunds for amounts paid by T-Mobile to Danger to [ * ] shall be due. For T-Mobile Sourced [ * ], T-Mobile will indemnify Danger for any claim that Danger’s distribution of [ * ].

VIII. Yahoo! Messenger. Danger will make Yahoo® Messenger, as more fully described in Schedule 1 of this Amendment, available to Subscribers. The Yahoo Messenger Application will be considered to be Danger Sourced Premium Content. The parties have entered into all necessary license and any other agreements reasonably necessary to enable the parties to provide Yahoo Messenger to Subscribers. Danger will provide monthly reports to T-Mobile with respect to Yahoo! Messenger containing the information set forth in Schedule 1 to this Amendment. No

5.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

amounts will be owed by T-Mobile owed under Appendix B for the Yahoo! Messenger Application.

IX. IP Relay. In lieu of the pricing set forth in Appendix B, Danger will pay T-Mobile [ * ] of the [ * ] from [ * ] and/or [ * ] in connection with the distribution of IP Relay Applications (as described in Schedule 3 of this Amendment). The [ * ] and/or [ * ] IP Relay Applications will be considered to be Danger Sourced Premium Content.

X. Intellisync Software.

a. Intellisync Software. Danger agrees to provide T-Mobile with Intellisync® software from Intellisync Corporation, which will enable Subscribers to synchronize personal information management data (including calendar, contacts and to do lists) between Microsoft Outlook and Danger Devices via the Danger Content (the “Intellisync Software”). The Intellisync Software will include the features and functionality set forth in Schedule 3 of this Amendment. For purposes of this Agreement, the Intellisync Software will be considered a Danger Sourced Premium Content.

b. Distribution of Intellisync Software. Danger makes the Intellisync Software available to Subscribers through Danger’s Desktop Interface. The distribution of the Intellisync Software to each Subscriber shall be pursuant to an end user license agreement that prohibits copying and reverse engineering of the Intellisync Software, disclaims warranties for the Intellisync Software, and limits liability to the greatest extent allowed by law. Each Subscriber downloading the Intellisync Software shall be required to affirmatively agree to the terms of such end-user license agreement before downloading or installing the Intellisync Software or any portion thereof.

c. Billing and Payment for the Intellisync Software.

(i) Danger will provide T-Mobile with electronic records of Subscriber downloads of the Intellisync Software. Such records shall be provided by Danger via the “Premium Download Manager” billing system agreed to by the parties.

(ii) In lieu of the pricing set forth in Appendix B, T-Mobile will pay to Danger the greater of (i) [ * ] of the [ * ] for each successful download of the Intellisync Software or (ii) [ * ] per successful download of the Intellisync Software. [ * ] shall not [ * ] of the Intellisync Software if [ * ] and done within thirty (30) days after the applicable download. Danger shall invoice T-Mobile for amounts due hereunder with the same invoice for Premium Content as provided for herein.

(iii) If T-Mobile discontinues the availability of the Intellisync Software, Danger shall continue to cause the Danger Service to support the existing users of the Intellisync Software in accordance with the terms of the Agreement (including Sections 4.1(b) of the Agreement and Exhibit B: Content Level Agreement)) for a minimum of [ * ] or such longer period as may be required by the end user license agreement. Danger’s obligation to continue support in the preceding sentence shall be limited to the last version of the Intellisync Software distributed by Danger through T-Mobile. Notwithstanding anything set forth in Section 11(c)(ii) of the Agreement, T-Mobile may, following written notice to Danger and contingent on the parties agreeing on an amount (not to exceed [ * ] (as defined below), [ * ] payment structure set forth in Section 11(c)(ii) of the Agreement, and [ * ] payment structure. Under the [ * ] payment structure T-Mobile will pay Danger [ * ] for each Danger Device shipped after the new payment structure is put into effect that has the ability to use the Intellisync Software. The “[ * ]” shall be calculated as follows: the sum of (i) the [ * ] The [ * ] calculation shall be made as of the date the “[ * ]” payment structure went into effect.

6.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(iv) Danger will provide T-Mobile with reports detailing Intellisync Software download activity that are consistent with the reports provided for application download activity on the “Premium Download Manager”.

d. Customer Support for Intellisync Software. T-Mobile will provide customer support for the Intellisync Software to Subscribers in accordance with Section 4.2 of the Agreement and the Customer Support SLA. Danger shall perform its support obligations with respect to the Intellisync Software in accordance with Section 4.2 of the Agreement and Exhibit C: Customer Support SLA. Danger shall have no obligation to provide customer support for the Intellisync Software directly to Subscribers.

XI. Entire Amendment. This Amendment and the Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and merge all prior and contemporaneous communications. They shall not be further modified except by a written agreement dated subsequent to the Amendment Effective Date and signed on behalf of T-Mobile and Danger. The parties agree that the following provisions of the Agreement will not apply with regard to Premium Content: Sections 3, 4.1, 6.3, 6.7, 7, 8, 9, 11 and 13.

IN WITNESS WHEREOF, the parties have entered into this Amendment as later of the two dates below.

T-Mobile USA, Inc. (“T-Mobile”)		Danger, Inc. (“Danger”)

/s/ Joe Sims		/s/ Henry R. Nothhaft
By	(signature)	By	(signature)
Name	Joe Sims	Name	Henry R. Nothhaft
Title	VP & General Manager, New Business Development	Title	Chairman & Chief Executive Officer
Date	November 30, 2007	Date	November 30, 2007

T-Mobile Legal Approval By:	/s/ Paul W. Boyer

7.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Appendix A

Content Launch Process

1. Danger Sourced Content Default. The parties intend that Danger will act as the principal sourcing point for Certain Premium Content. As such, if T-Mobile desires to include a particular item of Certain Premium Content within the Premium Download Manager and Danger already has a license for such item of Certain Premium Content, the item will not be T-Mobile Sourced Certain Premium Content under this Amendment, unless such item falls within the “T-Mobile Exception” outlined in Section 3 of this Appendix A. For the avoidance of doubt, T-Mobile may provide T-Mobile Sourced Certain Premium Content if Danger does not have rights to license a particular item of Certain Premium Content or if the item falls within the T-Mobile Exception. If Danger later obtains rights to a particular item of T-Mobile Sourced Certain Premium Content and the item does not fall within the T-Mobile Exception, the item of content will be deemed Danger Sourced Certain Premium Content under the Agreement. If an item is deemed Danger Sourced Certain Premium Content under the preceding sentence or otherwise, the change will become effective on the first day of the next calendar month. For proposed Danger Sourced Certain Premium Content, Danger will use commercially reasonable efforts to acquire all necessary rights to distribute the Danger Sourced Certain Premium Content for a minimum of [ * ] from the release of such content. If Danger does not have the necessary rights for the proposed Danger Sourced Certain Premium Content to be distributed for a minimum of [ * ], then prior to T-Mobile’s consideration and approval of such item of content, Danger will provide notice to T-Mobile in the Pipeline Overview Document described in Section 4A of this Appendix of the length of time that such Danger Sourced Certain Premium Content may be distributed. Danger will not collect any Backend Revenues in connection with any Danger Sourced Premium Content without T-Mobile’s prior written approval (email from a T-Mobile employee with the title of director level or above within T-Mobile’s product development or marketing group). The parties hereby approve of the IP Relay titles from [ * ] and [ * ] as Premium Content subject to the Backend Revenues share. If Danger receives Backend Revenues for items of Premium Content, Danger will pay T-Mobile a share of the Backend Revenues in accordance with Appendix B. If Danger initiates a promotional activity that does not involve Premium Content, Danger will pay T-Mobile a share of the Backend Revenues in accordance with Appendix B. If T-Mobile wishes to distribute T-Mobile Sourced Certain Premium Content to Subscribers for free or at discounted rate and, , collect additional revenues from a third party content provider, T-Mobile and Danger will work in good faith to mutually agree to an appropriate model for compensating Danger in lieu of the revenue shares outlined in Appendix B Notwithstanding the foregoing, Danger acknowledges and agrees that it will provide support for the development and certification of such T-Mobile Sourced Certain Premium Content as long as the parties are engaged in discussions regarding compensation pursuant to the preceding sentence. Absent reaching an agreement for compensating Danger prior to launch, T-Mobile may choose to either delay launch pending the parties’ mutual agreement or require Danger to launch such Premium Content (if otherwise certified), subject to the following sentence. If [ * ] following launch the parties have not mutually agreed on the compensation for Danger for such T-Mobile Sourced Certain Premium Content, the parties shall escalate the discussion to their respective senior management, and if the parties have not reached an agreement on compensating Danger [ * ] following the launch, Danger may remove such Premium Content from the PDM and discontinue support for such Premium Application. For the avoidance of doubt, if T-Mobile collects revenues from a third party for T-Mobile Sourced Certain Premium Content that is not offered for free or at a discounted rate, T-Mobile will not be required to discuss any alternative compensation for Danger unless such Premium Content offers functionality that requires Danger to provide

8.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

significant additional development or certification support as compared to Premium Content of the same general type.

2. T-Mobile Referrals. If T-Mobile desires to license Certain Premium Content from a particular content provider (except in the case of content providers that fall within the T-Mobile Exception), T-Mobile will notify Danger and introduce Danger to the provider if needed. At the time of T-Mobile’s notification, T-Mobile will indicate whether the provider is “high priority.” Danger will use commercially reasonable efforts to enter into licensing agreements with each content provider that T-Mobile designates as “high priority” within [ * ] days. For all other providers, Danger will pursue licensing agreements in its discretion. Danger will notify T-Mobile as to whether it plans to pursue a relationship with all non-high priority providers or whether it needs more time to investigate such a relationship within [ * ] days.

3. T-Mobile Exception. T-Mobile will not be required to source through Danger and may license directly (“T-Mobile Exception”): (i) Certain Premium Content if T-Mobile enters into a relationship which it deems, in its sole discretion, a corporate strategic initiative (e.g., a sponsorship or promotional deal) with the content provider or (ii) in the case of Backgrounds and Themes, the content provider is one of the four (4) [ * ] (e.g., [ * ]). With respect to each item of T-Mobile Sourced Certain Premium Content, T-Mobile shall notify Danger and, to the extent T-Mobile deems necessary, introduce Danger to the provider, as set forth in more detail in Section 2 above. If T-Mobile deems a particular provider to be strategic and within the scope of the T-Mobile Exception, T-Mobile will notify Danger and Danger will not engage in discussions with such provider about sourcing content for T-Mobile. Danger will provide certification support to the content providers of T-Mobile Sourced Certain Premium Content.

4. Commercial Deployment of Certain Premium Content in the Premium Download Manager.

A. Pipeline Overview Document and Monthly Meetings. Danger will maintain a spreadsheet with a summary of all titles of Certain Premium Content that are in development as well as prospective concepts for review (“Pipeline Overview Document”). Danger makes items of Certain Premium Content available on a when-and-if available basis. The Pipeline Overview Document is not a binding commitment to launch an item of content or guarantee that Danger has the rights to launch an item of content. The Pipeline Overview Document will contain both T-Mobile Sourced and Danger Sourced Certain Premium Content. For each item, the Pipeline Overview Document will contain title; provider; suggested retail pricing, anticipated Average Network Usage Per User classification (e.g. [ * ]) for Applications; applicable device(s); proposed revenue share classification (e.g., Standard/Premium); proposed “Tier” classification under table 1 set forth below for all titles that are classified as “Tier 1” or “Tier 2;” a one-page overview description of the title; file size of the title if available; any “non-standard” license terms (e.g. special promotional requirements; an initial license term of less than [ * ]); the license status of each title (e.g. whether Danger has the rights to launch); and a target publication date. The Pipeline Overview Document will be provided to T-Mobile on a monthly basis in connection with monthly pipeline review meetings to be held on-site at T-Mobile or via phone with representatives of both parties in attendance T-Mobile will use commercially reasonable efforts to review and provide feedback on the Pipeline Overview Document within [ * ] business days following each monthly pipeline review meeting and approve on the Pipeline Overview Document the following: content providers and titles that are “high priority,” titles T-Mobile will pay Premium pricing for, Danger’s proposed Tier and anticipated Average Network Usage Per User classifications, and titles T-Mobile would like Danger to proceed with testing and move towards commercial launch. For titles that fall within Tier 1, if T-Mobile does not respond to Danger within the [ * ] business day period or if T-Mobile’s response does not indicate that T-

9.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Mobile does not want Danger to move forward with testing, Danger may consider the title approved, subject to the terms set forth in Section 4.C. of this Appendix A. Danger will not launch any Tier 2 title unless T-Mobile expressly indicates in the Pipeline Overview Document that the title has been approved. If, at any time after the approval of a title in the Pipeline Overview Document T-Mobile changes its mind with regard to a specific title or designation, T-Mobile shall promptly notify Danger of such change in writing (email is acceptable).

Table 1

Tier 1 [ * ]	Games that [ * ] including: • [ * ] • [ * ] games anticipated to have [ * ] • [ * ] games anticipated to have [ * ] [ * ] and [ * ] Applications. [ * ] and [ * ] Applications [ * ]

Tier 2 [ * ]	Applications intended for a [ * ] Applications that would require the [ * ] Applications from [ * ] [ * ] Applications that are [ * ] Applications that [ * ]

Tier 3	[ * ] [ * ] Applications Applications [ * ]

B. New Product and Platform Innovation. The parties desire to evolve the Premium Content product offering and platform. To encourage such innovation, the parties shall periodically meet to discuss T-Mobile’s and Danger’s long-term concepts in innovation with respect to both individual Premium Content products as well as the Premium Download Manager. If Danger presents a written proposal with respect to new Premium Content opportunities or Premium Content types, T-Mobile will use commercially reasonable efforts to provide a written response to Danger’s proposal within a mutually agreed upon time frame targeted to be approximately [ * ] days. Danger and T-Mobile will agree on the appropriate action plan and follow-up (if any) for the management of individual proposals.

C. Editorial & Publishing and Launch Scheduling. Danger will create, maintain, and deliver to T-Mobile on a bi-weekly basis a content publishing report (“Content Publishing Report”) which will contain the following information for Applications:

•	Proposed 4-6-week launch schedule for titles that have been approved during the Pipeline Review Process, as well as historical view of weekly launches since last Launched Content Report.

•	For each title: Title, Genre, Short Description, Suggested Retail Price, Networked Application Tier, launch date and revenue share classification.

Danger will not include any content in the Content Publishing Report, unless Danger has the rights to launch the content. T-Mobile will use commercially reasonable efforts to review and provide feedback on the Content Publishing Report within [ * ] business days following receipt

10.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

from Danger. T-Mobile will expressly indicate in its feedback to the Content Publishing Report which titles T-Mobile approves for launch along with certain launch dates and the pricing for each approved title. For the avoidance of doubt, titles in the Content Publishing Report are not expressly approved by T-Mobile, unless T-Mobile indicates by marking or initialing its approval. Danger’s designation in the Content Publishing Report that a title is “approved” for launch will not be considered T-Mobile approval. Danger will use commercially reasonable efforts to implement T-Mobile’s pricing and scheduling changes to the Content Publishing Report within [ * ] days following receipt of T-Mobile’s feedback. On a monthly basis during the Term, the parties will meet on-site at T-Mobile or via phone and discuss the publishing and promotion of Applications that have been approved by T-Mobile for launch. The goal of such meetings will be to determine the launch schedule for Applications to be launched within the next [ * ] to [ * ] weeks following the meeting. Provided that T-Mobile complies with the processes outlined in this Amendment and Sections 4A and C of this Appendix, Danger will target launching: (i) [ * ] new Application titles during each calendar quarter of the Term; (ii) [ * ] new Application titles simultaneous with the launch of each new Danger Device, when and if new Danger Devices become available; and (iii) between [ * ] and [ * ] new Background Images and Themes per each calendar quarter of the Term.

D. Editorial Control over Content Availability, Schedule, and Placement. T-Mobile, in its sole discretion, shall have full editorial control with respect to the availability, schedule, and location of all Certain Premium Content in the Premium Download Manager application.

E. Danger’s Removal of Premium Content.

(i) Danger Sourced Premium Content. After notice to T-Mobile, Danger may reject or remove any Danger Sourced Premium Content from the Premium Download Manager that, in Danger’s reasonable discretion (A) infringes the intellectual property or other rights of a third party, (B) is libelous, defamatory, obscene or pornographic, (C) may violate other civil or criminal laws; including those regulating the use and distribution of content on the Internet and protection of personal privacy, (D) is technically non-functional or inhibits the performance of other applications on the device, or (E) threatens the security or stability of the Danger Services. In addition, Danger may elect not to launch Danger Sourced Premium Content in the event that, in Danger’s good faith business judgment, T-Mobile’s suggested retail price for such content does not allow Danger to cover its cost plus a reasonable profit margin for such content. Danger will promptly notify T-Mobile if Danger believes that the suggested retail price that T-Mobile plans to adopt does not permit Danger to cover its cost plus a reasonable profit margin for a particular item of content.

(ii) T-Mobile Sourced Premium Content. Danger may reject proposed T-Mobile Sourced Premium Content, or remove from the catalog and suspend the server-side functionality of any T-Mobile Sourced Premium Content from the Premium Download Manager that, in Danger’s reasonable discretion, threatens the security or stability of the Danger Service, Danger Device, or Basic Services. Notwithstanding the preceding sentence, prior to removing any T-Mobile Sourced Premium Content, Danger will use commercially reasonable efforts to contact T-Mobile in order to request approval of such removal. For purposes of clarification, each party agrees that Danger’s suspension right granted in the preceding sentence is limited to suspending the server-side functionality of T-Mobile Sourced Premium Content. Danger may not under any circumstances remove an application from a Subscriber’s Danger Device via Over-the-Air update or otherwise without the prior written approval of T-Mobile. In addition, after notice to and with approval from T-Mobile, Danger may remove any T-Mobile Sourced Premium Content from the Premium Download Manager that, in Danger’s reasonable discretion (A) infringes the intellectual property or other rights of a third party, (B) is libelous, defamatory,

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[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

obscene or pornographic, (C) may violate other civil or criminal laws;, including those regulating the use and distribution of content on the Internet and protection of personal privacy, or (D) is technically non-functional or inhibits the performance of other applications or services on the device. If T-Mobile disagrees with Danger in regard to the need to remove T-Mobile Sourced Premium Content, then the parties will meet (in person or via telephone) to discuss and mutually agree on whether such content should be removed.

(iii) Nothing in the Agreement or this Amendment (including without limitation any approval of content pursuant to the processes contained herein) shall obligate T-Mobile to include any Premium Content in the Premium Download Manager or Danger’s Desktop Interface and Danger will remove Premium Content within a commercially reasonable period of time, which will be no more than [ * ] business [ * ] following notice, if such Premium Content: (A) infringes the intellectual property or other rights of a third party, (B) is libelous, defamatory, obscene or pornographic, (C) may violate other civil or criminal laws, including those regulating the use and distribution of content on the Internet and protection of personal privacy, (D) is technically non-functional or inhibits or impairs the performance of the T-Mobile Network or other applications on the device, (E) causes or results in a higher than average number of calls to or refunds or credits from T-Mobile’s customer care, or (F) a third party content provider or government order requires T-Mobile to remove the Premium Content on an expedited basis.

5. Marketing & Promotion:

A. Splash Screens. Danger and T-Mobile will propose promotions for and T-Mobile will approve a Splash Screen publishing schedule reflecting Splash Screen promotion dates and durations in the format provided to T-Mobile (which T-Mobile and Danger may mutually agree to change from time to time) (“Splash Screen Publishing Schedule”). T-Mobile will make its Splash Screen proposals to Danger at the monthly publishing and launch scheduling meeting pursuant to Section 4A of this Appendix or in an email. Danger will create, subject to technical feasibility, all Splash Screens and will design T-Mobile proposed Splash Screens. Danger will design Splash Screens within [ * ] business days following receipt of T-Mobile’s proposal. For items designated as rush promotions, Danger will use commercially reasonable efforts to design the Splash Screen in no more than [ * ] business days. At least [ * ] days prior to the monthly publishing and launch scheduling meeting, Danger will provide a proposed Splash Screen Publishing Schedule covering the [ * ] period commencing [ * ] weeks after the meeting as well as a Splash Screen concept document with the actual creative for the Splash Screens on the proposed schedule. Danger agrees that the schedule proposed by Danger will target [ * ] to [ * ] Splash Screen launches per month with a minimum run of [ * ] per each Splash Screen promotion. The parties will periodically evaluate the foregoing frequency and duration targets based upon actual results and may mutually agree to change these targets. T-Mobile will use commercially reasonable efforts to provide feedback on the Splash Screen Publishing Schedule and Splash Screen creative concepts within [ * ] business days following the meeting. If T-Mobile requests revisions to the creative, Danger will revise the creative and resubmit the Splash Screen concept document within [ * ] business days following receipt of T-Mobile’s feedback. The parties will continue to work together to revise Splash Screens until they are approved by T-Mobile.

B. Time Sensitive Promotion Alignment. Danger will use best efforts to support T-Mobile’s goal of aligning Danger Device promotions with promotions across the T-Mobile device portfolio, particularly with respect to time-sensitive opportunities (e.g., a movie release or a holiday). In order to achieve T-Mobile’s goal, the parties will take the following steps:

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(i) For Applications that are scheduled to launch on a particular date, T-Mobile will use commercially reasonable efforts to submit the Application proposal to Danger [ * ] days prior to the launch date. Danger will use commercially reasonable efforts to work with the Application developer to mutually agree on a testing and revisions schedule in order to ensure that the Application is certified and ready for launch on the launch date.

(ii) For Splash Screens, T-Mobile will submit Splash Screen proposals to Danger ten (10) business days prior to the desired launch date for the promotional Splash Screen.

(iii) Danger and T-Mobile will work together to develop a timeline for reconfigurations of the promotional folder within the Premium Download Manager when they are requested by T-Mobile. The timeline will be based upon the scope of the proposed reconfiguration.

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[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Appendix B

Pricing and Payments

1. Definitions.

A. “Average Revenue Per User” for a particular month is derived by dividing the [ * ] by [ * ].

B. “Total Revenues” means the [ * ], less [ * ].

C. “Total Users” means the [ * ]. T-Mobile must report Total Users to Danger by the tenth (10th) day of the month following the previous month’s calculation.

2. Revenue Share. The parties agree that the following terms shall apply with respect to payments and the allocation between the parties of revenue derived from the distribution to Subscribers of Certain Premium Content through the Premium Download Manager. Notwithstanding, for all Certain Premium Content launched prior to the Effective Date, the content categorizations and types set forth in Schedule 4 of this Amendment shall apply.

A. T-Mobile Sourced Certain Premium Content. For each Successful Download of or monthly recurring subscription charge for an item of T-Mobile Sourced Certain Premium Content, T-Mobile will pay Danger [ * ] of the [ * ] for such T-Mobile Sourced Content.

B. Danger Sourced Backgrounds and Themes. For each Successful Download of or monthly recurring subscription charge for a Danger Sourced Background or Theme, T-Mobile will pay a percentage of the [ * ] for such Danger Sourced Background or Theme at the rates set forth in the following table:

Content Categorization and Type	Revenue Share Percentage
Premium Backgrounds	[	* ]%
Standard Backgrounds	[	* ]%
Premium Themes	[	* ]%
Standard Themes	[	* ]%

C. Danger Sourced Applications. For each Successful Download of or monthly recurring subscription charge for a Danger Sourced Application, T-Mobile will pay a percentage of the [ * ] for such Danger Sourced Application based upon the content categorization (e.g, Standard versus Premium) and the Average Network Usage Per User at the rates set forth in the following table:

Content Categorization and Average Network Usage Per User (“ANUPU”)	Revenue Share Percentage
Premium Application [ * ] ANUPU	[	* ]%
Premium Application [ * ] ANUPU	[	* ]%
Premium Application more than [ * ] ANUPU	[	* ]%
Standard Application [ * ] ANUPU	[	* ]%
Standard Application [ * ] ANUPU	[	* ]%
Standard Application more than [ * ] ANUPU	[	* ]%

As of the Amendment Effective Date, T-Mobile does not have systems in place to easily track the ANUPU. Until such time as T-Mobile is able to easily track the ANUPU, Danger will be paid for Applications based upon the ANUPU designation approved by

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T-Mobile in the Pipeline Overview Document. Danger will make its proposed ANUPU designation in the Pipeline Overview Document in good faith based upon information obtained by Danger when testing the Application. T-Mobile may audit the ANUPU designation of any Application after it has been launched and if T-Mobile determines that the actual ANUPU for such Application is higher than the designation approved by T-Mobile, the designation will be changed and the revenue share percentage under this Section will be adjusted to reflect actual ANUPU. The foregoing adjustment will be applied on a going forward basis beginning on the first day of the next calendar month, unless T-Mobile determines that Danger’s proposed ANUPU designation was not based upon Danger’s testing of the Application, in which case the adjustment will be replied retroactively as well. At the time T-Mobile obtains the capability of tracking actual ANUPU, and on a going forward basis, the payments under this Section will be made based upon actual ANUPU; provided that if there is engineering work required for Danger to interface with T-Mobile’s ANUPU based billing functionality the parties have reached an agreement regarding such engineering work, and provided further that Danger has at least [ * ] days following T-Mobile’s confirmation of its ANUPU billing capability before payments are calculated based upon actual ANUPU.

D. Danger Sourced Ringtones. For each Successful Download of a Danger Sourced ringtone, T-Mobile will pay Danger as set forth below:

(i) Polyphonic ringtones and Hi-Fi Ringers: T-Mobile will pay Danger [ * ] plus [ * ] of [ * ] received by T-Mobile in excess of ($[ * ]) for the Successful Download of such ringtone.

(ii) Sound Effects: T-Mobile will pay Danger [ * ] for each Successful Download of such ringtone.

(iii) Voice Ringers: T-Mobile will pay Danger [ * ] for each Successful Download of such ringtone.

(iv) Delivery Fee: In addition to the service fee set forth above, for each Successful Download of a ringtone that is Danger Sourced Content, T-Mobile will pay to Danger [ * ].

(v) Special Fees: In the event that special circumstances apply to particular ringtones that are Danger Sourced Content (e.g. third party license fees are not fully covered by the royalties set forth above), Danger may notify T-Mobile in writing that it desires to modify the royalties specified above for such ringtones and T-Mobile and Danger may thereafter engage in good faith negotiations with respect to a modification of the royalty rates for such ringtones. T-Mobile is under no obligation to accept Danger Sourced Content that are subject to special fees.

E. T-Mobile Sourced Ringtones. For each Successful Download of a T-Mobile Sourced ringtone, T-Mobile will pay Danger a delivery fee of [ * ], excluding downloads for internal T-Mobile employee testing.

3. Increased ARPU. T-Mobile will, in accordance with the table below, pay Danger an increased revenue share for all Certain Premium Content under Section 1 based upon the Average Revenue Per User in a calendar month:

ARPU	Percentage Increased Revenue Share
$[ * ]	[	* ]%

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$[ * ]	[	* ]%
$[ * ]	[	* ]%
$[ * ]+	[	* ]%

4. Backend Revenues. Danger will pay T-Mobile [ * ] of all Backend Revenues received by Danger.

5. Invoices. Within thirty (30) days after the end of each calendar month during the Term, Danger will pay T-Mobile the Backend Revenues and will invoice T-Mobile for amounts due under this Amendment and T-Mobile will pay such invoices within thirty (30) days following receipt thereof.

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[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Appendix C

Certification and Publishing Process for Backgrounds, Themes and Ringtones

1.	Certification and Publishing of Backgrounds/Themes.

A. Certification. Danger will be responsible for the certification of all Backgrounds and Themes according to the Backgrounds and Themes specification provided to T-Mobile and dated June 6, 2007, which Danger may update from time to time in its reasonable discretion. For T-Mobile Sourced Backgrounds and Themes, T-Mobile will use commercially reasonable efforts to introduce Danger to third party developers at least [ * ] days prior to the targeted completion date to give Danger adequate time to perform its support and certification services. T-Mobile will accompany each developer introduction with the following information: titles to be certified and published; target publication date(s); and suggested retail price. Danger can support the publishing of up to [ * ] T-Mobile Sourced Backgrounds or Themes each week. For batches of more than [ * ] Backgrounds or Themes, T-Mobile and Danger will work together to identify a publishing timeframe for those Background or Themes in excess of [ * ].

B. Publishing. Danger will provide an overview of new, certified Backgrounds and Themes at least one (1) week prior to the target publication date which overview shall contain the following information:

(i) Backgrounds. For all new, certified Backgrounds, Danger will provide T-Mobile with a Word document containing a top-level and sub-folder image of each proposed Background; proposed catalog categorization; and for Danger Sourced Content, proposed revenue share classification (e.g. “Standard/Premium”).

(ii) Themes. For all new, certified Themes, Danger will provide T-Mobile with a Word document containing a top-level and sub-folder image of each proposed Theme; proposed catalog categorization; for Danger Sourced Content, proposed revenue share classification (e.g. “Standard/Premium”); and the open/close hinge audio file clips.

T-Mobile will use commercially reasonable efforts to review proposed Backgrounds and Themes within [ * ] business days. Danger will only publish Backgrounds or Themes for which it has obtained T-Mobile’s prior written consent.

2.	Delivery Process for Ringtones.

T-Mobile will use commercially reasonable efforts to deliver ringtones to Danger in a single batch and at least [ * ] week prior to the target publishing date (each constituting a “Delivery”). If a Delivery contains more than [ * ] ringtones, all ringtones in excess of [ * ] may not be published on the target publishing date and the parties will work together to identify a publishing timeframe. T-Mobile will package each Delivery according to the file format and packaging specifications that have already been provided to T-Mobile in a separate excel spreadsheet. Each Delivery will include a manifest in MS Excel or delimited text format in substantially the format previously agreed to by the parties that includes the following information for each ringtone:

(i) Main category (e.g. “HiFi Ringers”);

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(ii) Sub-category: genre or catalog folder in which the ringtone should appear;

(iii) Title: typically, title/artist; thirty-four (34) character limit;

(iv) Licensor information: the information that should be displayed alongside the content offering in the PDM (e.g. ©2007 Sony BMG Entertainment);

(v) Description: typically, a full version of the title; sixty-six (66) character limit;

(vi) Thumbnail: exact title of the image file delivered;

(vii) Preview file wav: exact title of the wav file delivered;

(viii) Content file wav: exact title of the wav file delivered;

(ix) Preview file mp3: exact title of the mp3 file delivered; and

(x) Content file mp3: exact title of the mp3 file delivered.

A Delivery will constitute T-Mobile’s approval for Danger to publish the ringtones in the Delivery on the target publication date specified by T-Mobile.

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[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Schedule 1

Monthly Yahoo! Messenger Reporting

The number of [ * ]

The number of [ * ]

The number of [ * ]

The number of [ * ]

The number of [ * ]

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[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Schedule 2

[ * ]

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[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Schedule 3

[ * ]

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[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Schedule 4

[ * ]

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[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.